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                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement            [_]  Confidential, for Use of the
[ ] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material Under Rule 14a-12

                          CRESTLINE CAPITAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
    [_] No fee required.
    [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:

                  Not Applicable
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        (2) Aggregate number of securities to which transaction applies:

                  Not Applicable
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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            $365,000,000 of which $340,000,000 is cash proceeds from the transaction and $25,000,000 is a promissory note.
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        (4) Proposed maximum aggregate value of transaction:

            $365,000,000
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        (5) Total fee paid:

            $73,000.00
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    [ ] Fee paid previously with preliminary materials.

    -------------------------------------------------------------------------
    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

    -------------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
        (3) Filing Party:

    -------------------------------------------------------------------------
        (4) Date Filed:

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                         CRESTLINE CAPITAL CORPORATION
                             6600 ROCKLEDGE DRIVE
                                   SUITE 600
                           BETHESDA, MARYLAND 20817

                                October  , 2001

                                                                    [   ], 2001

Dear Crestline Stockholders:

  I am writing to you regarding the proposed sale of our senior living business. We will sell our senior living business to SNH/CSL Properties Trust, a newly formed Maryland real estate investment trust that is a wholly owned subsidiary of Senior Housing Properties Trust, a Maryland real estate investment trust in a transaction valued at approximately $600 million. Pursuant to a stock purchase agreement, SNH/CSL will acquire our subsidiaries which hold the assets and certain liabilities associated with our senior living business. Following the sale, we will seek to grow our managed hotel portfolio by either acquiring additional hotel management companies or entering into new agreements to manage hotel properties. We plan on managing both full-service and limited-service hotels, with strong brand quality, in the mid-priced to upscale segments of the lodging industry. We intend to expand our strong relationships with Marriott International by pursuing franchise opportunities under the Marriott, Renaissance, Courtyard by Marriott and Residence Inn brand names. We will also expand our current relationships with other hotel management companies by pursuing franchise opportunities to manage hotels under other quality brands such as Hyatt, Hilton, Hilton Garden Inn, Sheraton and Crowne Plaza. We also plan on managing additional conference centers that are either adjacent to managed hotels or that are stand alone facilities. Additionally, we will pursue ownership interests in hotel properties. One of the primary goals of acquiring an ownership interest in a hotel property will be to secure a long-term hotel management agreement with favorable terms for Crestline Hotels & Resorts, our hotel management company.

  We will consider various strategic alternatives for the use of proceeds from the sale of our senior living business as well as proceeds from indebtedness that we will cause our senior living subsidiaries to incur prior to closing, which we believe together will total approximately $320 million. These uses may include repurchases of our common stock and additional investments and acquisitions in the hotel lodging business.

  You are cordially invited to attend a special meeting of stockholders of Crestline Capital Corporation to be held at the Holiday Inn on the Hill in Washington, D.C. at 10:00 a.m., local time, January, [ ] 2002. At the special meeting, we will ask you to consider and vote upon a proposal to approve the sale of our senior living business to SNH/CSL.

  Our board of directors unanimously approved the sale of our senior living business and concluded that the sale of our senior living business on substantially the terms and conditions set forth in the stock purchase agreement is advisable and in the best interests of our company. Our board of directors directed that the proposed sale be submitted for consideration at the special meeting and unanimously recommends that you vote "FOR" approval of the sale of our senior living business. Our board of directors considered a number of factors in evaluating the transaction and consulted with its professional advisors. Included in the attached proxy statement is the opinion of our financial advisors, Deutsche Banc Alex. Brown Inc., relating to the fairness, from a financial point of view, to the company of the consideration to be received by the company in the sale of the senior living business. The accompanying proxy statement contains detailed information about the sale of the senior living business, the stock purchase agreement governing the sale and other important information. Please give all of this information your careful attention.

  Your vote on these matters is very important, regardless of the number of shares you own. Under the Maryland General Corporation Law and our amended and restated articles of incorporation, because the senior living business may constitute substantially all of our assets, the proposed sale of the senior living business must be approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter. If you do not vote, it will have the same effect as voting "AGAINST" approval of the transaction. If the sale of our senior living business is approved by the requisite number of holders of our common stock, the closing of the transaction will occur after the special meeting as soon as all other conditions to the closing of the transaction are satisfied or waived.

  Whether or not you plan to attend the special meeting, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

                                          Sincerely,

                                          /s/ Bruce D. Wardinski
                                          Bruce D. Wardinski
                                          Chairman of the Board, President,
                                           and
                                          Chief Executive Officer

                         CRESTLINE CAPITAL CORPORATION
                        6600 ROCKLEDGE DRIVE, SUITE 600
                            BETHESDA, MARYLAND 20817

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On January, [ ], 2002

TO OUR STOCKHOLDERS:

  Notice is hereby given that a special meeting of stockholders of Crestline Capital Corporation, a Maryland corporation, will be held at the Holiday Inn on the Hill in Washington, D.C. at 10:00 a.m., local time, January, [ ] 2002, for the following purpose:

  To approve the sale by Crestline of its senior living business pursuant to the Stock Purchase Agreement, dated August 9, 2001 between Crestline, its wholly owned subsidiary, CSL Group, Inc., Senior Housing Properties Trust, a Maryland real estate investment trust, and SNH/CSL Properties Trust, a Maryland real estate investment trust, in the manner described in the accompanying proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE SALE OF OUR SENIOR LIVING BUSINESS AND CONCLUDED THAT THE SALE OF OUR SENIOR LIVING BUSINESS IS ADVISABLE AND IN THE BEST INTERESTS OF OUR COMPANY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SALE OF THE SENIOR LIVING BUSINESS PURSUANT TO THE STOCK PURCHASE AGREEMENT.

  Our board of directors has fixed the close of business on December [ ], 2001 as the record date for the special meeting. If you are were a stockholder on December [ ], 2001, you may vote at the special meeting or vote for any adjournments or postponements of the meeting. A form of proxy and a proxy statement containing more detailed information regarding matters to be considered at the special meeting accompany and are a part of this notice.

  All stockholders are cordially invited to attend the special meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. We have enclosed a postage-prepaid envelope for that purpose. If you attend the special meeting, you may vote in person even if you have already returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Tracy M. J. Colden
                                          Tracy M. J. Colden
                                          Corporate Secretary

Bethesda, Maryland
December, [ ], 2001

                         CRESTLINE CAPITAL CORPORATION
                        6600 ROCKLEDGE DRIVE, SUITE 600
                            BETHESDA, MARYLAND 20817

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY [ ], 2002

                               ----------------

                               SUMMARY TERM SHEET

  This summary term sheet highlights selected information contained in this proxy statement. It may not contain all of the information that is important to you. To understand fully the proposed sale of the senior living business, and for a more complete description of the legal terms of the transaction, you should read carefully the entire proxy statement, as well as the additional documents to which we refer you, including the stock purchase agreement and its exhibits attached as Annex A. If you have additional questions, see "Where You Can Find More Information" on page [ ]. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. This proxy statement is first being mailed to our stockholders on or about December [ ], 2001.

Parties to the Transaction (Page [ ])

  Crestline Capital Corporation. We are a Maryland corporation. We refer to ourselves throughout this proxy statement as the "company," "Crestline," "we" or "us." Currently, we operate in the lodging and senior living industries through our management, ownership and leasing of hotels and our ownership of senior living communities. Our principal office is located at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817 and the telephone number of our offices is (240) 694-2000.

  CSL Group, Inc. We refer to CSL Group, Inc. in this proxy statement as "CSL Group." CSL Group is an Indiana corporation and a wholly owned subsidiary of Crestline through which we primarily conduct our senior living business. CSL Group's principal office is located at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817. The telephone number for CSL Group is (240) 694-2000.

  CCC Boynton Beach, Inc. We refer to CCC Boynton Beach in this proxy statement as "CCC Boynton Beach." CCC Boynton Beach is a Delaware corporation and a wholly owned subsidiary of Crestline. CCC Boynton Beach owns a three percent general partnership interest in a limited partnership that owns a senior living community in Boynton Beach, Florida. CCC Boynton Beach's principal office is located at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817. The telephone number for CCC Boynton Beach is (240) 694-2000.

  CCC Senior Living Corporation. We refer to CCC Senior Living Corporation in this proxy statement as "CCC Senior Living." CCC Senior Living is a Delaware corporation and a wholly owned subsidiary of Crestline which was formed to act as the non-equity member for certain of our subsidiaries that own senior living communities. CCC Senior Living's principal office is located at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817. The telephone number for CCC Senior Living is (240) 694-2000.

  Senior Housing Properties Trust. We refer to Senior Housing Properties Trust in this proxy statement as "SNH." Senior Housing Properties Trust is a publicly traded Maryland REIT listed in the New York Stock Exchange under the symbol "SNH." SNH invests in income producing senior housing real estate. SNH was organized on December 16, 1998, as a wholly owned subsidiary of HRPT Properties Trust, which we refer to as HRPT. HRPT is a REIT that invests principally in office buildings. On October 12, 1999, HRPT distributed common shares of SNH common stock to HRPT stockholders to create SNH as a separate public REIT. As of June 30, 2001, SNH owned 86 properties in 23 states. SNH invests in four types of senior housing accommodations, including senior apartments, congregate communities, assisted living facilities and nursing homes.

  SNH's principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458, and its telephone number is (617) 796-8350.

  SNH/CSL Properties Trust. We refer to SNH/CSL Properties Trust in this proxy statement as "SNH/CSL." SNH/CSL is a Maryland REIT and a wholly owned subsidiary of SNH. SNH/CSL was recently formed to acquire our senior living business.

Sale of the Senior Living Business (Page [ ])

  Pursuant to the terms of the stock purchase agreement, dated as of August 9, 2001, among SNH, SNH/CSL, the company and CSL Group, and assuming the transaction is approved at the special meeting, we will sell to SNH/CSL the capital stock of our wholly owned subsidiaries, CSL Group, CCC Boynton Beach and CCC Senior Living which together comprise our senior living business in a transaction valued at approximately $600 million (subject to several adjustments described below). As a result of this transaction, our ownership of these subsidiaries and their assets and certain liabilities will transfer to SNH/CSL. We refer to these subsidiaries and the subsidiaries of CSL Group in this proxy statement as the "Acquired Companies."

  In the event that required third-party consents with respect to any of three designated senior living communities are not obtained prior to closing, these assets will be excluded from the sale to SNH/CSL and the purchase price for the senior living business will be reduced pursuant to a formula agreed to in the stock purchase agreement. For eighteen months following the closing of the transaction, SNH will retain the option to purchase our interests in these communities. We may also require SNH/CSL to purchase our interests in these communities if and when consents are obtained for eighteen months after the closing of the transaction. For a discussion of these communities and the related purchase option, see the discussion contained in "Option to Purchase Lexington, Lafayette and Boynton Beach" (Page ).

  Before the closing of the transaction, CSL Group is required to, or will cause one or more of its subsidiaries to incur new indebtedness, the principal amount of which will not be less than $150 million and not more than $175 million. The proceeds of these new loans will be distributed to Crestline prior to closing. See "New Loans" (Page ).

  The purchase price paid at closing will be either increased or decreased by a number of purchase price adjustments. For example, the purchase price will be decreased by the amount of the new loan proceeds and distributions to Crestline prior to the closing of the transaction. For a discussion of these adjustments, see "Purchase Price" (Page ). Some expenses relating to the transaction will be split evenly between the parties. The allocation of expenses may also affect the final purchase price. For a discussion of these expenses, see the discussion contained in "Other Expenses" (Page ).

  We estimate that the net after-tax proceeds from the sale of our senior living business after all appropriate adjustments have been made, together with the proceeds from the new loans distributed to Crestline, will total approximately $345 million. The net after-tax cash proceeds that we will receive will total approximately $320 million.

  The remainder of our after-tax proceeds from the sale of the senior living business will consist of a $25 million principal amount promissory note issued by SNH. The interest rate on the promissory note will be 10% and interest will be payable quarterly in arrears. The maturity date of the promissory note is the earlier of January 31, 2004 or the date our loan agreement with Nomura Asset Capital Corporation, which is to be assumed by SNH in this transaction, is repaid in full.

  We have agreed to indemnify SNH and its affiliates for certain types of damages relating to or resulting from the breach of any of our representations and warranties and covenants under the stock purchase agreement. We will not be required to indemnify SNH for any losses until the cumulative amount of such losses exceeds $500,000 and our indemnification obligation will not exceed the amount of the purchase price.

  We have also agreed that we will not solicit, initiate, or facilitate an alternative proposal for the acquisition of the Acquired Companies, either as a sale of assets or stock or as a merger, or enter into a transaction which would prevent, delay or dilute the benefits of the transaction as contemplated by SNH and SNH/CSL. See "No Solicitation of Alternative Proposals" (Page ).

The Company's Business Following the Completion of the Sale of the Senior Living Business (Page [ ])

  After consummation of the proposed sale of the senior living business to SNH, the company will continue to own, manage and lease hotel properties. Following the sale, we will seek to grow our managed hotel portfolio by either acquiring additional hotel management companies or entering into new hotel management agreements. We will look to manage both full-service and limited-service hotels with strong brand quality in the mid-priced to upscale segments of the lodging industry. We intend to grow our strong relationship with Marriott International by pursuing franchise opportunities under the Marriott, Renaissance, Courtyard by Marriott and Residence Inn brand names. We will also expand our current relationships with other hotel management companies by pursuing franchise opportunities to manage hotels under other quality brands such as Hyatt, Hilton, Hilton Garden Inn, Sheraton and Crowne Plaza. We will also look to manage additional conference centers that are either adjacent to managed hotels or that are stand alone facilities.

  We will also pursue ownership interests in hotel properties. One of the primary goals of acquiring an ownership interest in a hotel property will be to secure a long-term hotel management agreement with favorable terms for Crestline Hotels & Resorts, our hotel management company.

Use of Sale Proceeds (Page [ ])

  We will consider various strategic alternatives for the use of the cash proceeds from the sale of our senior living business as well as proceeds from the new loans which we believe together will total approximately $320 million. These uses may include repurchases of our common stock and additional investments and acquisitions in the hotel lodging business. While we pursue and evaluate acquisition opportunities as part of our regular business operations, we are not currently in discussions with respect to any material acquisitions.

Factors Considered by Our Board of Directors (Page [ ])

  In reaching its conclusion to approve the sale of the senior living business, our board of directors consulted with its professional advisors and considered the short-term and long-term interests of the company and its stockholders, focusing on a variety of business, financial, industry and market factors, including without limitation, the following:

 Positive Factors

  . The financial performance and future prospects of our senior living business, including the current economic and market conditions in the senior living business, as well as the capital intensive nature of the business.

  . That the fairness of the consideration received for our senior living business is supported by the opinion of our financial advisor Deutsche Banc Alex. Brown Inc.

  . That the sale of the senior living business will enable us to realize substantially all of the value of that business in cash, increasing our financial flexibility, including our ability to repurchase our common stock or to redeploy the capital into higher growth opportunities.

  . That the sale of the senior living business allows us to focus all of our resources on the hotel lodging business.

  . That the underlying market value of our senior living business has historically not been reflected in our stock price.

  . That our senior living business, which consists of the real estate ownership of 31 communities, is not tax efficient if held in a taxable, C corporation. Real estate interests are more efficiently held in a real estate investment trust.

  . That the structure of the transaction--the sale of the stock of our subsidiaries that own our senior living business--results in significantly higher after-tax sales proceeds when compared to a direct sale of the 31 senior living community assets.

  . That, as part of our agreement, the covenant contained in the agreements governing the HPT subleases described below requiring that we maintain a net worth of $225 million will be amended to reduce the net worth requirement to $30 million. This will provide us with flexibility for stock repurchases and permit us to engage in other transactions otherwise restricted due to this provision.

 Negative Factors

  . That the consummation of the sale of the senior living business is conditioned upon a number of factors, including: approval by our stockholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the stock purchase agreement, the receipt of certain third-party consents, obtaining $150 to $175 million of new loans, the assumption of the existing debt of the senior living business, the spin-off of a lessee by SNH, the absence of a material adverse change relating to our senior living business, satisfactory completion of environmental, engineering, title and survey work, the conversion of certain subsidiaries to Maryland business trusts or Delaware limited liability companies, and the need to obtain new state healthcare licenses.

  . That we will be responsible for substantially all preclosing liabilities of our senior living business, except for certain liabilities that will be assumed by SNH/CSL at the closing of the sale of the senior living business.

  . That the stock purchase agreement prevents us from soliciting other transactions to acquire our senior living business and requires us to pay SNH (a) $7.5 million if our stockholders have rejected this transaction by December 14, 2001 and an additional $7.5 million if the senior living business is sold or contracted to be sold to a third party by August 9, 2003 or (b) $15 million to SNH if our stockholders reject the sale after December 14, 2001, if we accept an alternative proposal from a third-party or if SNH terminates this agreement because of certain willful acts or omissions by the company.

  . That the senior living business represents substantially all of our existing assets and income and that with the closing of the sale we may not be able to effectively redeploy the capital to purchase our common stock or for acquisitions and/or investments that could replace the income from the senior living business on a per share basis.

  The company's board of directors believed that many of these negative factors are unlikely to occur or unlikely to have a material impact on the company, while others could be avoided or mitigated by the company, and that overall, the risks associated with the sale of the senior living business to SNH and SNH/CSL were outweighed by the potential benefits of the sale of the senior living business to SNH and SNH/CSL.

Recommendation of Our Board of Directors (Page [ ])

  At a meeting on August 8, 2001, our board of directors unanimously determined that the sale of the senior living business on substantially the terms and conditions set forth in the stock purchase agreement, was advisable and in the best interests of the company. The board of directors directed that the proposed sale be submitted for consideration at the special meeting and unanimously recommended that our stockholders approve the sale of the senior living business pursuant to the stock purchase agreement.

Opinion of Financial Advisor (Page [ ])

  Deutsche Banc Alex. Brown Inc., which we refer to as Deutsche Bank in this proxy statement, the company's financial advisor, has delivered an opinion to the company's board of directors as to the fairness, from a financial point of view, to the company of the consideration to be received by the company in the sale of the senior living business.

  The full text of Deutsche Bank's written opinion, dated August 8, 2001, is attached as Annex B to, and is incorporated by reference in, this proxy statement. Deutsche Bank's opinion does not constitute a recommendation as to how any stockholder should vote regarding the transaction. You should carefully read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Deutsche Bank.

Closing (Page [ ])

  If the proposed sale is approved at the special meeting, the closing of the transaction will take place on January 31, 2002 or, if later, the date on which all conditions precedent to closing set forth in the stock purchase agreement have been satisfied, but in no event later than June 30, 2002, unless the parties agree otherwise.

Conditions to the Transaction (Page [ ])

  The stock purchase agreement contains closing conditions, some of which are waivable by the party who would benefit from the condition, that are customary in transactions similar to the sale of the senior living business, including but not limited to:

  .  the approval by, or consent of, our stockholders;

  . the accuracy and completeness of representations and warranties of the parties and the compliance by the parties with their obligations under the stock purchase agreement;

  . no action having been taken by the Antitrust Division of the Federal Trade Commission challenging or seeking to enjoin the closing of the transaction;

  . the receipt of all third-party consents and estoppels required under the stock purchase agreement;

  . the Acquired Companies must have closed the new loans in a principal amount between $150 to $175 million and declared and paid dividends or made distributions to Crestline in an amount equal to net proceeds of the new loans;

  . the willingness, subject only to the payment of premiums, of American Title Company to issue title insurance policies to the Acquired Companies insuring the real properties owned by them;

  . the reorganization of certain of the Acquired Compaines by SNH/CSL as either a Maryland business trust or a Delaware limited liability company;

  . the HPT subleases and related agreements between our subsidiaries and subsidiaries of Host Marriott will have been amended; and

  . we will have paid any remaining purchase price obligation relating to the community of Gables at Winchester or will have agreed to indemnify SNH for its payment of any remaining purchase price obligation after the closing of the transaction.

Termination of the Stock Purchase Agreement (Page [ ])

  The stock purchase agreement may be terminated at any time prior to the completion of the transaction by, among other things, the mutual written consent of us and SNH. Additionally, either we or SNH may terminate the agreement if:

  .  the transaction is not completed before June 30, 2002;

  . if the other party has not complied with its obligation under the stock purchase agreement or if the other party has breached its representation or warranties;

  .  if our stockholders reject the transaction;

  . if a court or any other governmental agency issues any order, writ, injunction or decree binding on us, CSL Group or SNH which prohibits the closing of the transaction, and if after the reasonable efforts of the parties, the order, writ or injunction has not been removed within ninety days; or

  . if we accept an alternative proposal to sell the senior living business as provided in the stock purchase agreement.

  Additionally, we may terminate the stock purchase agreement if Hospitality Properties Trust, which we refer to as HPT, has not agreed to amend certain agreements related to our subleases of 71 limited-service hotels from Host Marriott Corporation as contemplated by the stock purchase agreement. Host Marriott leases the hotels from HPT. For a discussion of the terms of the amendments, see "Amendments to HPT Sublease Agreements" (Page [ ]).

  Under the stock purchase agreement, SNH had the right under certain circumstances to terminate the agreement due to material deficiencies arising with respect to our senior living communities relating to title, survey and environmental and engineering reports. On October 15, 2001, SNH's right to terminate pursuant to these provisions of the stock purchase agreement will expire.

Termination Fee (Page [ ])

  If the transaction is terminated other than by the mutual agreement of Crestline and SNH, depending upon the reasons for termination, either we will pay SNH a termination fee of $7.5 million or, under certain circumstances, $15 million, or SNH will pay us a termination fee of $15 million.

Other Agreements (Page [ ])

  We have entered or will enter into four additional agreements as a result of this transaction.

  We entered into an escrow agreement with SNH pursuant to which SNH has deposited $7.5 million into an escrow account. Upon consummation of the sale of the senior living business, funds in escrow will be paid to us and will constitute a portion of the purchase price payable to us. If the transaction is terminated, the escrowed funds may be released either to SNH or to us depending on the circumstances surrounding the termination.

  Upon the closing of the transaction and as part of the purchase price, SNH will deliver to us a promissory note in the amount of $25 million. The interest rate on the promissory note will be 10%. SNH will be required to pay the note in full on the earlier of January 31, 2004 or when our loan with Nomura Asset Capital Corporation (which is to be assumed as part of this transaction) is repaid in full.

  We intend to enter into a tax allocation agreement with SNH and CSL Group pursuant to which the parties will provide for the allocation of, and indemnification for, certain taxes and the preparation of all files of tax returns in each case relating to the senior living business.

  Concurrently with the closing of the transaction, two of our subsidiaries must also enter into an agreement with Hospitality Properties Trust, which we refer to as HPT, to amend certain agreements related to our subleases for 71 limited-service hotels from Host Marriott Corporation. Subsidiaries of Host Marriott lease the hotels from HPT under long-term lease agreements.

The Special Meeting (Page [ ])

  The special meeting of our stockholders will be held at the Holiday Inn on the Hill in Washington, D.C., beginning at 10:00 a.m. local time on January [ ], 2002.

Record Date and Voting Power (Page [ ])

  Our board of directors has fixed the close of business on December [ ], 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting. On the
record date, we had [   ] shares of our common stock issued and outstanding
held by approximately [   ] stockholders of record. We have no other class of
voting securities outstanding.

  Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournments or postponements of that meeting.

Quorum and Vote Required (Page [ ])

  The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the special meeting is required in order to constitute a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies.

  Because the sale of the senior living business may constitute the transfer of all or substantially all of our assets under the Maryland General Corporation Law and our amended and restated articles of incorporation, the affirmative vote of two-thirds of all votes entitled to be cast on the matter is required in order to approve the proposal to sell the senior living business pursuant to the stock purchase agreement.

  Abstention and shares which are not voted, including broker non-votes, will count as votes against the approval of the sale of the senior living business pursuant to the stock purchase agreement.

Proxies, Voting and Revocation (Page [ ])

  Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked prior to or at the special meeting, will be voted at the special meeting, and at any adjournments, continuations or postponements of that meeting, in accordance with those instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy would be voted "FOR" the approval of the sale of the senior living business pursuant to the stock purchase agreement. Proxies are being solicited on behalf of our board of directors.

  The person who executes a proxy may revoke it at, or before, the special meeting by: (A) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy, (B) duly executing, dating and delivering to our secretary a subsequent proxy, or (C) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. If your shares are held in a brokerage account, you must follow your broker's instructions to revoke a proxy.

Past Contacts, Transactions and Negotiations (Page [ ])

  HRPT was the parent of SNH prior to its spin-off in 1999 and currently owns approximately 44% of the outstanding shares of SNH. As of December 31, 2000, HRPT owned 7% of the outstanding shares of HPT. In addition, REIT Management & Research, Inc. is the investment manager for SNH, HRPT and HPT. Within the past two years, we have had certain contractual agreements with HPT as described below.

  On June 9, 2000, we entered into an agreement with HPT to lease an additional 19 limited-service hotels under long-term lease agreements.

Material U.S. Federal Income Tax Consequences (Page [ ])

  The sale of the senior living business will be a taxable event to Crestline. We will recognize a gain on the difference between the purchase price (including liabilities assumed), taking into account the adjustments to the purchase price, and our adjusted tax basis in the Acquired Companies and other assets sold and will pay income tax accordingly.

  Our stockholders will not recognize any gain or loss as a result of the sale of the senior living business.

Accounting Treatment of the Sale (Page  )

  As the senior living business is a separate segment of the company, the sale will be treated as "discontinued operations" for accounting purposes, upon obtaining two-thirds of our stockholders vote for the sale. With discontinued operations treatment, the historical financial statements will be restated, all senior living assets and liabilities will be collapsed into one line item on the balance sheet and all senior living income statement amounts will be presented as "discontinued operations" and excluded from income from continuing operations. In the event that our leasehold interests in the Lafayette and Lexington properties are excluded from this transaction under the circumstances provided for in the stock purchase agreement, we would not be selling all of our senior living segment and, accordingly, discontinued operations treatment would not be allowed.

Regulatory Matters (Page [ ])

  There are no other federal or state regulatory approvals that are required in order to complete the transaction other than the filing of the Articles of Transfer with the State Department of Assessments and Taxation of Maryland.

  Each of the 31 senior living communities involved in the transaction has one or more healthcare licenses, certificates and permits necessary to operate as currently operating, and three of the communities are licensed to operate as continuing care retirement communities. In addition, 23 of the senior living communities participate as providers in Medicare, the federal health insurance program for the aged, and nine participate as providers in Medicaid, the joint federal-state health insurance program for the poor. Closing of the transaction is contingent upon new healthcare permits being issued for each of the senior living communities. The senior living communities that currently participate in Medicare and Medicaid will also need to reapply and be re-certified in order to continue to participate in those insurance programs following closing.

Appraisal Rights (Page [ ])

  Stockholders of the company are not entitled to appraisal rights under the Maryland General Corporation Law in connection with the sale of the senior living business pursuant to the stock purchase agreement.

                         CRESTLINE CAPITAL CORPORATION
                              6600 ROCKLEDGE DRIVE
                                   SUITE 600
                            BETHESDA, MARYLAND 20817

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY TERM SHEET........................................................   1

TABLE OF CONTENTS.........................................................  10

INTRODUCTION..............................................................  12

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION...............................  12

WHO CAN HELP ANSWER YOUR QUESTIONS........................................  16

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION..............  16

THE SPECIAL MEETING.......................................................  17
  General.................................................................  17
  Purpose of the Special Meeting..........................................  17
  Record Date and Voting Power............................................  17
  Quorum and Vote Required................................................  17
  Proxies, Voting and Revocation..........................................  17
  Solicitation of Proxies and Expenses....................................  18
  Board Recommendation....................................................  18

THE SALE OF THE SENIOR LIVING BUSINESS....................................  18
  Parties to the Transaction..............................................  18
  Sale of the Senior Living Business......................................  20
  Use of Sale Proceeds....................................................  20
  Background of the Sale of the Senior Living Business....................  20
  Reasons for the Company's Sale of the Senior Living Business............  22
  Recommendation of Our Board of Directors................................  24
  Opinion of Deutsche Banc Alex. Brown Inc................................  24
  Past Contacts, Transactions and Negotiations............................  31
  The Company's Business Following the Completion of the Sale of the
   Senior Living Business.................................................  31
  Material U.S. Federal Income Tax Consequences...........................  31
  Accounting Treatment of the Sale........................................  31
  Regulatory Matters......................................................  32
  Appraisal Rights........................................................  32

TERMS OF THE STOCK PURCHASE AGREEMENT AND RELATED AGREEMENTS..............  33
  Closing.................................................................  33
  The Stock Purchase Agreement............................................  33
    Sale of the Senior Living Business....................................  33
    New Loans.............................................................  35
    Post-Closing Distributions............................................  35
    Option to Purchase Lexington, Lafayette and Boynton Beach.............  35
    Representations and Warranties........................................  36
    Conduct of Business Prior to the Sale.................................  37
    Covenants.............................................................  39
    No Solicitation of Acquisition Proposals..............................  39
    Conditions to Consummation of the Transaction.........................  40

    Termination...........................................................  41
    Termination Fee.......................................................  42
    Other Expenses........................................................  43
    Indemnification.......................................................  44
    Amendment and Waiver..................................................  45
  Other Agreements........................................................  45
    Escrow Agreement......................................................  45
    Promissory Note.......................................................  45
    Tax Allocation Agreement..............................................  45
    Amendments to HPT Sublease Agreements.................................  45
CERTAIN INFORMATION ABOUT THE COMPANY.....................................  46
  Recent Developments.....................................................  48
    Sale of Ten Residence Inns............................................  48
  Pro Forma Financial Data................................................  48
  Security Ownership Of Certain Beneficial Owners And Management..........  56

CERTAIN INFORMATION ABOUT SNH.............................................  59

PROPOSALS BY OUR STOCKHOLDERS.............................................  59

WHERE YOU CAN FIND MORE INFORMATION.......................................  60

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE RELATING TO CRESTLINE AND
 SNH......................................................................  61
  Crestline Capital Corporation...........................................  61
  Senior Housing Properties Trust.........................................  61

HISTORICAL FINANCIAL STATEMENTS OF THE SENIOR LIVING BUSINESS............. F-1

STOCK PURCHASE AGREEMENT, DATED AS OF AUGUST 9, 2001...................... A-1

OPINION OF DEUTSCHE BANC ALEX. BROWN INC., DATED AUGUST 8, 2001........... B-1

                                  INTRODUCTION

  We are furnishing this proxy statement to all holders of shares of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting of our stockholders to be held at the Holiday Inn on the Hill in Washington, D.C., on January [ ], 2002, at 10:00 a.m., local time, and any adjournments, continuations or postponements of that meeting. The purpose of the special meeting is for our common stockholders to consider and vote upon a proposal to approve the sale of our senior living business pursuant to the stock purchase agreement and the related agreements. Our board of directors has fixed the close of business on December [ ], 2001 as the record date for the special meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and, the right to vote at, the special meeting.

  Unless otherwise indicated or the context otherwise requires, in this proxy statement, the "company," "Crestline," "we," "us" and "our" refers to Crestline Capital Corporation, a Maryland corporation.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

  The following questions and answers are intended to address briefly some commonly asked questions regarding the sale of the senior living business. These questions and answers may not address all questions that may be important to you as a company stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

  Q: Who is soliciting my proxy?

  A: The board of directors of the company.

  Q: Why am I receiving this document and proxy card?

  A: You are receiving this document and proxy card because you own shares of our common stock. We have entered into a stock purchase agreement with SNH and SNH/CSL pursuant to which SNH/CSL will acquire our senior living business. This document describes a proposal to approve the sale of the senior living business pursuant to the stock purchase agreement. This document also gives you information about us, SNH, SNH/CSL and other background information so that you can make an informed investment decision.

  Q: Why is the company's board of directors recommending the sale of the senior living business?

  A: After consulting with our professional advisors, and considering a number of other factors, including the financial performance and future prospects of the senior living business, current economic and market conditions in the senior living business industry, the consideration being offered and the tax benefits we will receive as a result of the structure of the transaction, our board of directors determined that the sale of the senior living business on substantially the terms and conditions set forth in the stock purchase agreement and the related agreements is advisable and in the best interest of the company and our stockholders. Our board of directors directed that the proposed sale be submitted for consideration at the special meeting and has unanimously approved the sale of the senior living business and recommends that you vote "FOR" approval of the sale of the senior living business.

  Q: Who are the parties purchasing the senior living business?

  A: The company purchasing the senior living business is SNH/CSL. SNH/CSL is a Maryland real estate investment trust or REIT, headquartered in Newton, Massachusetts. SNH/CSL is a wholly owned subsidiary of Senior Housing Properties Trust, which we refer to as SNH. SNH is a Maryland REIT, also headquartered in Newton, Massachusetts. SNH invests in senior housing real estate, including apartment buildings for aging residents, assisted living facilities, congregate care communities and nursing homes. As of June 30, 2001, SNH owned 86 properties located in 23 states and reported total assets of $558 million and equity of $422 million.

  Q: What will the company receive for the senior living business it is selling to SNH and SNH/CSL?

  A: SNH has agreed to acquire our senior living business for a purchase price of approximately $600 million subject to adjustments. Under the terms of the stock purchase agreement, prior to the closing of the sale of senior living business, we are required to incur approximately $150 to $175 million in new loans secured by mortgages on certain of the senior living communities, the net proceeds of which will be distributed to Crestline. Including the proceeds from these new loans, the total net after-tax cash proceeds to the company will be approximately $320 million. In addition, SNH will issue to us a $25 million note, as part of the purchase price.

  In the event that required third-party consents with respect to any of three designated senior living communities are not obtained prior to closing, these assets will be excluded from the sale to SNH/CSL and the purchase price for the senior living business will be reduced pursuant to a formula agreed to in the stock purchase agreement. For eighteen months following the closing of the transaction, SNH will retain the option to purchase our interests in these communities. We may also require SNH/CSL to purchase our interests in these communities if and when consents are obtained for eighteen months after the closing of the transaction. For a discussion of these communities and the related purchase option, see the discussion contained in "Option to Purchase Lexington, Lafayette and Boynton Beach" (Page ).

  Q: Will I receive any payment as a result of the sale of the senior living business in the transaction?

  A: Our stockholders will not receive any payment as a result of this transaction. In the event the company subsequently elects to use a portion of the after-tax proceeds from the sale of our senior living business to purchase our common stock, amounts received by the company's stockholders will be treated as either a distribution (generally ordinary income) or as payment in exchange for a portion of their stock (generally capital gain or loss), depending on the particular facts and circumstances.

  Q: How is the transaction structured?

  Our senior living business consists primarily of the ownership of 31 senior living communities with nearly 7,500 units located in 13 states in the U.S. All of our senior living communities are managed by Marriott Senior Living Services, a wholly owned subsidiary of Marriott International under long-term operating agreements. The assets of our senior living business are held primarily by our subsidiary, CSL Group.

  The sale of our senior living business is structured as a sale to SNH/CSL of the capital stock of CSL Group, CCC Boynton Beach, and CCC Senior Living which will result in a transfer of the subsidiaries holding substantially all of the assets and liabilities of our senior living business. As a result of this transaction, our ownership of these subsidiaries and our ownership of all assets and certain liabilities of the Acquired Companies will transfer to SNH/CSL.

  Q: What vote is required of the stockholders to approve the transaction?

  A: Because the senior living business may constitute the sale of substantially all of our assets under the Maryland General Corporation law and under our amended and restated articles of incorporation, approval of the sale of the senior living business requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter. We urge you to complete, execute and return the enclosed proxy card to assure the representation of your stock at the special meeting.

  Q: When do you expect the transaction to be completed?

  A: We are working to complete the transaction by January 31, 2002. We cannot, however, require SNH or SNH/CSL to close the transaction until all the conditions set forth in the agreement are satisfied or waived. There are several significant conditions to closing, including but not limited to:

  .  approval of the transaction by our common stockholders;

  . subject to conditions of materiality, the continuing accuracy of our representations and warranties; and

  . our ability to secure new loans for the senior living business in a principal amount between $150 to $175 million and to have the net proceeds of the new loans distributed to Crestline.

  Q: What will the company's business be following the sale of the senior living business?

  A: After consummation of the sale of the senior living business, the company will continue to own, manage and lease hotel properties. We currently manage or have agreements to manage 36 hotels and conference centers. We will seek to grow our managed hotel portfolio by either acquiring additional hotel management companies or entering into new hotel management agreements. We will look to manage both full-service and limited-service hotels with strong brand quality in the mid-priced to upscale segments of the lodging industry. We intend to grow our strong relationship with Marriott International by pursuing franchise opportunities under the Marriott, Renaissance, Courtyard by Marriott and Residence Inn brand names. We will also expand our current relationships with other hotel management companies by pursuing franchise opportunities to manage hotels under other quality brands such as Hyatt, Hilton, Hilton Garden Inn, Sheraton and Crowne Plaza. The Company will also look to manage additional conference centers that are either adjacent to managed hotels or that are stand alone facilities. The Company will also pursue ownership interests in hotel properties. One of the primary goals of acquiring an ownership interest in a hotel property will be to secure a long-term hotel management agreement with favorable terms for Crestline Hotels & Resorts.

  Q: What will the company do if the sale of the senior living business is not approved by the stockholders?

  A: If our stockholders do not approve the sale of the senior living business, we will continue to own the senior living business and continue to explore strategic alternatives. We must pay $7.5 million to SNH if our stockholders do not approve the transaction on or before December 14, 2001 and an additional $7.5 million if the senior living business is sold or contracted to be sold to a third-party by August 9, 2003. We must pay $15 million to SNH if our stockholders fail to approve the transaction after December 14, 2001.

  Q: Will I owe any federal income tax as a result of the sale of the senior living business?

  A: No, you will not owe any federal income tax solely as a result of the sale of our senior living business. You will not recognize any gain or loss as a result of the sale of our senior living business. The sale of our senior living business will be a taxable event to us. We will recognize a gain equal to the difference between the purchase price (including liabilities assumed), taking into account the adjustments to the purchase price and our tax basis in the assets sold.

  Q: How can I learn more?

  A: This proxy statement contains important information regarding the sale of the senior living business to SNH and the stock purchase agreement, as well as information about us and the parties acquiring our assets. It also contains important information about what our board of directors considered in approving the transaction. In addition, to learn more information you should read the stock purchase agreement attached as Annex A to this proxy statement.

  Q: What happens if I sell my shares of common stock before the special meeting?

  A: The record date for the special meeting is earlier than the expected completion date of the transaction. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the closing of the transaction, you will retain your right to vote at the special meeting unless you have made other arrangements.

  Q: If my broker holds my shares of common stock in "street name," will my broker vote my shares for me?

  A: Your broker will not vote your shares of common stock unless you provide instructions on how to vote. You should instruct your broker how to vote your shares of common stock by following the directions your broker will provide. If you do not provide instructions to your broker, your shares of common stock will not be voted and this will have the same effect as a vote "AGAINST" the proposal to approve the transaction.

  Q: May I change my vote after I have mailed my signed proxy card?

  A: Yes, you can change your vote by sending in a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

  Q: What rights do I have if I oppose the transaction?

  A: You can vote against the transaction by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, or by voting against the transaction in person at the special meeting. You are not, however, entitled to any appraisal rights under Maryland law.

  Q: How do I vote?

  A: If you hold shares of common stock, simply:

  .  indicate on your proxy card how you want to vote;

  .  sign and date your proxy card; and

  . mail it in the enclosed postage-paid return envelope as soon as possible so that your shares of common stock will be represented at the special meeting.

  You may attend the special meeting and vote your shares of common stock in person, rather than voting by proxy. In addition, prior to voting on the transaction at the special meeting, you may withdraw your proxy and either submit a subsequent proxy to change your vote or attend the special meeting and vote in person. If your shares are held in a brokerage account, you must follow your broker's instruction to revoke a proxy. You should be aware that the failure to vote, an abstention or a broker non-vote would have the same effect as a vote "AGAINST" the transaction.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

  If you would like additional copies of this proxy statement, or if you would like to ask any additional questions about the transaction, you should contact Tracy M. J. Colden or Larry K. Harvey at (240) 694-2000.

                        CAUTIONARY STATEMENTS CONCERNING
                          FORWARD-LOOKING INFORMATION

  This proxy statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of Crestline to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (a) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels and senior living properties; (b) the level of rates and occupancy that can be achieved by such properties; (c) the company's ability to compete effectively in areas such as access, location, quality of properties and rate structures; (d) the ability to maintain the properties in first-class manner (including meeting capital expenditure requirements); (e) the availability and terms of financing; (f) governmental actions and initiatives; (g) changes to the public pay systems for medical care and the need for compliance with environmental licensure and safety requirements; (h) the ability to close the sale of the senior living business; and (i) the ability to find available acquisitions and investment opportunities. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                              THE SPECIAL MEETING

General

  The board of directors of the company is soliciting the enclosed proxy for use at a special meeting of stockholders of the company to be held on January [ ], 2002 at 10:00 a.m. local time, and at any adjournments, continuations or postponements of that meeting. This proxy statement will just be sent to stockholders on or about December [ ], 2001.

  The special meeting will be held at the Holiday Inn on the Hill in Washington, D.C.

  As of December [ ], 2001, [   ] shares of the company's common stock, $.01
par value per share, were outstanding, representing the only voting securities of the company.

  The company's mailing address is 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817 and our telephone number is (240) 694-2000.

Purpose of the Special Meeting

  At the special meeting, you will be asked to consider and vote upon a proposal to approve the sale of the company's senior living business pursuant to the stock purchase agreement attached hereto as Annex A and explained in this proxy statement.

Record Date and Voting Power

  Stockholders of record at the close of business on December [   ], 2001,
sometimes referred to as the record date, will be entitled to notice of, and to vote at, the special meeting or at any adjournment, continuation or postponement of that special meeting. Each share of the company's common stock is entitled to one vote.

Quorum and Vote Required

  The presence, in person or by duly executed proxy, of a majority of the votes entitled to be cast is required to constitute a quorum at the special meeting. Because the sale of the senior living business may constitute a sale of substantially all of our assets under the Maryland General Corporation Law and our amended and restated articles of incorporation, the affirmative vote of two-thirds of all votes entitled to be case on the matter is required to approve the proposed transaction.

  The failure to vote, abstentions and broker non-votes will have the effect of a vote "AGAINST" the proposed sale of the senior living business. Broker non-votes are proxies from broker or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Proxies, Voting and Revocation

  Stockholders may use the enclosed proxy card to vote their shares or may vote their shares in person by attending the special meeting. Stockholders are encouraged to specify their choice on matters being voted on by marking the appropriate boxes on the enclosed proxy card. Shares will be voted in accordance with such instructions.

  Shares of our common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment, continuation, or postponement of that special meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy would be voted "FOR" the approval of the proposed transaction and the stock purchase agreement. Proxies are being solicited on behalf of our board.

  A proxy may be revoked at any time before it is voted at the special meeting. A proxy may be revoked by the person who executed it at, or before, the special meeting by:

  . delivering to our secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy;

  . duly executing, dating and delivering to our secretary a subsequent proxy; or

  .  attending the special meeting and voting in person.

  Attendance at the special meeting will not, in and of itself, constitute revocation of a previously delivered proxy. Any written notice revoking a proxy
should be delivered to [   ]. If your shares are held in a brokerage account,
you must follow your broker's instructions to revoke a proxy.

Solicitation of Proxies and Expenses

  We will bear the entire cost of solicitation of proxies from our
stockholders. We have retained [   ] to assist in soliciting proxies and will
pay approximately $[   ] plus reasonable out-of-pocket expenses in connection
with the solicitation. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. We will reimburse persons representing beneficial owners of the shares of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Board Recommendation

  The company's board of directors has unanimously approved the sale of the senior living business substantially on the terms and conditions of the stock purchase agreement and the related agreements and has determined that the sale of the senior living business is advisable and in the best interests of the company. Our board of directors directed that the proposed sale be submitted for consideration at the special meeting and unanimously recommends that the stockholders vote "FOR" approval of the sale of the senior living business pursuant to the stock purchase agreement and the related agreements.

                     THE SALE OF THE SENIOR LIVING BUSINESS

Parties to the Transaction

  Crestline Capital Corporation. Crestline Capital Corporation became a publicly traded company on December 29, 1998 when Host Marriott Corporation completed its plan of reorganizing its business by spinning off Crestline to the stockholders of Host Marriott. The spin off was part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust or

REIT. In connection with the distribution, stockholders of Host Marriott received one share of Crestline common stock for every ten shares of Host Marriott common stock. By completing the distribution, Crestline became the third-party leasing vehicle used by Host Marriott to lease or sublease substantially all of its hotels. For a more detailed discussion of us and our business, see disclosure below under the heading "Certain Information About the Company" (Page ).

  The principal executive offices of Crestline are located at 6600 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (240) 694-2000.

  CSL Group, Inc. is an Indiana corporation and a wholly owned subsidiary of Crestline through which we primarily conduct our senior living business.

  The principal executive offices of CSL Group are located at 6600 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (240) 694-2000.

  CCC Boynton Beach, Inc. We refer to CCC Boynton Beach in this proxy statement as "CCC Boynton Beach." CCC Boynton Beach is a Delaware corporation and a wholly owned subsidiary of Crestline.

  CCC Boynton Beach owns a three percent general partner interest in a limited partnership that owns a senior living community in Boynton Beach, Florida.

  CCC Boynton Beach's principal office is located at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817. The telephone number for CCC Boynton Beach is (240) 694-2000.

  CCC Senior Living Corporation. We refer to CCC Senior Living Corporation in this proxy statement as "CCC Senior Living." CCC Senior Living is a Delaware corporation and a wholly owned subsidiary of Crestline which was formed to act as the non-equity member for certain of our subsidiaries that own senior living communities.

  CCC Senior Living's principal office is located at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817. The telephone number for CCC Senior Living is (240) 694-2000.

  Senior Housing Properties Trust. Senior Housing Properties Trust is a publicly traded Maryland REIT listed in the New York Stock Exchange under the symbol "SNH." SNH invests in income producing senior housing real estate. SNH was organized on December 16, 1998, as a wholly owned subsidiary of HRPT Properties Trust, which we refer to as HRPT. HRPT is a REIT that invests principally in office buildings. On October 12, 1999, HRPT distributed common shares of SNH common stock to HRPT stockholders to create SNH as a separate public REIT. As of June 30, 2001, SNH owned 86 properties in 23 states. SNH invests in four types of senior housing accommodations, including senior apartments, congregate communities, assisted living facilities and nursing homes.

  The principal executive offices of SNH are located at 400 Centre Street, Newton Massachusetts 02458, and its telephone number is (617) 796-8350.

  SNH/CSL Properties Trust. SNH/CSL is a Maryland REIT and is a wholly owned subsidiary of SNH. SNH/CSL was recently formed to acquire the assets and liabilities of our senior living business.

  The principal executive offices of the SNH/CSL are located at 400 Centre Street, Newton Massachusetts 02458, and its telephone number is (617) 796-8350.

Sale of the Senior Living Business

  On August 9, 2001, we entered into a stock purchase agreement with SNH and SNH/CSL to sell all of our equity interest in CSL Group, CCC Boynton Beach and CCC Senior Living. We refer to these subsidiaries, together with CSL Group's subsidiaries, as the Acquired Companies. As a result of this transaction, our ownership of these subsidiaries and our ownership of all assets and certain liabilities of these subsidiaries will transfer to SNH/CSL. The stock of these subsidiaries and the assets that will be transferred to SNH/CSL together comprise the assets of our senior living business.

  Under the terms of the stock purchase agreement, prior to the closing of the sale of senior living business, we are required to incur approximately $150 to $175 million in new loans secured by mortgages on certain of the senior living communities, the net proceeds of which will be distributed to Crestline. The purchase price will be reduced by the amount of the net proceeds distributed to Crestline. Including the proceeds from these new loans, the total net after-tax cash proceeds to the company will be approximately $320 million. In addition, SNH will issue to us a $25 million note as part of the purchase price.

  The actual cash proceeds that we receive may vary, however, due to several factors, including, but not limited to, the amount of indebtedness assumed by SNH/CSL, the amount of additional indebtedness we are able to secure prior to the consummation of the transaction, the amount of our transaction expenses, and other closing adjustments described herein.

Use of Sale Proceeds

  We will consider various strategic alternatives for the use of cash proceeds from the sale of our senior living business as well as proceeds from the new loans which we believe will total approximately $320 million. These uses may include repurchases of our common stock and additional investments and acquisitions in the hotel lodging business. While we pursue and evaluate acquisition opportunities as part of our regular business operations, we are not currently in discussions with respect to any material acquisitions.

Background of the Sale of the Senior Living Business

  Prior to our being spun off by Host Marriott (our former parent corporation) to its stockholders in December 1998, our senior living business was owned by Host Marriott. In 1993, HRPT Properties Trust, a real estate investment trust, approached Host Marriott about buying Host Marriott's fourteen senior living properties. Both Bruce Wardinski, our Chairman, President and CEO (who was, at that time, Vice President of Host Marriott) and Mr. Portnoy (who was then and is now a Managing Trustee of HRPT, and is a current Managing Trustee of SNH), became involved in this transaction whereby in 1994, HRPT acquired 14 senior living communities from Host Marriott. Since this time, Mr. Wardinski and Mr. Portnoy have, from time to time, remained in contact. In 1999, HRPT spun off SNH to its stockholders and, consequently, SNH currently owns the aforementioned 14 senior living communities.

  In July, 2000, Mr. Portnoy expressed a general interest in having SNH acquire our senior living business. Between August and early November, 2000, the parties had a series of meetings to discuss a possible transaction. During that time, SNH conducted due diligence concerning the assets comprising the senior living business. No agreement could be reached, however, due to disagreements over price and how to structure a sale of the senior living assets. As a result, discussions between the parties were terminated.

  On November 21, 2000, Mr. Portnoy contacted Mr. Wardinski and verbally communicated a non-binding expression of interest for HPT and SNH to acquire 100% of the company's outstanding capital stock at a price of $27.50 per share. On November 27, 2000, our board of directors held a meeting at which the board authorized management to enter discussions with Mr. Portnoy concerning a possible transaction. Between November 27, 2000 and December 23, 2000, our management, legal counsel and representatives engaged in discussions with Mr. Portnoy and legal counsel and representatives of HPT and SNH concerning the terms and the structure of a transaction to acquire our outstanding capital stock. No agreement could be reached by the parties on the price, structure and other terms of a transaction, and on December 23, 2000, all discussions concerning a possible acquisition of the capital stock of the company were terminated.

  Concurrently with this termination, Mr. Portnoy again expressed an interest in causing SNH to acquire the senior living business and on December 23, 2000, delivered to our management a written, non-binding term sheet for SNH to acquire the senior living business pursuant to a sale/leaseback transaction of our senior living communities. From this time through early March, 2001, the parties negotiated the terms and structure of the proposed transaction. On March 12, 2001, Mr. Portnoy informed Mr. Wardinski that he was terminating the discussions due to concerns about the availability of financing.

  In July, 2001, Mr. Wardinski contacted Mr. Portnoy to discuss SNH's recent financing activities, and to inquire as to whether SNH would be interested in renewing discussion concerning a possible acquisition of the senior living business. Mr. Wardinski informed Mr. Portnoy that any transaction for the senior living business would have to be structured as a sale of the stock of our senior living subsidiaries, not of the senior living assets and could not include any sale-leaseback component.

  On July 8, 2001, SNH delivered to us a transaction structure outline pursuant to which SNH would acquire the senior living business pursuant to a sale of the stock of our senior living subsidiaries at a purchase price (including assumption of debt) of approximately $600 million. On July 10, 2001, our management met with Mr. Portnoy to discuss the transaction. From July 16 through July 25, 2001, management personnel met with SNH's management to discuss further the structure and terms of the transaction.

  Between July 27, 2001 and July 31, 2001, representatives from SNH and the company and their respective counsels negotiated the terms of the transaction. On August 1, 2001, representatives from both our company and from SNH met to review the draft documentation and negotiate open issues. Beginning on July 28, 2001, and continuing through August 8, 2001, we and SNH and our respective representatives and legal counsel negotiated the terms of the proposed transaction and the form of the stock purchase agreement and ancillary documents.

  On August 8, 2001, the Board of Directors held a telephonic meeting, at which all members were in attendance, to consider the proposed transaction. Also in attendance were the company's management, its legal counsel and representatives of Deutsche Bank. Management presented to the Board the terms and conditions of the proposed transaction and reviewed with the Board the background information about SNH and management's analysis of strategic alternatives available to the company with respect to the senior living business that had been considered by the Board in previous meetings. The Board of Directors heard, and participated in, a presentation by Deutsche Bank with respect to the financial terms of the proposed transaction. At the conclusion of its presentation, representatives of Deutsche Bank delivered an oral opinion of Deutsche Bank to the Board, subsequently confirmed in writing, to the effect that, as of the date of its opinion and subject to and based on the assumptions and considerations referred to in its opinion, the consideration to be received in connection with the sale of the senior living business was fair, from a financial point of view, to the company.

  The Board of Directors unanimously approved the sale of the senior living business substantially on the terms and conditions of the stock purchase agreement and the related agreements and determined that the sale of the senior living business is advisable and in the best interest of the company. The Board's approval and determination were conditioned upon (1) management reaching agreement with SNH as to the remaining open issues in the stock purchase agreement and the final form of the stock purchase agreement and the ancillary documents and (2) Deutsche Bank delivering a written opinion.

  Later on August 8, 2001, Deutsche Bank delivered its written opinion. On August 8, 2001 and August 9, 2001, management of the company completed negotiations with SNH on remaining open issues and agreed to the final form of the stock purchase agreement and the ancillary documents.

  On August 9, 2001, management and SNH executed the stock purchase agreement and publicly announced the transaction.

Reasons for the Company's Sale of the Senior Living Business

  The company's board of directors unanimously determined that sale of its senior living business substantially on the terms and conditions of the stock purchase agreement and the related agreements is advisable and in the best interests of the company, directed that the proposed sale be submitted for consideration at the special meeting, and unanimously recommended that the stockholders approve the sale of the senior living business pursuant to the stock purchase agreement and the related agreements.

  The company's board of directors believes that the sale of the senior living business will be beneficial to the company and its stockholders and considered a number of positive factors in reaching this conclusion, including:

  . The financial performance and future prospects of our senior living business, including the current economic and market conditions in the senior living business, as well as the capital intensive nature of the business.

  . That the fairness of the consideration to be received for our senior living business is supported by the opinion of our financial advisor, Deutsche Bank.

  . That the sale of the senior living business will enable us to realize substantially all of the value of that business in cash, increasing our financial flexibility, including our ability to offer to purchase common stock or to redeploy the capital into higher growth opportunities.

  . That the sale of the senior living business allows us to focus all of our resources on the hotel lodging business.

  . That the underlying market value of our senior living business has historically not been reflected in our stock price.

  . That our senior living business, which consists of the real estate ownership of 31 communities, is not tax efficient if held in a taxable, C corporation. Real estate interests are more efficiently held in a real estate investment trust.

  . That the structure of the transaction--the sale of the stock of our subsidiaries that own our senior living business--results in significantly higher after-tax sales proceeds when compared to a direct sale of the 31 senior living community assets.

  . That, as part of our agreement, the covenant contained in the agreements governing the HPT subleases described below requiring that we maintain a net worth of $225 million will be amended to reduce the net worth requirement to $30 million which in turn will provide us with flexibility for stock repurchases and permit us to engage in other transactions currently prohibited.

  The company's board of directors also considered a number of potentially negative factors in its deliberation concerning the sale of the senior living business, including:

  . That the consummation of the sale of the senior living business is conditioned upon a number of factors, including: approval by our stockholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the stock purchase agreement, the receipt of certain third-party consents, obtaining $150 to $175 million of new loans, the assumption by SNH/CSL of the existing debt of the senior living business, the spin-off of a lessee by SNH, the absence of a material adverse change relating to our senior living business, satisfactory completion of environmental, engineering, title and survey work, the conversion of certain subsidiaries to Maryland business trusts or Delaware limited liability companies, and obtaining new state healthcare licenses and permits.

  . That we will be responsible for substantially all preclosing liabilities of our senior living business, except for certain liabilities that will be assumed by SNH/CSL at the closing of transaction.

  . That the stock purchase agreement prevents us from soliciting other transactions to acquire our senior living business and requires us to pay SNH $7.5 million if our stockholders have not approved this transaction by December 14, 2001 and an additional $7.5 million if the senior living business is sold or contracted for sale to a third-party before August 9, 2003. We are required to pay $15 million to SNH if our stockholders reject the sale after December 14, 2001, if we accept an alternative proposal from a third-party, or if SNH terminates this agreement because of certain willful acts or omissions by the company.

  . That our senior living business represents substantially all of our existing assets and income and that with the closing of the sale we may not be able to effectively redeploy the capital to purchase our common stock or for acquisitions and/or investments that could replace the income from the senior living business on a per share basis.

  The company's board of directors believed that certain of those negative factors are unlikely to occur or unlikely to have a material impact on the company, while others could be avoided or mitigated by the company, and that overall, the risks associated with the sale of the senior living business to SNH were outweighed by the potential benefits of the sale of the senior living business to SNH.

  The foregoing discussion of information and factors considered by the company's board of directors is not intended to be exhaustive. However, in view of the wide variety of factors considered, our board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. After taking into account all of the factors set forth above, the company's board of directors unanimously determined that the sale of the senior living business was advisable and in the best interest of the company and that the company should proceed with the sale of the senior living business on substantially the terms and conditions set forth in the stock purchase agreement.

Recommendation of Our Board of Directors

  FOR THE REASONS DISCUSSED ABOVE, THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF THE SENIOR LIVING BUSINESS ON SUBSTANTIALLY THE TERMS AND CONDITIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT AND THE RELATED AGREEMENTS AND HAS DETERMINED THAT THE SALE OF THE SENIOR LIVING BUSINESS IS ADVISABLE, AND IN THE BEST INTEREST OF THE COMPANY. ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SALE OF THE SENIOR LIVING BUSINESS PURSUANT TO THE STOCK PURCHASE AGREEMENT AND THE RELATED AGREEMENTS.

Opinion of Deutsche Banc Alex. Brown Inc.

  The company retained Deutsche Bank to act as its financial advisor in connection with an analysis of strategic alternatives for the company, including a possible sale of the senior living business. The company selected Deutsche Bank based on Deutsche Bank's experience, expertise and reputation. Deutsche Bank is an internationally recognized investment banking firm and is regularly engaged in the valuation of business and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distribution of listed and unlisted securities, private placements and valuation for corporate and other purposes.

  In connection with Deutsche Bank's engagement, the company requested that Deutsche Bank render an opinion as to the fairness, from a financial point of view, to the company of the consideration to be received in connection with the sale of the Acquired Companies. On August 8, 2001, at a meeting of company's board of directors held to evaluate the sale of senior living business, Deutsche Bank rendered to company's board of directors an oral opinion, subsequently confirmed by delivery of a written opinion dated August 8, 2001, to the effect that, as of the date and based on and subject to the matters described in its opinion, the consideration to be received in connection with the sale of the Acquired Companies was fair, from a financial point of view, to the company.

  The full text of Deutsche Bank's written opinion, dated August 8, 2001, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement. Our stockholders are urged to read Deutsche Bank's opinion in its entirety. References to Deutsche Bank's opinion and the summary of the opinion contained in this proxy statement are qualified in their entirety by reference to the full text of Deutsche Bank's opinion. Deutsche Bank's opinion is addressed to company's board of directors and relates only to the fairness of the consideration from a financial point of view, does not address any other aspect of the sale of the Acquired Companies or any related transactions and does not constitute a recommendation to any stockholders as to any matter relating to the sale of the Acquired Companies.

  In connection with Deutsche Bank's role as our financial advisor, and in arriving at its opinion, Deutsche Bank has:

  . reviewed certain publicly available financial and other information concerning the company and the Acquired Companies and certain internal analyses and other information furnished to it by us;

  . held discussions with members of our senior management regarding the businesses and prospects of the company and the Acquired Companies;

  . reviewed the reported prices and trading activity for the company's common stock;

  . compared certain financial and stock market information for the company with similar information for certain other companies whose securities are publicly traded;

  . reviewed the financial terms of certain recent acquisition transactions which it deemed comparable in whole or in part;

  . reviewed the terms of the stock purchase agreement and certain related documents; and

  . performed such other studies and analyses and considered such other factors as it deemed appropriate.

  Deutsche Bank did not assume responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the company and the Acquired Companies including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion, and, accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. In addition, Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the company. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the company as to the matters covered by them. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.

  Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, August 8, 2001. Although subsequent developments may affect its opinion, Deutsche Bank has assumed no obligation to update, revise or reaffirm it. Deutsche Bank's opinion and the procedures and analyses described below are based on the consideration of $600 million for all of the stock of the Acquired Companies.

  In rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

  . the representations and warranties of the parties to the stock purchase agreement contained in the stock purchase agreement are true and correct;

  . each party to the stock purchase agreement will perform all of the covenants and agreements to be performed by it under the stock purchase agreement;

  . all conditions to the obligations of each party to the stock purchase agreement to consummate the sale will be satisfied without any waiver thereof;

  . all material governmental, regulatory or other approvals and consents required in connection with the consummation of the sale of the Acquired Companies will be obtained; and

  . in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either party to the stock purchase agreement is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on any party to the stock purchase agreement or materially reduce the contemplated benefits of the sale to the company.

  Set forth below is a summary of the material financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the company's board of directors at its meeting on August 8, 2001. These summaries of financial analyses include information presented in a tabular format. In order to understand fully the financial analyses used by Deutsche Bank, the tables must be read with the text of each summary, because the tables alone are not a complete description of the financial analyses.

  Analysis of Selected Publicly Traded Companies. Deutsche Bank compared certain financial information and commonly used valuation measurements for the Acquired Companies to corresponding information and measurements for a group of five publicly traded health care real estate investment trusts (REITs) that Deutsche Bank deemed to be comparable to the business of the Acquired Companies. We refer to these REITs, which are listed below, as the "selected companies."

  .  Health Care REIT, Inc.

  .  Healthcare Realty Trust Inc.

  .  LTC Properties Inc.

  .  Nationwide Health Properties, Inc.

  .  Senior Housing Properties Trust

  Deutsche Bank compared, among other things, the ratio of enterprise value (which is common equity market value, assuming the conversion of all limited partnership units exchangeable into the selected companies' respective common shares, adjusted by adding the amount of any debt, preferred units, preferred stock and minority interests and subtracting the amount of any cash, cash equivalents and option proceeds assuming exercise, as most recently reported) to earnings before interest, income tax, depreciation and amortization (which we refer to as EBITDA).

  Deutsche Bank calculated the ratio of enterprise value to EBITDA based on EBITDA for the last twelve-month period for which financial data for the relevant selected company has been reported (which we refer to as the LTM period) and projected EBITDA for the 2001 and 2002 fiscal years.

                          Enterprise value to EBITDA


                           LTM                              2001E                             2002E
-----------------------------------------------------------------------------------------------------
   Mean:                  9.8x                              9.8x                              9.6x
-----------------------------------------------------------------------------------------------------
   Median:                10.5                              10.4                               9.9
-----------------------------------------------------------------------------------------------------
   Range:               7.5--10.6                         8.5--10.9                         8.2--10.7


  To calculate the trading multiples for the selected companies, Deutsche Bank used publicly available historical financial performance information and EBITDA estimates provided by Wall Street analyst research reports and, for the Acquired Companies, historical financial information and projections provided by company's management.

  Each selected company is a REIT and as such it does not pay taxes at the corporate level. Our company is a C-corporation that pays taxes at the corporate level. In order to reflect this REIT tax advantage and calculate an appropriate valuation of the Acquired Companies, Deutsche Bank applied the selected company enterprise value to EBITDA multiples to the Acquired Companies' earnings before interest, depreciation and amortization (which we refer to as the EBIDA).

  Deutsche Bank observed that the implied value for the Acquired Companies based upon the high and low for the multiples of the selected companies ranged from approximately $476 million to approximately $696 million, and compared that range of values with the Acquired Companies purchase price of $600 million.

  None of the selected companies is identical to the Acquired Companies. Accordingly, Deutsche Bank believes the analysis of selected publicly traded companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

  Analysis of Selected Precedent Corporate Transactions. Deutsche Bank compared certain financial information and commonly used valuation measurements for the Acquired Companies to corresponding information and measurements for two publicly traded health care REITs which were targets of completed merger and acquisition transactions since January 1, 1998 that Deutsche Bank deemed to be comparable to the business of the Acquired Companies. We refer to these transactions, which are listed below, as the "selected corporate transactions."


   Announcement Date             Acquiror                       Target
---------------------------------------------------------------------------------
     08/04/99          HealthCare Property Investors American Health Properties
---------------------------------------------------------------------------------
     06/09/98          Healthcare Realty Trust       Capstone Capital Corporation


  Deutsche Bank compared, among other things, the ratio of enterprise value to EBITDA. Deutsche Bank calculated this ratio based on EBITDA for the LTM period for which the financial data for the relevant company has been reported and projected EBITDA for the two fiscal years following the year of the transaction.

                           Enterprise value to EBITDA


                           LTM                                FY+1                               FY+2
-------------------------------------------------------------------------------------------------------
   Range:               8.3--10.0                           8.3--9.5                           7.1--7.6


  To calculate the corporate transaction multiples for the selected corporate transactions, Deutsche Bank used publicly available historical financial performance information and EBITDA estimates provided by Wall Street analyst research reports, and, for the Acquired Companies, historical financial information and projections provided by company's management.

  Each company that participated in the selected corporate transactions is a REIT and as such it does not pay taxes at the corporate level. Our company is a C-corporation that pays taxes at the corporate level. In order to reflect this REIT tax advantage and calculate an appropriate valuation of the Acquired Companies, Deutsche Bank applied the selected corporate transactions' enterprise value to EBITDA multiples to the Acquired Companies' EBIDA.

  Deutsche Bank observed that the implied value for the Acquired Companies based upon the high and low for these multiples of the selected corporate transactions ranged from approximately

$461 million to approximately $633 million, and compared that range of values with the Acquired Companies purchase price of $600 million.

  All multiples for the selected corporate transactions were based on public information available at the time of announcement of that transaction, without taking into account differing market and other conditions during the period during which the selected corporate transactions occurred.

  Deutsche Bank noted that none of the selected corporate transactions was identical to the sale of the Acquired Companies. Because the reasons for, and circumstances surrounding, each of the selected corporate transactions analyzed were so diverse, and due to the inherent differences between the Acquired Companies' operations and financial conditions and those of the companies involved in the selected corporate transactions, Deutsche Bank believes that a selected corporate transaction analysis is not simply mathematical in nature. Rather, this analysis involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these selected corporate transactions and the sale of the Acquired Companies that could affect the value of the subject companies and businesses of the Acquired Companies.

  Analysis of Selected Precedent Asset Transactions. Deutsche Bank compared certain financial information and commonly used valuation measurements for the Acquired Companies to corresponding information and measurements for a group of twenty-six health care asset portfolios which were targets of proposed, pending or completed acquisition transactions since January 1, 1999 that Deutsche Bank deemed to be comparable to the Acquired Companies. We refer to these transactions, which are listed below, as the "selected asset transactions."

   Announcement Date                Acquiror                               Target
   -----------------                --------                               ------
     01/04/99          Alterra Healthcare Corp.           HCR ManorCare, Inc.
     01/13/99          Emeritus Corporation               Meditrust
     02/08/99          Capital Senior Living Corporation  Private (ILM Senior Living)
     04/01/99          Fountains Associated Cos.          Private
     04/25/99          Senior Lifestyle Corporation, Inc. Private (Horizon Bay Retirement Corp.)
     06/30/99          Senior Care Group, Inc.            Private
     08/10/99          Northern Berkshire Health System   Private (Sweet Brook Care, Inc.)
     08/12/99          Grand Court Lifestyles, Inc.       Private (RIA Development, Inc.)
     08/31/99          Merrill Gardens                    Private (TORCH HealthCare)
     09/14/99          Bethesda Living Centers            Private (Stazier Properties)
     09/27/99          Grand Court Lifestyles, Inc.       Private
     10/14/99          Tandem HealthCare, Inc.            Extendicare, Inc.
     11/01/99          Southern Assisted Living, Inc.     Private (Hunt Assisted Living, Inc.)
     11/01/99          Florida Coalition for Housing      Private
     12/02/99          Epoch Senior Living, Inc.          Private (Assisted Living Investments, LLC)
     12/22/99          North Carolina Housing Foundation  Private
     01/03/00          Balance Care Corporation           Meditrust Companies
     02/22/00          Hudson Valley Care Centers, Inc.   Private
     03/31/00          Central Park Lodges                Private
     09/01/00          Epoch Senior Living, Inc.          Private
     09/02/00          VillageCare Assisted Living Corp.  Private
     09/16/00          Somerset Senior Services, LLC      Private
     09/29/00          Not disclosed                      Sunrise Assisted Living, Inc.
     12/16/00          WR Retirement LLC                  Sentinel Trust Company
     12/26/00          Regent Assisted Living             Health Care Property Investors
     12/26/00          Regent Assisted Living             LTC Properties

  Deutsche Bank observed that the sale price per room payable in selected asset transactions ranged from $35,859 to $116,438 and that the implied value for the Acquired Companies based on these per room sale prices ranged from approximately $269 million to approximately $873 million, and compared that range of values with the Acquired Companies purchase price of $600 million.

  The sale prices per room for the selected asset transactions were based on The Senior Care Acquisition Report (Erving Levin Associates Inc., 5th edition), without taking into account differing market and other conditions during the period during which the selected asset transactions occurred.

  Deutsche Bank noted that none of the selected asset transactions was identical to the sale of the Acquired Companies. Because the reason for, and circumstances surrounding, each of the selected asset transactions analyzed were so diverse, and due to the inherent differences between the Acquired Companies assets and financial conditions and those of the assets involved in the selected asset transactions, Deutsche Bank believes that a selected asset transaction analysis is not simply mathematical in nature. Rather, this analysis involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these prior transactions and the sale of the Acquired Companies that could affect the value of the subject assets and the Acquired Companies.

  Discounted Cash Flow Analysis. Deutsche Bank performed a discounted cash flow analysis of the Acquired Companies. Deutsche Bank calculated the discounted cash flow value as the sum of the net present values of (i) the estimated future cash flow that the Acquired Companies will generate for the years 2001 through 2005, plus (ii) the Acquired Companies' value at the end of such period, which we refer to as its "terminal value." The estimated future cash flows for the years 2001 through 2005 are based on the financial projections for the Acquired Companies for the years 2001 through 2005 that were prepared by company's management. The terminal values were calculated based on projected EBIDA for 2005 and multiples of enterprise value to EBITDA ranging from 9.0x to 10.0x. Deutsche Bank used discount rates ranging from 9.0% to 10.0%. Deutsche Bank used these discount rates based on its analysis and judgement of the estimated weighted average cost of company's capital and based on the EBITDA multiples on its review of the trading characteristics of the selected companies.

  Deutsche Bank observed that the implied value of the Acquired Companies based upon the discounted cash flow analysis ranged from approximately $574 million to approximately $642 million, and compared that range of values with the Acquired Companies purchase price of $600 million.

  Miscellaneous. The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the company's board of directors and in preparing its opinion, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and therefore is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

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

  In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purposes of enabling Deutsche Bank to provide its opinion to the company's board of directors as to the fairness, from a financial point of view, of the consideration to be received by the company in connection with the sale of the Acquired Companies and do not purport to be appraisals of or necessarily to reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by the company's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the company's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the company or its advisors, none of the company, Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

  The terms of the sale were determined through negotiations between the company and SNH and were approved by the company's board of directors. Although Deutsche Bank provided advice to the company during the course of these negotiations, the decision to enter into the sale was solely that of the company's board of directors. As described above, Deutsche Bank's opinion and presentation to the company's board of directors were only one of a number of factors taken into consideration by our board of directors in making its determination to approve the sale. Deutsche Bank's opinion was provided to the company's board of directors to assist it in connection with its consideration of the sale and does not constitute a recommendation to any holder of the company's common stock as to how to vote with respect to the sale.

  As compensation for Deutsche Bank's financial advisor services, we have paid Deutsche Bank a cash fee of $750,000 and have agreed to pay an additional cash fee of $1.95 million if the sale is consummated. Regardless of whether the sale is consummated, we have agreed to reimburse Deutsche Bank for reasonable fees and disbursement of Deutsche Bank's counsel and Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the sale or otherwise arising out of Deutsche Bank's engagement under the engagement letter with us. We have also agreed to indemnify Deutsche Bank and its affiliates (and their respective control persons, directors, officers, employees and agents) and related parties to the full extent lawful against and all claims, losses, damages, liabilities, costs and expenses, including liabilities under the federal securities laws, arising out of the engagement.

  Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and commercial banking services (including extension of credit) to the company or its affiliates for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the company and SNH for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations. Deutsche Bank is also currently providing financial services to the company unrelated to the proposed sale of our senior living business for which services Deutsche Bank has received and will receive compensation. Deutsche Bank is our advisor and agent under our credit facility.

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

  Deutsche Bank has consented to the inclusion of its opinion, dated August 8, 2001, and the references to its opinion in this proxy statement.

Past Contacts, Transactions and Negotiations

  HRPT was the parent of SNH prior to its spin-off in 1999 and currently owns approximately 44% of the outstanding shares of SNH. As of December 31, 2000, HRPT owned 7% of the outstanding shares of HPT. In addition, REIT Management & Research, Inc. is the investment manager for SNH, HRPT and HPT. Within the past two years, we have had certain contractual agreements with HPT as described below.

  On June 9, 2000, we entered into an agreement with HPT to lease 19 limited-service hotels under long-term lease agreements. HPT acquired the hotels from Marriott International. Marriott International continues to manage the hotels under long-term management agreements with us. The hotels are operated under the Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott and TownePlace Suites by Marriott brand names. The hotel leases have terms that expire on December 31, 2015 with two renewals at our option for an additional ten years.

The Company's Business Following the Completion of the Sale of the Senior Living Business

  After consummation of the proposed sale of our senior living business to SNH, the company will continue to own, manage and lease hotel properties. Following the sale, we will seek to grow our managed hotel portfolio by either acquiring additional hotel management companies or entering into new hotel management agreements. We will look to manage both full-service and limited-service hotels with strong brand quality in the mid-priced to upscale segments of the lodging industry. We intend to grow our strong relationship with Marriott International by pursuing franchise opportunities under the Marriott, Renaissance, Courtyard by Marriott and Residence Inn brand names. We will also expand our current relationships with other hotel management companies by pursuing franchise opportunities to manage hotels under other quality brands such as Hyatt, Hilton, Hilton Garden Inn, Sheraton and Crowne Plaza. We will also look to manage additional conference centers that are either adjacent to managed hotels or that are stand alone facilities.

  We will also pursue ownership interests in hotel properties. One of the primary goals of acquiring an ownership interest in a hotel property will be to secure a long-term hotel management agreement with favorable terms for Crestline Hotels & Resorts.

Material U.S. Federal Income Tax Consequences

  The sale of the senior living business will be a taxable event to the company. We will recognize a gain on the difference between the purchase price, taking into account adjustments to the purchase price (including liabilities assumed), and our adjusted tax basis in the Acquired Companies and other assets sold and will pay income tax accordingly.

  Our stockholders will not recognize any gain or loss as a result of the sale of the senior living business.

Accounting Treatment of the Sale

  As the senior living business is a separate segment of the company, the sale will be treated as "discontinued operations" for accounting purposes, upon obtaining two-thirds of our stockholders vote for the sale. With discontinued operations treatment, the historical financial statements will be

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

restated, all senior living assets and liabilities will be collapsed into one line item on the balance sheet and all senior living income statement amounts will be presented as "discontinued operations" and excluded from income from continuing operations. In the event that our leasehold interests in the Lafayette and Lexington properties are excluded from this transaction under the circumstances described below in "Option to Purchase Lexington, Lafayette and Boynton Beach" (Page ), we would not be selling all of our senior living segment and, accordingly, discontinued operations treatment would not be allowed.

Regulatory Matters

  There are no other federal or state regulatory approvals that are required in order to complete the transaction other than the filing of the Articles of Transfer with the State Department of Assessments and Taxation of Maryland.

  Each of the 31 senior living communities involved in the transaction has one or more healthcare licenses, certificates and permits necessary to operate as currently operating, and 3 of the communities are licensed to operate as continuing care retirement communities. In addition, 23 of the senior living communities participate as providers in Medicare, the federal health insurance program for the aged, and 9 participate as providers in Medicaid, the joint federal-state health insurance program for the poor. Closing of the transaction is continent upon new healthcare permits being issued for each of the senior living communities. The senior living communities that currently participate in Medicare and Medicaid will also need to reapply and be re-certified in order to continue to participate in those insurance programs following closing.

Appraisal Rights

  No appraisal rights are available to our stockholders in connection with the transaction contemplated by the stock purchase agreement because our common stock is listed on the New York Stock Exchange.

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

          TERMS OF THE STOCK PURCHASE AGREEMENT AND RELATED AGREEMENTS

  The terms of the sale of the senior living business are included in the following transaction agreements:

  . stock purchase agreement among SNH, SNH/CSL, Crestline and CSL Group, dated as of August 9, 2001, which is attached hereto as Annex A and is incorporated into this proxy statement by reference;

  .  Escrow Agreement;

  . form of promissory note with a principal amount of $25,000,000 to be issued by SNH at closing;

  . form of tax allocation agreement to be entered into at closing by us, SNH and CSL Group; and

  . amendments to the HPT subleases and related agreements to the subleases between two of our subsidiaries and subsidiaries of Host Marriott.

Closing

  If the proposed sale is approved at the special meeting, the closing of the transaction will take place on January 31, 2002 or, if later, the date on which all conditions precedent to closing set forth in the stock purchase agreement have been satisfied, but in no event later than June 30, 2002, unless the parties agree otherwise.

  Below are summaries of the material provisions of the transaction agreements and instruments. You should refer to the full text of the stock purchase agreement and the exhibits thereto, attached to this proxy statement as Annex A and incorporated by reference, for details of the terms and conditions of this agreement.

The Stock Purchase Agreement

  The following description of the stock purchase agreement describes the material provisions of the stock purchase agreement but does not purport to describe all of the terms of the stock purchase agreement. The full text of the stock purchase agreement and the exhibits thereto are attached to this proxy statement as Annex A and is incorporated by reference. All of our stockholders are urged to read the stock purchase agreement in its entirety because it is the legal document that governs the transaction and the principal document pursuant to which the company will sell the senior living business to SNH.

 Sale of the Senior Living Business

  Acquired Assets

  Pursuant to the terms of the stock purchase agreement, dated as of August 9, 2001, among SNH, SNH/CSL, the company and CSL Group, we will sell to SNH/CSL the capital stock of our subsidiaries, CSL Group, CCC Boynton Beach and CCC Senior Living, which comprise our senior living business. As a result of this transaction, ownership of these subsidiaries and their assets will transfer to SNH/CSL. Additionally as result of the transaction, SNH/CSL or its designee will also assume certain of the liabilities related to our senior living business, including various bonds and loans which are secured by the senior living communities, including the new loans. The stock of

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

these subsidiaries and the assets and certain of the liabilities that will be transferred to SNH/CSL together comprise our senior living business.

  In certain circumstances, our interest in two communities, Lafayette at Country Place and Lexington at Country Place and our 3% general partner interest in a limited partnership that owns the senior living community in Boynton Beach, Florida, may be excluded from the assets to be sold to SNH/CSL. In the event that consents required to transfer our interests in these communities are not obtained prior to the closing of the transaction, the aggregate purchase price for our senior living business will be reduced pursuant to a formula agreed to in the stock purchase agreement. However, for eighteen months SNH will retain an option to purchase our interests in these three properties. Additionally, for eighteen months after the closing of the transaction, we will have the right to require SNH to purchase our interests in the communities should we obtain the consents for transfer of our interests. For additional information regarding SNH's right to purchase our interests in these communities and our right to require SNH to purchase our interests in these communities, see "Option to Purchase Lexington, Lafayette and Boynton Beach" (Page ).

  Purchase Price

  SNH has agreed to acquire our senior living business for a purchase price of approximately $600 million subject to purchase price adjustments and expenses described below. Prior to the closing of the sale of our senior living business, the company intends to obtain approximately $150 to $175 million in new loans secured by certain of the senior living communities, the net proceeds of which will be distributed to Crestline prior to closing as part of the purchase price. We estimate that the net after-tax proceeds from the sale of our senior living business, including cash distributions to us from the new loans, will total approximately $345 million. Part of the $345 million after-tax proceeds will consist of a $25 million principal amount promissory note from SNH.

  The interest rate on the promissory note will be 10% and interest will be payable quarterly in arrears. For additional terms of the promissory note, see "Other Agreements" (Page ). The maturity date of the promissory note is the earlier of January 31, 2004 or the date our loan agreement with Nomura Asset Capital Corporation, which is to be assumed by SNH in this transaction, is repaid in full.

  Adjustments to the Purchase Price

  The purchase price paid at closing will be decreased by (a) any indebtedness of the Acquired Companies including the new loans (in the amount of $150 to $175 million) to be obtained by CSL Group or its subsidiaries, as further described below under "New Loans" (Page ), (b) any unfunded capital expenditures for 2001 of the Acquired Companies prior to the closing of the transaction, (c) any deficiencies in taxes, insurance, pre-closing capital expenditures or mortgage reserves not funded prior to the closing of the transaction, (d) certain amounts paid by senior living residents under continuing care contracts, and (e) any payments that are payable, prior to the closing, to the holders of preferred depositary units representing preferred limited partnership interests in Forum Retirement Partners, L.P., a Delaware limited partnership.

  The purchase price paid at closing will be increased by (a) any capital expenditures required under the communities' operating agreements that have been funded for 2002, (b) any costs associated with obtaining the new loans,
(c) any interest that has been prepaid for any period after the closing of the transaction, (d) any prepayments, including for rent under ground leases, or deposits for taxes, mortgage reserves or insurance for any period after the closing of the transaction.

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

Expenses of the transaction are to be paid by the parties to the transaction, however, some expenses relating to the transaction are to be split evenly between the parties. This allocation of expenses may also affect the final purchase price. For a discussion of expenses, see the discussion contained in "Other Expenses" (Page ).

  Indemnification

  We have agreed to indemnify SNH and its affiliates for certain types of damages relating to or resulting from the breach of any representation and warranties and covenants under the stock purchase agreement. We will not be required to indemnify SNH for any losses until the cumulative amount of such losses exceeds $500,000 and our indemnification obligation does not exceed the amount of the purchase price.

  No Solicitation

  We have also agreed that we will not solicit, initiate, facilitate or enter into an agreement relating to an alternative proposal for the acquisition of the Acquired Companies, either as a sale of assets or stock or as a merger, or enter into a transaction which would prevent, delay or dilute the benefits of the transaction as contemplated by SNH or SNH/CSL.

 New Loans

  Before the closing of the transaction, CSL Group is required to, or will cause one or more of its subsidiaries to incur indebtedness secured by one or more properties currently owned by the Acquired Companies, the principal amount of which will be not less than $150 million and not more than $175 million. The net proceeds from these new loans will be distributed to Crestline not later than one business day prior to the closing and the amount of the distribution will result in a reduction of the purchase price as part of the purchase price adjustment described above. SNH will pay all fees and costs associated with incurring the new loans and the purchase price will be adjusted upward to account for the fees that were subtracted from the proceeds of the new loans distributed to Crestline.

 Post-Closing Distributions

  Amounts received as owner's distributions by CSL Group or any of its subsidiaries under any operating agreement or pooling agreement for any property owned by CSL Group or any of its subsidiaries for the four week period in which the closing date occurs will be prorated between Crestline and SNH/CSL based on the number of days of ownership in the four week fiscal period preceding the closing date (in the case of Crestline) or the number of days on or after the closing date (in the case of SNH/CSL). In addition, if following the closing date any owner's distributions under any operating agreement or pooling agreement are received by SNH/CSL or any of its subsidiaries for the 2001 fiscal year, any four week fiscal period in 2002 prior to the closing date, or for the portion of the four week period in which the closing date occurs, then SNH and SNH/CSL will cause these amounts to be remitted promptly to Crestline.

 Option to Purchase Lexington, Lafayette and Boynton Beach

  If, prior to the closing of the transaction, we are unable to get any of the consents necessary to sell our interests in the senior living communities at Lafayette at Country Place, Lexington at Country Place and/or CCC Boynton Beach, our interests in the communities for which consents have not yet been obtained may be excluded from the Acquired Companies and the purchase price will be reduced accordingly. However, Crestline and CSL Group have agreed, following the closing, to continue to use commercially reasonable efforts to obtain any necessary consents required to transfer our interests in these communities, and to cause these communities to continue to conduct business in the ordinary course consistent with past practice. For eighteen months after the closing of the transactions, SNH will have the option to purchase all of the issued and outstanding equity of the communities for which consents have not been received, or, at the election of SNH, the option to purchase all of the assets of the communities for which consents have not been received, at a price approximately equal to the amount by which the purchase price for the overall transaction was reduced. If SNH exercises this option before the necessary consents are obtained, SNH will indemnify Crestline for any loss, cost or expense that Crestline incurs as a result of SNH's purchase of our interests, and SNH will not be entitled to rely on the representations and warranties expressed by Crestline and CSL Group in the stock purchase agreement with respect to the communities for which consents have not been received. SNH's option to purchase our interests will expire on the eighteen month anniversary of the closing date.

  If SNH does not purchase our interests in these three communities at the closing of the transaction and we subsequently obtain the necessary consents, we may require SNH to purchase our interests in the three communities according to the purchase price formula agreed to in the stock purchase agreement. If we require SNH to purchase any of our interests in the three communities, we will make the same representations and warranties as to the subsequently purchased properties as were made in the stock purchase agreement for the other senior living communities sold on the closing date. For a discussion of the representations and warranties made, see "Representations and Warranties" (Page
 ). Our right to require SNH to purchase our interests in the three communities will terminate eighteen months after the closing of the transaction.

 Representations and Warranties

  In the stock purchase agreement, Crestline and CSL Group made customary representations and warranties, subject to qualifications for materiality and exceptions disclosed to SNH and SNH/CSL, concerning their business and assets. The representations and warranties must be true and correct, subject to customary qualifications for materiality, at the closing of the transaction, or SNH will not be required to complete the transactions. These representations and warranties relate to, among other things:

  . the corporate organization of the Acquired Companies and similar corporate matters;

  . the correctness of our disclosure relating to the absence of conflict with, violation or breach of, or default under the Acquired Companies' organizational documents, agreements or similar obligations in connection with the stock purchase agreement;

  . the completeness and correctness of corporate books and records for the Acquired Companies and their compliance with generally accepted accounting principles;

  .  the accuracy of the financial statements of the Acquired Companies;

  . the absence since June 15, 2001, of any change that, individually or collectively with all other changes, has had or which could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or operating income of the Acquired Companies, that taken as a whole would result in at least $10 million decrease in value or a $1 million annual reduction in cash flow;

  . the tax disclosure of any material law suits or actions filed or threatened against the Acquired Companies;

  . the compliance with all material laws and permits necessary for the Acquired Companies to operate their business;

  . the absence of any proceeding, plan or effort that might materially impair the zoning of the senior living communities or modify or realign any adjacent street or highway;

  . the assets, material contracts, employee benefit plans, insurance, reserves and working capital of the Acquired Companies in the stock purchase agreement in all material respects;

  .  the storage, disposal or release of any hazardous material;

  . the filing of material tax returns of the Acquired Companies and the disclosure of matters relating to tax agreements or any outstanding tax liability or deficiency; or

  . any information regarding any broker, agents or persons acting on behalf of Crestline and CSL Group in connection with the transaction.

  The stock purchase agreement contains customary representations and warranties of SNH and SNH/CSL relating to:

  . the corporate organization and similar corporate matters of SNH and SNH/CSL;

  . the ability of SNH and SNH/CSL to execute and deliver the stock purchase agreement and perform its obligations thereunder;

  . the authorization and approval of the board of trustees for SNH and SNH/CSL;

  . the absence of conflict with, violation or breach of, or default under SNH's or SNH/CSL's organizational documents, agreements or obligations or the absence of any required consent from or registration with any governmental entity;

  . the accuracy of SNH's and its subsidiaries' information with regard to their consolidated financial statements and with respect to the absence of bankruptcy proceedings;

  .  any law suits or actions filed or threatened against SNH or SNH/CSL; and

  . any information regarding any broker, agents or persons acting on behalf of SNH or SNH/CSL in connection with the transaction.

 Conduct of Business Prior to the Sale

  We have agreed that, until the earlier of the termination of the stock purchase agreement or the closing of the transaction or unless SNH agrees in writing, the Acquired Companies will conduct their respective businesses only in the ordinary course of business consistent with past practice and the operating agreements that we entered into with Marriott Senior Living Services, Inc. Unless SNH gives prior written consent or the action is required to be taken by us in connection with obtaining the new loans, we have agreed, subject to customary limitations and qualifications, that the Acquired Companies will not take any of the following actions:

  . adopt or propose any amendment to their organizational documents, except as provided for in the stock purchase agreement;

  . issue, pledge or sell or propose or authorize the issuance, pledge or sale or grant of capital stock or other equity securities, options, and warrants;

  . declare, pay or set aside any dividend or other distribution or payment, except as provided for in the stock purchase agreement;

  . enter into any contract involving payments of more than $100,000 per year that can not be terminated upon 30 days notice without penalty, except that CSL Group may purchase an interest rate cap or other hedge device in respect of the GMAC mortgage loan out of monies held specifically as part of the mortgage reserves for this purpose;

  .  grant any options to directors or officers;

  . enter into any employment, consulting or severance agreement or arrangment with any person;

  . take draws on any of Crestline's corporate lines of credit or incur or modify any debt or other obligation of Crestline or make any loan or extend any credit or guarantees other than in the ordinary course of business;

  . transfer, lease, license, guarantee, sell, or encumber any material properties or assets, including intellectual property;

  . agree to the settlement of any material claim or litigation, other than settlements agreed to on behalf of an Acquired Company as may be contemplated by the operating agreement between our subsidiary and Marriott Senior Living Services, Inc.;

  . make or rescind any material tax election, settle any tax claims, or compromise any material tax liability (except as permitted in accordance with an operating agreement);

  . make any material changes in our accounting principles, practices or methods;

  . incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans or advances to any other person or entity, other than CSL Group or its subsidiaires, with the exception that CSL Group and its subsidiaries may draw down their line of credit provided that the amount is repaid prior to closing;

  . pay, discharge or satisfy any liabilities other than in ordinary course of business;

  . delay or postpone payment of accounts payable or other liabilities, other than in the ordinary course of business consistent with past practice;

  . take any action that could be expected to have a material adverse effect on the business, results of operations, financial condition or operating income of the Acquired Companies, that taken as a whole would result in at least $10 million decrease in value or a $1 million annual reduction in cash flow, other than as permitted in the ordinary course of business and in accordance with the operating agreements;

  . take any action that could reasonably be expected to cause any of the closing conditions to not be satisfied, other than as are permitted to be taken by Marriott Senior Living Services, Inc. in the ordinary course of business and in accordance with the operating agreements;

  . modify, amend, or terminate any material contracts or waive any material rights or claims, other than in ordinary course of business or as may be taken by Marriott Senior Living Services, Inc. in the ordinary course of business and in accordance with the operating agreements; or

  . agree, whether in writing or otherwise, to take any of the foregoing actions.

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

 Covenants

  The company and SNH have agreed that during the period between the date of the stock purchase agreement and the closing, they will:

  . provide, and cause their subsidiaries to provide, SNH, its counsel, accountants, consultants, financing sources and other authorized representatives, reasonable access upon reasonable advance notice and during normal business hours to the company's and its subsidiaries' employees and books of account and records, including all contracts affecting the senior living communities and to furnish data to SNH as reasonably requested by SNH or its representatives;

  . provide, and cause their subsidiaries to provide, Crestline, its counsel, accountants, consultants, financing sources and other authorized representatives, reasonable access upon reasonable advance notice and during normal business hours to SNH's and its subsidiaries' employees and books of account and records, including all contracts affecting the senior living communities and to furnish data to Crestline as reasonably requested by Crestline or its representatives;

  . subject to certain exceptions, to keep confidential nonpublic information obtained in connection with the sale of the senior living business;

  . on or before October 15, 2001, SNH will give Crestline notice of any title exceptions which SNH objects to which adversely affect any of the senior living communities in any material respect and Crestline may elect to remove the title exception objected to by SNH at or prior to the closing, should Crestline not elect to remove the title exception, SNH may terminate the agreement;

  . on or before October 15, 2001, SNH will give Crestline notice of any matters shown on the surveys prepared in connection with the stock purchase agreement that SNH believes adversely affects any of the communities and Crestline may elect to remedy such matter at or prior to closing, should Crestline not elect to remedy the survey defect, SNH may terminate the agreement;

  . on or before October 15, 2001, SNH will give Crestline notice of any environmental matter which adversely affects any of the senior living communities in any material respect and Crestline may elect to remedy such matter at or prior to closing, should Crestline not elect to remedy the environmental matter, SNH may terminate the agreement;

  . cooperate and use their reasonable best efforts to take all actions necessary to consummate the transaction as contemplated by the stock purchase agreement;

 No Solicitation of Acquisition Proposals

  The company and its subsidiaries and affiliates have agreed that until the termination of the stock purchase agreement in accordance with the provisions of the stock purchase agreement, they will not authorize or permit any of the respective officers, employees, consultants, financial advisors, attorneys, accountant or other representatives to encourage, solicit, initiate or facilitate the making of any of the following transactions, or enter into any agreement, letter of intent or similar agreement contemplating, or relating to the following transactions:

  . any direct or indirect purchase or acquisition of a substantial amount of assets or any class of equity securities of any of the Acquired Companies;

  . any tender offer or exchange that would result in the transfer of the equity securities of any of the Acquired Companies;

  . any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transfer effecting the transfer of the Acquired Companies;

  . any transaction relating to any of the Acquired Companies that would slow down or prevent the completion of the proposed transaction with SNH; and

  . any transaction relating to any of the Acquired Companies that could be expected to reduce the benefit contemplated by SNH and SNH/CSL under the stock purchase agreement.

  We must notify SNH if we receive, or our wholly owned subsidiary CSL Group receives, an offer to purchase our assets or a request for non-public information. Should we receive an offer or inquiry from a third-party, we must inform SNH in writing who made the request or offer and describe the material terms of the request.

  However, prior to the approval of the transaction by our stockholders, if we receive an unsolicited proposal that our board of directors determines, in good faith, is reasonably likely to lead to a transaction that is more favorable to the company, then we may furnish information to the third-party making the unsolicited proposal, and participate in negotiations concerning the proposal, so long as our board of directors has determined in good faith, after consultation with legal counsel and its financial advisors, that this action is required in order for the company to comply with its fiduciary obligations under applicable Maryland law. For a discussion of the break-up fee that we will be obligated to pay SNH should we accept an alternative proposal, see "Termination Fee" (Page ).

 Conditions to Consummation of the Transaction

  The sale of our subsidiaries as contemplated by the stock purchase agreement is subject to certain conditions, including the following:

  .  approval by a two-thirds vote and consent of our stockholders;

  . all consents required under the stock purchase agreement for the transfer of the senior living business having been obtained;

  .  the issuance of new state healthcare licenses and permits;

  . no injunction, judgment or other order having been issued by any governmental entity to prohibit or restrict the consummation of the transaction;

  . no statute, rule, regulation, executive order, judgment, decree or order having been enacted or promulgated by any governmental entity to prohibit or restrict the consummation of the transaction;

  . Crestline, the Acquired Companies, SNH and SNH/CSL having entered into a tax allocation agreement in the form attached as an exhibit to the stock purchase agreement;

  .  each party's representations and warranties being true and correct;

  . each party having complied with all covenants in the agreement in material respects;

  . the company having received an opinion of Sullivan & Worcester LLP, counsel to SNH and SNH/CSL;

  .  SNH having received an opinion of our counsel, Arnold & Porter;

  . the HPT subleases and related agreements to the subleases between two of our subsidiaries and subsidiaries of Host Marriott having been amended in accordance with the terms of the stock purchase agreement;

  .  SNH having received estoppel certificates from specified third-parties;

  . the title company being prepared to issue title insurance policies to the Acquired Companies, insuring title to their properties;

  . our operating agreements for the senior living communities and the other Marriott Agreements, as defined in the stock purchase agreement, continuing to be in full force and effect as of the closing date;

  . certain of the Acquired Companies having been reorganized either as a business trust organized under the laws of the State of Maryland or a Delaware limited liability company;

  . we having closed new loans in the principal amount between $150 to $175 million;

  . the Acquired Companies having made distributions in an amount equal to the net proceeds of the new loans;

  . third parties having consented to the assignment to SNH of Crestline's prior Tax Matters Agreements, as defined in the stock purchase agreement, and the Prior Tax Matters Agreements being in full force and effect;

  . the limited partnership interests in Panther Holdings Level I, L.P. not owned by the Acquired Companies having been acquired (or, in the alternative, Crestline and SNH having entered into an agreement by which Crestline agrees to indemnify SNH for 50% of actual costs incurred (up to $250,000) by SNH after the closing date to purchase or redeem such limited partnership interests);

  . the company having either paid any remaining purchase price obligation under the Agreement for Purchase and Sale, dated December 10, 1997, for the community known as Gables at Winchester before the closing date, or Crestline having entered into an agreement with SNH to indemnify SNH for any amounts payable;

  . the existing officers, directors and managers of each of the Acquired Companies having resigned; and

  . SNH having received an officer's certificate from the Acquired Companies certifying that all its conditions to closing have been satisfied.

 Termination

  The stock purchase agreement may be terminated prior to the closing of the transaction by mutual agreement of Crestline and SNH, whether before or after receiving approval of our stockholders.

  In addition, either Crestline or SNH may terminate the stock purchase agreement if:

  .  the parties mutually agree to terminate the agreement;

  . the transaction is not completed by June 30, 2002, except that the right to terminate the agreement will not be available to a party where the conditions required to be satisfied before that party is obligated to close have been or could have been met or waived and the party has failed or refused to close;

  . any order, writ, injunction or decree from any court, government or regulatory agency prohibits Crestline, CSL Group or SNH from completing the transaction and despite reasonable efforts by Crestline, CSL Group or SNH, the order, writ, injunction or decree is not removed within 90 days after it was made;

  . the proposed transaction described in this proxy statement is not approved by the requisite vote of our stockholders;

  . our board of directors has accepted another proposal or offer after determining in good faith (consistent with the advice of our counsel and our financial advisors) that any of the following actions is required to comply with the company's fiduciary obligations under applicable Maryland law:

    . any proposal or offer from anyone relating to any direct or indirect acquisition of a substantial amount of assets or any class of equity securities of any Acquired Company by another party;

    . any tender offer or exchange offer that, if completed, would transfer any stock of an Acquired Company;

    . any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction which effects the transfer of any Acquired Company; or

    . any other type of transaction that relates to any Acquired Company that may delay, prevent or interfere with the sale of our subsidiaries' stock to SNH or that would reduce SNH's expected benefit from the stock purchase agreement.

  Either Crestline or SNH may independently terminate the stock purchase agreement if:

  . the non-terminating party has failed to perform in any material respect any agreement in the stock purchase agreement or has breached any representation or warranty, which breach could have a material adverse effect.

  SNH may terminate the agreement according to the process outlined in the stock purchase agreement if:

  . SNH gives Crestline written notice on or before September 30, 2001 of any title exceptions which SNH objects to which adversely affect any of the senior living communities in any material respect and Crestline does not elect to remove the title exception objected to by SNH at or prior to the closing;

  . SNH gives Crestline written notice on or before September 30, 2001 of any matters shown on the surveys prepared in connection with the stock purchase agreement that SNH believes adversely affects any of the communities and Crestline does not elect to remedy such matter at or prior to closing; and

  . SNH gives Crestline written notice on or before September 30, 2001 of any environmental matter which adversely affects any of the senior living communities in any material respect and Crestline does not elect to remedy such matter at or prior to closing.

 Termination Fee

  We must pay SNH a termination fee of $7.5 million if the stock purchase agreement is terminated because our stockholders reject the transaction at a special meeting held on or before December 14, 2001. If our stockholders reject the transaction at a special meeting held after December 14, 2001, we must pay a termination fee of $15 million.

  We must pay SNH a termination fee of $15 million if the stock purchase agreement is terminated in the following circumstances:

  . if our stockholders reject the transaction at a special meeting of our stockholders held on or before December 14, 2001 and we then sell or contract to sell substantially all of assets that were to be sold pursuant to the stock purchase agreement to another party on or before August 9, 2003;

  . if our board of directors has accepted another proposal or offer after determining in good faith (consistent with the advice of our counsel and our financial advisors) that any of the following actions is required to comply with the company's fiduciary obligations under applicable Maryland law:

    . any proposal or offer from anyone relating to any direct or indirect acquisition of a substantial amount of assets or any class of equity securities of any Acquired Company by another party;

    . any tender offer or exchange offer that, if completed, would transfer any stock of an Acquired Company;

    . any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction which effects the transfer of any Acquired Company; or

    . any other type of transaction that relates to any Acquired Company that may delay, prevent or interfere with the sale of our subsidiaries' stock to SNH or that would reduce SNH's expected benefit from the stock purchase agreement.

  . if Crestline or its subsidiaries has failed to perform in any material respect any agreement in the stock purchase agreement or has breached any representation or warranty, which breach could have a material adverse effect.

  SNH must pay Crestline a termination fee of $15 million in the following circumstances:

  . if SNH does not have sufficient funds to pay the purchase price other than as a result of the failure of Crestline to obtain or close our obligation to obtain new loans of $150 to $175 million prior to the completion of the transaction; or

  . if SNH has willfully breached or failed to complete any covenant or agreement, such that the conditions to closing are incapable of being satisfied by June 30, 2002.

 Other Expenses

  The stock purchase agreement provides that except as otherwise specifically provided, all fees and expenses incurred by a party in connection with the stock purchase agreement and the transaction contemplated by the stock purchase agreement will be paid by the party incurring those fees or expenses. However, SNH will pay all costs associated with the following:

  . all fees and expenses incurred with connection to the assumption or termination of our GMAC mortgage loans secured by some communities;

  . all costs for any healthcare licensing permits concerning the senior living communities required due to the transaction;

  . any fees or costs, including federal, state and local transfer taxes, incurred in connection with changing the ownership structure of entities that own the senior living communities;

  .  the cost of any "Earnings and Profits" analysis; and

  . any prepayment penalty or fee, or other fees and costs incurred in connection with the prepayment of our Nomura mortgage loan secured by some communities.

  Crestline and SNH will equally divide the expenses relating to (a) filing fees associated with governmental regulatory approvals, (b) transfer taxes, (c) title insurance premiums, (d) costs of surveys and environmental reports, (e) any fees or costs paid to obtain the consent of any person required under the stock purchase agreement, and (f) costs incurred in connection with preparing the audited balance sheets of CSL Group and its subsidiaries that are a condition to closing.

 Indemnification

  The stock purchase agreement provides that, in the event of any losses, damage, liabilities, deficiencies, taxes, costs, and expenses, including interest and reasonable attorney's fees and expenses, we must indemnify SNH and its officers, trustees, employees and agents for any losses connected with:

  . any breach by Crestline or CSL Group of any representations, warranties, covenants, agreements or obligations contained in the stock purchase agreement; or

  . any judicial proceeding relating to any breach by Crestline or CSL Group of any representations, warranties, covenants, agreements or obligations contained in the stock purchase agreement.

  Additionally, the stock purchase agreement provides that SNH will indemnify Crestline or our affiliates, officers, directors, employees and against losses, damage, liabilities, deficiencies, taxes, and expenses, including interest and reasonable attorney's fees and expenses for any losses connected with:

  . any breach by SNH and SNH/CSL of any representations, warranties, covenants, agreements or obligations contained in the stock purchase agreement; or

  . any judicial proceeding relating to the breach by SNH and SNH/CSL of any representations, warranties, covenants, agreements or obligations contained in the stock purchase agreement.

  Crestline and SNH will not have an obligation to indemnify each other unless either party has damages or losses totaling more than $500,000. Both Crestline and SNH may make claims for indemnification for one year following the closing of the transaction and both parties agree to indemnify each other for one year. Generally, all claims for indemnification not asserted or pending one year after the closing will expire. However, SNH can seek repayment from Crestline for any losses it suffers that are attributable to a breach of our representation in the agreement regarding the organization and capitalization of Crestline, CSL Group, CSL Group's subsidiaries, CCC Boynton or CCC Senior Living. In addition, SNH may seek indemnification up to the end of the statute of limitations for claims involving tax liabilities or the storage, disposal or release of environmentally hazardous materials.

  Our aggregate obligation to indemnify SNH may not be more than the purchase price SNH/CSL paid for our assets.

 Amendment and Waiver

  The stock purchase agreement may be amended by any later written agreement signed by the parties to the agreement. The general partner, board of directors or board of trustees of each party must give its approval for any amendment to the agreement.

Other Agreements

 Escrow Agreement

  Pursuant to the transaction, on August 9, 2001, Crestline and SNH entered into an Escrow Agreement which is attached to this proxy statement as Exhibit B to the stock purchase agreement. Pursuant to the Escrow Agreement, on August 9, 2001, SNH deposited $ 7.5 million with an escrow agent. Upon consummation of the sale of the senior living business, funds in escrow will be paid to us and will constitute a portion of the purchase price payable to us. However, the funds may be released upon the mutual written instruction of SNH and Crestline. In addition, the funds may be released to SNH if it sends notice to the escrow agent that the stock purchase agreement was terminated because a closing condition was not met and the failure to meet the closing condition was not due to the willful act or omission of SNH. For a discussion of these closing conditions, see "Conditions to Consummation of the Transaction" (Page ). If a closing condition was not met because of our willful act or omission, we will be obligated to pay SNH $15 million. For additional discussion of the termination fees, see "Termination Fee" (Page ). Crestline and SNH will each pay half of the reasonable expenses of the escrow agent.

 Promissory Note

  On the closing date, SNH will deliver a promissory note in the amount of $25 million which will constitute a part of the purchase price. The maturity date of the promissory note is the earlier of January 31, 2004 or the date our loan agreement with Nomura Asset Capital Corporation, which is to be assumed by SNH in this transaction, is repaid in full. We entered into the Nomura loan agreement on September 1, 1995 for the principal amount of approximately $124.7 million and approximately $116.7 remains outstanding.

  The interest rate on the unpaid principal of the SNH note will be an annual rate of 10%. Interest will be payable in arrears by SNH in equal installments on the last day of March, June, September and December each year during which the note remains outstanding. If SNH defaults in its obligations to repay the note, three percent will be added to the interest rate until the entire obligation is repaid in full. The promissory note is attached to the proxy statement as Exhibit C to the stock purchase agreement.

 Tax Allocation Agreement

  At or prior to closing, Crestline, SNH, SNH/CSL and the Acquired Companies will enter into a Tax Allocation Agreement in the form of Exhibit E to the stock purchase agreement. The tax allocation agreement provides for allocations of and indemnifications with respect to certain liabilities for taxes and for the preparation and filing of tax returns.

 Amendments to HPT Sublease Agreements

  On December 31, 1998, we entered into agreements to sublease 71 limited-service hotels from subsidiaries of Host Marriott Corporation. The Host Marriott subsidiaries lease these hotels from

Hospitality Properties Trust, which we refer to as HPT, under long-term lease agreements. The subleased hotels are managed by Marriott International under long-term management agreements and are operated under the Courtyard by Marriott and Residence Inn brand names. Our subleases for the Courtyard properties expire in 2012 and our subleases for the Residence Inn properties expire in 2010. We refer to these subleases in this proxy statement as the HPT subleases.

  There are several agreements related to the HPT subleases, including Master Leases, Consents to Sublease and Agreements, Membership Interest Pledge and Security Agreements, and Pledge and Security Agreement-Demand Notes. Under the terms of these agreements governing the HPT subleases, Crestline is required to maintain a minimum net worth of not less than $225 million.

  The stock purchase agreement provides that our obligation to close the sale of the senior living business is dependent upon Crestline and HPT entering into an agreement to amend certain of the agreements relating to the HPT subleases such that the minimum net worth requirement of Crestline is reduced to not less than $30 million rather than the prior requirement of not less than $225 million. In addition, we are required to amend the agreements relating to the HPT subleases such that HPT must consent to any reorganization, merger or the sale of assets which affects Crestline, in which the surviving entity or purchaser is (a) organized under the laws of a place of business in a state in the United States or the District of Columbia, (b) has a tangible net worth of not less than $30 million, (c) is an experienced asset manager of hotel properties, (d) is not a real estate investment trust or controlled by a real estate investment trust, and (e) is not controlled by convicted felons. In the event that the surviving entity or purchaser related to a reorganization, merger or sale of assets affecting Crestline does not meet the five requirements set forth in the prior sentence, then the net worth requirement reduction modification of not less than $30 million will increase to $225 million.

                     CERTAIN INFORMATION ABOUT THE COMPANY

  The company operates in the lodging and senior living industries through the management, ownership and leasing of hotels and the ownership of senior living communities.

  We became a publicly traded company on December 29, 1998 when Host Marriott Corporation completed its plan of reorganizing its business by spinning off our company to the stockholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust or REIT. In connection with the spin off, stockholders of Host Marriott received one share of our common stock for every ten shares of Host Marriott common stock. Because tax legislation existing at the time of the distribution did not permit REITs to derive revenues directly from the operation of hotels, it became necessary for Host Marriott to lease or sublease its hotels to an unrelated party. By completing the spin off, Crestline became the third-party leasing vehicle used by Host Marriott to lease or sublease substantially all of its hotels.

  Lodging. The company is engaged in the hotel management business through its wholly-owned subsidiary, Crestline Hotels & Resorts, Inc. Crestline Hotels & Resorts currently manages, or has agreements to manage, 36 hotels and conference centers that total 6,957 rooms (including four additional hotels currently under construction that will have 731 rooms). The company's managed hotels are geographically diverse and are located in twelve states and the District of Columbia. Crestline Hotels & Resorts' hotels compete in the upscale full-service, and the moderate-priced and extended-stay limited-service segments of the lodging industry. The managed hotels are operated independently and under such well regarded brands as Marriott, Hyatt, Hilton, Sheraton, Renaissance, Crowne Plaza, Courtyard by Marriott, Residence Inn, Holiday Inn and Hilton Garden Inn.

  The company also owns an equity interest in certain of the hotels that Crestline Hotels & Resorts manages. Among the hotels and conference centers in Crestline Hotels & Resorts' management portfolio, the company owns one of the hotels and has an equity interest in two of the other hotels and one conference center. In addition, the company owns an equity interest in two of the four limited-service hotels that are currently under construction that will also be managed by Crestline Hotels & Resorts.

  We also lease 28 limited-service hotels and sublease 71 limited-service hotels from several REITs. These limited-service hotels are managed by Marriott International under long-term management agreements under the Courtyard by Marriott, Residence Inn, TownePlace Suites by Marriott and SpringHill Suites by Marriott brand names.

  Senior Living. Our senior living businesss constitutes a portfolio of 31 senior living communities with nearly 7,500 units located in 13 states that are managed by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, under long-term operating agreements. Our senior living portfolio is positioned in the quality tier segment of the senior living industry. The quality tier segment of the market focuses on customers who are 75 years or older with an annual income of $25,000 or more. Our senior living communities generally offer the residents the full continuum of care: independent living; assisted living; special care centers; and healthcare units.

  In general, residents in independent living units participate in a community's dining plan and other social functions and may utilize other services such as housekeeping, laundry or transportation. Typically, these residents do not need assistance with activities of daily living such as eating, bathing, grooming, dressing or medicine reminders. Assisted living residents typically require some assistance with some or all of these activities. Certain assisted living communities have special care centers that provide personal assistance for residents with Alzheimer's disease or other forms of dementia. Residents who develop further physical or cognitive frailties that require more intensive medical attention often reside in healthcare units.

  For the reasons explained elsewhere in this proxy statement, we have entered into the stock purchase agreement to sell our senior living business to SNH/CSL and to concentrate our future efforts on growing and expanding our hotel management business.

  Following completion of the sale of the senior living business, we intend to grow our managed hotel portfolio by either acquiring additional hotel management companies or entering into new hotel management agreements. We will look to manage both full-service and limited-service hotels with strong brand quality in the mid-priced to upscale segments of the lodging industry. We intend to grow our strong relationship with Marriott International by pursuing franchise opportunities under the Marriott, Renaissance, Courtyard by Marriott and Residence Inn brand names. We will also seek to expand our current relationships with other hotel management companies by pursuing franchise opportunities to manage hotels under other quality brands such as Hyatt, Hilton, Hilton Garden Inn, Sheraton and Crowne Plaza. We will also look to manage additional conference centers that are either adjacent to managed hotels or that are stand alone facilities.

  We will also pursue, under certain circumstances, ownership interests in hotel properties. One of the primary goals of acquiring an ownership interest in a hotel property will be to secure a long-term hotel management agreement with favorable terms for Crestline Hotels & Resorts. Generally, we will look to contribute small amounts of equity or mezzanine financing in hotel projects in order to obtain long-term hotel management agreements.

Recent Developments

 Sale of Ten Residence Inns

  As discussed in the company's Current Report on Form 8-K, which is incorporated by reference in this proxy statement, on September 28, 2001, we sold our portfolio of ten Residence Inn hotels to Apple Hospitality Two, Inc. for total consideration of $119 million, including $53 million of assumed debt.

                        PRO FORMA FINANCIAL INFORMATION

  The accompanying unaudited pro forma consolidated statements of operations for the twenty-four weeks ended June 15, 2001 and the fiscal year ended December 29, 2000 reflect the following transactions as if they occurred at the beginning of the period presented. The accompanying unaudited pro forma consolidated balance sheet as of June 15, 2001 reflects the following transactions as if they occurred on that date:

  .  2002 sale of the senior living business

  .  2001 sale of the company's full-service hotel leases

  .  2001 sale of ten Residence Inns

  .  2001 corporate restructuring

  .  2000 sale of one Residence Inn

  As described in this proxy statement on August 9, 2001, the company and its wholly owned subsidiary, CSL Group, entered into a stock purchase agreement with SNH and SNH/CSL. Pursuant to the stock purchase agreement, SNH/CSL would purchase the stock of CSL Group and certain other subsidiaries of the company that compose our senior living business for $600 million, including the assumption of approximately $235 million of existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two-thirds of the company's stockholders, arranging additional mortgage financing for $150 million to $175 million, obtaining certain consents and other customary closing conditions.

  On November 13, 2000, the company entered into an agreement with a subsidiary of Host Marriott Corporation for the purchase and sale of the company's subsidiaries owning the leasehold interests in the full-service hotels leased from Host Marriott. The purchase and sale transaction generally transferred ownership of the company's subsidiaries owning the full-service hotel leasehold interests to a subsidiary of Host Marriott for a total consideration of $205 million in cash. On January 10, 2001, upon receipt of all required consents, the purchase and sale transaction was completed for $201 million, which reflected the deferral of the sale of one of the leases for $4 million. On June 15, 2001, the remaining lease was sold for $4 million. The company recognized a pre-tax gain on the transaction of $204 million in 2001, net of transaction costs. In connection with the sale of the full-service hotel leases, the corresponding hotel working capital notes were repaid and the hotel asset management contract with Host Marriott and the company's hotel asset management employees were terminated.

  On May 18, 2001, the company entered into an agreement with Apple Hospitality Two, Inc. for the purchase and sale of the company's interest in ten Residence Inn hotels for total consideration of $119 million, including approximately $54 million of debt that will be assumed by Apple. In connection with entering into the purchase and sale transaction, the company and Apple entered into a loan agreement in the second quarter of 2001 whereby Apple loaned the company $47 million. The loan bears interest at 12% and was due upon the earlier of the closing of the transaction or September 30, 2001. On September 28, 2001, the purchase and sale transaction was completed and the $47 million loan was repaid.

  In the second quarter of 2001, the company restructured its corporate operations due to the sale of the full-service hotel leases. As a result, the company recorded a corporate restructuring charge in 2001 for the severance of certain corporate employees of approximately $6.1 million. Included in the restructuring charge is a $3.6 million non-cash charge for the acceleration of the vesting of stock options and stock awards.

  In February 2000, the company sold one of its Residence Inn hotels for a net sales price of $6.2 million.

  The unaudited pro forma financial statements present the company's financial position and results of operations as if the transactions discussed above were completed. These presentations do not purport to represent what the company's results of operations would actually have been if these transactions had in fact occurred on such date or at the beginning of such period or to project the company's results of operations for any future date or period. The accompanying unaudited pro forma consolidated financial statements do not include any assumptions for use of the proceeds received from the sale of the full-service hotel leases, the ten Residence Inns, or the senior living business.

  The unaudited pro forma financial statements are based upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements, that the company believes are reasonable under the circumstances and should be read in conjunction with the company's consolidated financial statements and notes thereto included in the company's Form 10-K as of December 29, 2000 and Form 10-Q as of June 15, 2001.

                         CRESTLINE CAPITAL CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                              As of June 15, 2001
                       (in thousands, except share data)

                                                     Pro Forma Adjustments
                                      --------------------------------------------------------------
                                                          Sale of       Financing
                                         Sale of        Full-Service    of Senior         Sale of
                          Historical  Residence Inns    Hotel Leases     Living        Senior Living    Pro Forma
                          ----------  --------------    ------------    ---------      -------------    ---------
ASSETS
Property and equipment,
 net....................  $  747,710    $ (87,151) (A)    $    --       $    --          $(635,024) (G) $  25,535
Hotel working capital...       7,330          --               --            --                --           7,330
Due from hotel
 managers...............      11,128         (567) (A)         --            --                --           9,505
                                           (1,056) (B)
Due from Marriott Senior
 Living Services........       9,289          --               --            --             (9,289) (G)       --
Note receivable.........         --           --               --            --             25,000  (G)    25,000
Other assets............      83,888       (5,587) (A)      (4,357) (D)    5,000  (F)      (15,005) (G)    63,152
                                                                            (787) (F)
Cash and cash
 equivalents............     201,188       51,372  (A)       4,357  (D)  157,500  (F)      162,669  (G)   490,168
                                            1,056  (B)     (40,727) (E)
                                          (47,247) (C)
                          ----------    ---------         --------      --------         ---------      ---------
                          $1,060,533    $ (89,180)        $(40,727)     $161,713         $(471,649)     $ 620,690
                          ==========    =========         ========      ========         =========      =========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Debt:
 Mortgage debt..........  $  276,093    $ (53,619) (A)    $    --       $162,500  (F)    $(384,974) (G) $     --
 Other debt.............      72,728      (47,000) (C)         --            --            (25,249) (G)       479
                          ----------    ---------         --------      --------         ---------      ---------
                             348,821     (100,619)             --        162,500          (410,223)           479
 Hotel working capital
  notes payable to Host
  Marriott..............       7,330          --               --            --                --           7,330
                          ----------    ---------         --------      --------         ---------      ---------
   Total debt...........     356,151     (100,619)             --        162,500          (410,223)         7,809
 Income taxes payable...      46,860          --           (40,727) (E)      --                --           6,133
 Accounts payable and
  accrued expenses......      12,074         (550) (A)         --            --               (451) (G)    10,826
                                             (247) (C)
 Lease payable..........       9,286          --               --            --                --           9,286
 Deferred income
  taxes.................      63,579       (2,032) (A)         --            --            (61,547) (G)       --
 Other liabilities......      24,889       (1,486) (A)         --            --            (16,669) (G)     6,734
                          ----------    ---------         --------      --------         ---------      ---------
   Total liabilities....     512,839     (104,934)         (40,727)      162,500          (488,890)        40,788
                          ----------    ---------         --------      --------         ---------      ---------
Shareholders' equity:
 Common stock, 75
  million shares
  authorized,
  22.1 million shares
  issued and
  outstanding $.01 par
  value.................         222          --               --            --                --             222
 Additional paid-in
  capital...............     452,600          --               --            --                --         452,600
 Retained earnings......     221,778       15,754  (A)         --           (787) (F)       17,241  (G)   253,986
 Treasury stock, 6.4
  million shares........    (126,906)         --               --            --                --        (126,906)
                          ----------    ---------         --------      --------         ---------      ---------
   Total shareholders'
    equity..............     547,694       15,754              --           (787)           17,241        579,902
                          ----------    ---------         --------      --------         ---------      ---------
                          $1,060,533    $ (89,180)        $(40,727)     $161,713         $(471,649)     $ 620,690
                          ==========    =========         ========      ========         =========      =========

             See Notes to Unaudited Pro Forma Financial Statements

                         CRESTLINE CAPITAL CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     Twenty-four Weeks Ended June 15, 2001
                     (in thousands, except per share data)

                                                           Pro Forma Adjustments
                                     -----------------------------------------------------------------------------
                                                        Sale of
                                        Sale of       Full-Service                   Financing of       Sale of
                          Historical Residence Inns   Hotel Leases      Other        Senior Living   Senior Living    Pro Forma
                          ---------- --------------   ------------    ---------      -------------   -------------    ---------
REVENUES
Hotels
 Rooms..................   $242,970     $(17,504) (H)   $(33,596) (K) $     --          $   --         $     --       $191,870
 Food and beverage......     28,177          --          (17,832) (K)       --              --               --         10,345
 Other..................     17,497         (767) (H)     (7,558) (K)       --              --               --          9,172
                           --------     --------        --------      ---------         -------        ---------      --------
   Total hotel
    revenues............    288,644      (18,271)        (58,986)           --              --               --        211,387
                           --------     --------        --------      ---------         -------        ---------      --------
Senior living
 Routine................    115,715          --              --             --              --          (115,715) (O)      --
 Ancillary..............     10,690          --              --             --              --           (10,690) (O)      --
                           --------     --------        --------      ---------         -------        ---------      --------
   Total senior living
    revenues............    126,405          --              --             --              --          (126,405)          --
                           --------     --------        --------      ---------         -------        ---------      --------
Equity in losses of
 affiliates.............       (394)         --              --             --              --               --           (394)
                           --------     --------        --------      ---------         -------        ---------      --------
 Total revenues.........    414,655      (18,271)        (58,986)           --              --          (126,405)      210,993
                           --------     --------        --------      ---------         -------        ---------      --------
OPERATING COSTS AND
 EXPENSES
Hotels
 Property-level
  operating costs and
  expenses
   Rooms................     51,172       (3,579) (H)     (6,627) (K)       --              --               --         40,966
   Food and beverage....     20,514          --          (11,201) (K)       --              --               --          9,313
   Other................     93,477       (5,992) (H)    (13,829) (K)       --              --               --         73,656
 Other operating costs
  and expenses
   Management fees......     23,626       (1,636) (H)     (2,166) (K)       --              --               --         19,824
   Lease expense........     82,488          --          (23,869) (K)       --              --               --         58,619
   Depreciation and
    amortization........      3,239       (1,973) (H)        --             --              --               --          1,266
   Other................      1,773          (35) (H)        --             (94) (L)        --               --          1,644
                           --------     --------        --------      ---------         -------        ---------      --------
     Total hotel
      operating costs
      and expenses......    276,289      (13,215)        (57,692)           (94)            --               --        205,288
                           --------     --------        --------      ---------         -------        ---------      --------
Senior living
 Property-level
  operating costs and
  expenses
   Routine..............     73,542          --              --             --              --           (73,542) (O)      --
   Ancillary............      6,064          --              --             --              --            (6,064) (O)      --
 Other operating costs
  and expenses
   Depreciation and
    amortization........     11,090          --              --             --              --           (11,090) (O)      --
   Management fees......      8,229          --              --             --              --            (8,229) (O)      --
   Property taxes and
    other...............      4,034          --              --             --              --            (4,034) (O)      --
                           --------     --------        --------      ---------         -------        ---------      --------
     Total senior living
      operating costs
      and expenses......    102,959          --              --             --              --          (102,959)          --
                           --------     --------        --------      ---------         -------        ---------      --------
Other operating costs
 and expenses...........        149          --              --             (51) (L)        --               (98) (P)      --
                           --------     --------        --------      ---------         -------        ---------      --------
 Total operating costs
  and expenses..........    379,397      (13,215)        (57,692)          (145)            --          (103,057)      205,288
                           --------     --------        --------      ---------         -------        ---------      --------
OPERATING PROFIT........     35,258       (5,056)         (1,294)           145             --           (23,348)        5,705
Gain on sale of full-
 service hotel leases...    204,459          --              --        (204,459) (K)        --               --            --
Corporate expenses......    (13,254)         --              --           6,105  (M)        --               152  (P)   (6,396)
                                                                            601  (L)        --
Interest expense........    (13,467)       2,090  (H)         47  (K)       --           (4,545) (N)       9,776  (O)     (174)
                                             247  (I)                                     1,133  (N)       4,545  (O)
Interest income.........      5,041          --              --             --              --               --          5,041
                           --------     --------        --------      ---------         -------        ---------      --------
INCOME BEFORE INCOME
 TAXES..................    218,037       (2,719)         (1,247)      (197,608)         (3,412)          (8,875)        4,176
Provision for income
 taxes..................    (87,215)       1,088  (J)        499  (J)    79,043  (J)      1,365  (J)       3,550  (J)   (1,670)
                           --------     --------        --------      ---------         -------        ---------      --------
NET INCOME..............   $130,822     $ (1,631)       $   (748)     $(118,565)        $(2,047)       $  (5,325)     $  2,506
                           ========     ========        ========      =========         =======        =========      ========
BASIC EARNINGS BEFORE
 EXTRAORDINARY ITEMS PER
 COMMON SHARE...........   $   8.49                                                                                   $    .16
                           ========                                                                                   ========
DILUTED EARNINGS BEFORE
 EXTRAORDINARY ITEMS PER
 COMMON SHARE...........   $   8.10                                                                                   $    .16
                           ========                                                                                   ========
BASIC WEIGHTED AVERAGE
 SHARES OUTSTANDING.....     15,411                                                                                     15,411
                           ========                                                                                   ========
DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING.....     16,158                                                                                     16,158
                           ========                                                                                   ========

             See Notes to Unaudited Pro Forma Financial Statements

                         CRESTLINE CAPITAL CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      Fiscal Year Ended December 29, 2000
                     (in thousands, except per share data)

                                                           Pro Forma Adjustments
                                      -----------------------------------------------------------------------------
                                                         Sale of
                                         Sale of       Full-Service                   Financing of       Sale of
                          Historical  Residence Inns   Hotel Leases       Other       Senior Living   Senior Living    Pro Forma
                          ----------  --------------   ------------      -------      -------------   -------------    ---------
REVENUES
Hotels
 Rooms..................  $2,936,069     $(37,595) (H) $(2,542,411) (K)  $  (377) (Q)    $   --         $     --       $355,686
 Food and beverage......   1,288,117          --        (1,267,710) (K)      --              --               --         20,407
 Other..................     326,128       (1,770) (H)    (304,949) (K)      (16) (Q)        --               --         19,393
                          ----------     --------      -----------       -------         -------        ---------      --------
   Total hotel
    revenues............   4,550,314      (39,365)      (4,115,070)         (393)            --               --        395,486
                          ----------     --------      -----------       -------         -------        ---------      --------
Senior living
 Routine................     239,065          --               --            --              --          (239,065) (O)      --
 Ancillary..............      22,821          --               --            --              --           (22,821) (O)      --
                          ----------     --------      -----------       -------         -------        ---------      --------
   Total senior living
    revenues............     261,886          --               --            --              --          (261,886)          --
                          ----------     --------      -----------       -------         -------        ---------      --------
Other revenues..........       4,125          --               --         (4,125) (R)        --               --            --
Equity in earnings of
 affiliates.............         832          --               --            --              --               (37) (O)      795
                          ----------     --------      -----------       -------         -------        ---------      --------
 Total revenues.........   4,817,157      (39,365)      (4,115,070)       (4,518)            --          (261,923)      396,281
                          ----------     --------      -----------       -------         -------        ---------      --------
OPERATING COSTS AND
 EXPENSES
Hotels
 Property-level
  operating costs and
  expenses
   Rooms................     684,254       (7,846) (H)    (598,071) (K)     (121) (Q)        --               --         78,216
   Food and beverage....     948,259          --          (929,618) (K)      --              --               --         18,641
   Other................   1,141,005      (12,349) (H)    (992,313) (K)     (154) (Q)        --               --        136,189
 Other operating costs
  and expenses
   Management fees......     286,616       (3,500) (H)    (244,247) (K)      (23) (Q)        --               --         38,846
   Lease expense........   1,404,305          --        (1,297,877) (K)      --              --               --        106,428
   Depreciation and
    amortization........       5,462       (3,906) (H)         --             12  (Q)        --               --          1,568
   Other................       3,626          --               --           (623) (L)        --               --          3,003
                          ----------     --------      -----------       -------         -------        ---------      --------
    Total hotel
     operating costs and
     expenses...........   4,473,527      (27,601)      (4,062,126)         (909)            --               --        382,891
                          ----------     --------      -----------       -------         -------        ---------      --------
Senior living
 Property-level
  operating costs and
  expenses
   Routine..............     153,049          --               --            --              --          (153,049) (O)      --
   Ancillary............      14,493          --               --            --              --           (14,493) (O)      --
 Other operating costs
  and expenses
   Depreciation and
    amortization........      24,083          --               --            --              --           (24,083) (O)      --
   Management fees......      15,658          --               --            --              --           (15,658) (O)      --
   Property taxes and
    other...............       9,263          --               --            --              --            (9,263) (O)      --
                          ----------     --------      -----------       -------         -------        ---------      --------
    Total senior living
     operating costs and
     expenses...........     216,546          --               --            --              --          (216,546)          --
                          ----------     --------      -----------       -------         -------        ---------      --------
Other operating costs
 and expenses...........       3,733          --               --         (2,738) (R)        --              (160) (P)      576
                                                                            (259) (L)        --
                          ----------     --------      -----------       -------         -------        ---------      --------
   Total operating costs
    and expenses........   4,693,806      (27,601)      (4,062,126)       (3,906)            --          (216,706)      383,467
                          ----------     --------      -----------       -------         -------        ---------      --------
OPERATING PROFIT........     123,351      (11,764)         (52,944)         (612)            --           (45,217)       12,814
Minority interest
 expense................      (1,310)       1,310  (H)         --            --              --               --            --
Corporate expenses......     (16,785)         --               --          2,271  (L)        --               356  (P)  (14,158)
Interest expense........     (33,347)       4,604  (H)       4,215  (K)      --           (9,848) (N)      19,586  (O)     (397)
                                                                                           4,545  (N)       9,848  (O)
Interest income.........       4,237          --               --            --              --               --          4,237
                          ----------     --------      -----------       -------         -------        ---------      --------
INCOME BEFORE INCOME
 TAXES AND
EXTRAORDINARY ITEM......      76,146       (5,850)         (48,729)        1,659          (5,303)         (15,427)        2,496
Provision for income
 taxes..................     (31,601)       2,399  (J)      20,307  (J)     (680) (J)      2,174  (J)       6,325  (J)   (1,076)
                          ----------     --------      -----------       -------         -------        ---------      --------
INCOME BEFORE
 EXTRAORDINARY ITEM.....  $   44,545     $ (3,451)     $   (28,422)      $   979         $(3,129)       $  (9,102)     $  1,420
                          ==========     ========      ===========       =======         =======        =========      ========
BASIC EARNINGS PER
 COMMON SHARE...........  $     2.76                                                                                   $    .09
                          ==========                                                                                   ========
DILUTED EARNINGS PER
 COMMON SHARE...........  $     2.67                                                                                   $    .09
                          ==========                                                                                   ========
BASIC WEIGHTED AVERAGE
 SHARES OUTSTANDING.....      16,151                                                                                     16,151
                          ==========                                                                                   ========
DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING.....      16,665                                                                                     16,665
                          ==========                                                                                   ========

             See Notes to Unaudited Pro Forma Financial Statements

                         CRESTLINE CAPITAL CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  (A) Represents the sale of the company's interest in ten Residence Inn hotels including the following:

  -- decrease in the property and equipment of $87,151,000;

  -- decrease in the hotel working capital of $567,000;

  -- decrease in other assets for the fixed asset escrows, lender reserves, deferred financing costs and other assets of $5,587,000;

  -- decrease in mortgage debt and accrued interest of $53,619,000 and $550,000, respectively;

  -- decrease in deferred income taxes of $2,032,000;

  -- decrease in deferred incentive management fees of $1,486,000; and

  -- increase in cash for the net cash proceeds of $51,372,000, including the payment of income taxes of $14,417,000 on the gain on the sale.

  (B) Represents the collection of the current owner's distribution for the ten Residence Inns due from the hotel manager.

  (C) Represents the repayment of the $47 million note due to Apple, including accrued interest.

  (D) Represents the third quarter 2001 receipt of the remaining full-service hotel lease sale proceeds due from Host Marriott.

  (E) Represents the payment of the remaining income taxes due from the gain on the sale of the full-service hotel leases.

  (F) Represents the issuance of debt for the new financing on a portfolio of senior living communities including the following:

  -- the issuance of debt of $162,500,000. The amount of debt financing was determined using the average of the range of financing required by the company to secure pursuant to the stock purchase agreement for the senior living sale of $150,000,000 to $175,000,000;

  -- debt issuance costs of $5,000,000; and

  -- decrease in other assets due to the write-off of the deferred financing costs of the company's line of credit which will be terminated in connection with the new financing.

  (G) Represents the sale of the company's senior living business including the following:

  -- decrease in property and equipment of $635,024,000;

  -- decrease in due from MSLS for the sale of the property working capital and the collection of amounts due from MSLS of $9,289,000;

  -- increase in note receivable of $25,000,000 for the sale proceeds received in the form of a note due from the purchaser;

  -- decrease in other assets for fixed asset escrows, lender reserves, deferred financing and other assets of $15,005,000;

  -- decrease in debt, including $13,150,000 of unamortized debt premiums, of $410,223,000 and accrued interest of $451,000;

                         CRESTLINE CAPITAL CORPORATION

  -- decrease in deferred income taxes of $61,547,000;

  -- decrease in other liabilities for resident deposits, deferred revenue and other liabilities of $16,669,000; and

  -- increase in cash for the net cash proceeds of $162,669,000, including the payment of income taxes of $8,673,000 on the gain from the sale.

  (H) Represents the elimination of the operating results of the ten Residence Inn hotels including the following:

  -- the elimination of the revenues and operating costs and expenses of the hotels;

  -- the elimination of the minority interest expense; and

  -- the elimination of the mortgage interest expense and deferred financing amortization expense.

  (I) Represents the elimination of the interest expense on the $47 million note due to Apple.

  (J) Represents the income tax impact of the pro forma adjustments at statutory rates.

  (K) Represents the elimination of the operating results of the full-service hotel leases including the following:

  -- the elimination of the revenues and operating costs and expenses of the hotels;

  -- the elimination of the interest expense on the working capital notes;
     and

  -- the elimination of the gain on the sale of the full-service hotel leases, due to its non-recurring nature.

  (L) Represents the elimination of salary and employee benefit costs incurred related to the positions terminated in the company's second quarter 2001 restructuring.

  (M) Represents the elimination of the second quarter 2001 corporate restructuring charge of $6.1 million for the severance of certain corporate employees due to the sale of the full-service hotel leases.

  (N) Represents the incremental interest expense on the new senior living financing of $162.5 million assuming an interest rate of 6.06% as well as the elimination of the interest expense on the company's line of credit which will be terminated in connection with the new financing.

  (O) Represents the elimination of the operating results of the senior living business, including the following:

  -- the elimination of revenues and operating costs and expenses of the communities; and

  -- the elimination of interest expense.

  (P) Represents the elimination of corporate salaries and benefits directly attributable to the senior living business.

                         CRESTLINE CAPITAL CORPORATION

  (Q) Represents the elimination of the revenues and operating costs and expenses of one Residence Inn hotel sold in February 2000.

  (R) Represents the elimination of the revenues from the hotel asset management contract with Host Marriott and the elimination of the salary costs and other operating costs and expenses related to certain terminated hotel asset management employees.

Security Ownership Of Certain Beneficial Owners And Management

  The following table sets forth the number of shares of company common stock beneficially owned by (i) each person serving as an executive officer or director of the company, (ii) all director nominees, (iii) all directors, director nominees and executive officers as a group and (iv) persons or entities owning 5% or more of the outstanding shares of company common stock, as of September 19, 2001.

                                               Shares of Common Stock
                                                Beneficially Owned(2)
                                             ---------------------------------
Name and Address of Beneficial Owner(1)       Number         Percent of Shares
---------------------------------------      ---------       -----------------
Directors:
  Bruce D. Wardinski........................   902,649(3)(4)        5.6
  Adam M. Aron..............................    11,000                *
  Louise M. Cromwell........................    10,601                *
  Kelvin L. Davis...........................     8,501(5)             *
  John W. Marriott III......................   321,411(6)           2.1
  John B. Morse, Jr ........................     2,501(5)             *
  Michael A. Wildish........................    10,001                *
  William L. Wilson.........................     7,000(5)             *
Executive Officers:
  David L. Durbin...........................    48,524(3)(4)          *
  Steven J. Fairbanks.......................    56,287(4)(7)          *
  James L. Francis..........................   391,577(3)(4)        2.5
  Donald R. Trice...........................   140,000(3)(8)          *
All Directors, Director Nominees and
 Executive Officers as a Group
 (14 persons)............................... 2,105,454             13.6
 Other 5% Beneficial Owners:
  J.W. Marriott, Jr ........................   863,696(9)           5.6
  Richard E. Marriott.......................   881,913(10)          5.7
  Blackstone Entities....................... 1,370,423(11)          8.9
  Brahman Entities.......................... 1,391,830(12)          9.0
  Perry Corp................................ 1,254,900(13)          8.2
  Performance Capital Entities.............. 1,502,500(14)          9.7

--------
*   Less than 1%
(1) Unless otherwise indicated, the address of each beneficial owner is 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817.
(2) For purposes of computing the percentage of outstanding shares held by each person, all shares of company common stock that such person has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the ownership percentage of any other person.
(3) As of September 19, 2001, there were 15,470,448 shares of company common stock outstanding. For purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of common stock of the company that such person would have had the right to acquire within 60 days of September 19, 2001 upon exercise of options to purchase shares of common stock granted pursuant to the company's 1998 Amended and Restated Comprehensive Stock Incentive Plan (the "1998 Comprehensive Stock Incentive Plan"). The following number of shares can be acquired by the named persons through the exercise of company stock options exercisable within 60 days of September 19, 2001: Mr. Wardinski, 689,290; Mr. Durbin, 33,334; Mr. Francis, 301,191; and Mr. Trice, 125,000.

(4) Includes shares of unvested restricted stock issued pursuant to the company's 1998 Comprehensive Stock Incentive Plan to executives as follows:
    Mr. Wardinski, 72,000; Mr. Durbin, 15,000; Mr. Fairbanks, 18,000; and Mr. Francis, 36,000.
(5) The shares included herein do not include non-employee director annual deferred share awards or stock units representing fees deferred at the election of non-employee directors under the company's Non-Employee Directors' Deferred Stock Compensation Plan. The combined number of shares
    (i) subject to deferred share awards and (ii) in stock unit accounts of non-employee directors as of September 19, 2001, were as follows: Mr. Davis, 4,349; Mr. Morse, 7,307; and Mr. Wilson, 2,528. Neither share awards nor stock units carry voting rights or are transferable. Share awards and stock units are distributed following retirement as a director.
(6) Includes 1,440 shares held by Mr. Marriott as trustee for three trusts for the benefit of his children; 1,914 shares owned by three trusts for the benefit of his children in which his wife serves as co-trustee; 315 shares owned by his wife, and 270,759 shares held by JWM Family Enterprises LP of which Mr. Marriott is President and CEO of the corporate general partner and J.W. Marriott, Jr. is the controlling stockholder.
(7) Mr. Fairbanks resigned from his position as Executive Vice President, Lodging and Senior Living Investments, of the company effective March 30, 2001.
(8) Mr. Trice resigned from his position as President and Chief Executive Officer of Crestline Hotels & Resorts, effective March 6, 2001.
(9) J.W. Marriott, Jr. and Richard E. Marriott have reported and filed jointly a Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") in relation to the company. Includes: (i) 162,100 shares for which J.W. Marriott, Jr., has the sole power to vote, or to direct the vote, and to dispose, or direct the disposition of; and (ii) 702,324 shares for which J.W. Marriott, Jr. shares the powers to vote, or to direct the vote, and to dispose, or direct the disposition of (including 416,723 shares also beneficially owned by Richard E. Marriott and 270,759 shares also beneficially owned by John W. Marriott III). Does not include (i) shares held by the adult children of J.W. Marriott, Jr. as trustees for trusts established for grandchildren of J.W. Marriott, Jr. and Richard E. Marriott; (ii) shares owned directly or indirectly by certain members of the Marriott family; J.W. Marriott, Jr. disclaims beneficial ownership of all such shares. The principal address of J.W. Marriott, Jr. and Richard E. Marriott is 10400 Fernwood Road, Bethesda, Maryland 20817.
(10) Includes: 228,097 shares for which Richard E. Marriott has the sole powers to vote, or direct the vote, and to dispose, or direct the disposition of; and (ii) 653,816 shares for which Richard E. Marriott shares the power to vote, or to direct the vote, and to dispose, or to direct the disposition of (including 416,723 shares also beneficially owned by J.W. Marriott, Jr.) Does not include (i) shares held by the adult children of Richard E. Marriott as trustees for trusts established for grandchildren of Richard
     E. Marriott and J.W. Marriott, Jr.; or (ii) shares owned directly or indirectly by certain members of the Marriott family; Richard E. Marriott disclaims beneficial ownership of all such shares.
(11) Represents the shares of common stock held by Blackstone Real Estate Partners II L.P. ("BRE II"); Blackstone Real Estate Holdings II L.P. ("BREH II"); Blackstone Real Estate Partners II T.E. 1 L.P. ("BRE II TE 1"); Blackstone Real Estate Partners II T.E. 2 L.P. ("BRE II TE 2"); Blackstone Real Estate Partners II T.E. 3 L.P. ("BRE II TE 3"); Blackstone Real Estate Partners II T.E. 4 L.P. ("BRE II TE 4"); Blackstone Real Estate Partners II T.E. 5 L.P. ("BRE II TE 5"); Blackstone Real Estate Partners I L.P. ("BRE I"); Blackstone Real Estate Partners Two L.P. ("BRE Two"); Blackstone Real Estate Partners Three L.P. ("BRE Three"); Blackstone Real Estate Partners IV L.P. ("BRE IV"); Blackstone RE Capital Partners L.P.

    ("BRECP"); Blackstone RE Capital Partners II L.P. ("BRECP II"); Blackstone RE Offshore Capital Partners L.P. ("BOC"); Blackstone Real Estate Holdings L.P. ("BREH"); CR/RE L.L.C. ("CRRE"); BRE Logan Hotel Inc. ("Logan"); BRE/Cambridge L.L.C. ("Cambridge"); the general partner of BRE I, BRE Two, BRE Three, BRE IV, BRECP, BRECP II, and BOC, Blackstone Real Estate Associates L.P. ("BREA"); the general partner of BRE II, BRE II TE 1, BRE II TE 2, BRE II TE 3, BRE II TE 4, and BRE II TE 5, Blackstone Real Estate Associates II L.P. ("BREA II"); the general partner of BREH II and BREA II, Blackstone Real Estate Management Associates II L.P. ("BREMA II"); the general partner of BREH and BREA, BREA L.L.C. ("BREA LLC"); the general partner of BREMA II, BREA II L.L.C. ("BREA II LLC"); Peter G. Peterson ("Peterson") and Stephen A. Schwarzman ("Schwarzman"), who are the founding members of BREA LLC and BREA II LLC; and John G. Schreiber, a limited partner in BREA and BREA II (collectively all such persons and entities, the "Blackstone Entities"). The Blackstone Entities have reported in a Schedule 13G under the Exchange Act filed with the Commission, that the Blackstone Entities may be deemed to beneficially own in the aggregate 1,370,423 shares of company common stock and by reason of their ability to control BREA LLC, BREA II LLC and Logan, Peterson and Schwarzman have shared power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock that may be deemed to be beneficially owned by BREA LLC, BREA II LLC and Logan and, accordingly, may be deemed to beneficially own 1,368,474 shares of common stock. The principal business address for each of the non-individual Blackstone Entities and Messrs. Peterson and Schwarzman is 345 Park Avenue, 31st Floor, New York, New York 10154. The principal business address for Mr. Schreiber is Schreiber Investments, 1115 East Illinois Road, Lake Forest, Illinois 60045. These shares of common stock are currently held by such affiliated partnerships, but it is expected that eventually they will be distributed by such affiliated partnerships to their partners.
(12) Represents the shares of common stock held by Brahman Partners II, L.P. ("BPII"); Brahman Institutional Partners, L.P. ("BIP"); BY Partners, L.P. ("BYP"); Brahman Management, L.L.C. ("BMLLC"), Brahman Capital Corp. ("BCC"), Peter Hochfelder, Robert J. Sobel and Mitchell A. Kuflik (BPII, BIP, BYP, BMLLC, BCC and Messrs. Hochfelder, Sobel and Kuflic, collectively, the "Brahman Entities"). The Brahman Entities have reported in a Schedule 13G under the Exchange Act filed with the Commission, that the Brahman Entities could be deemed to beneficially own an aggregate of 1,391,830 shares of company common stock: BMLLC is the sole general partner of BPII, BIP and BYP. Pursuant to an investment advisory contract, BCC has the power to vote and dispose of shares of company common stock held by BYP and Brahman Partners II Offshore, Ltd. ("BPO"). Messrs. Hochfelder, Sobel and Kuflik are the managing members of BMLLC and the executive officers and directors of BCC. Of the 1,391,830 shares of company common stock, BPII has shared voting and dispositive power over 116,200; BIP has shared voting and dispositive power over 311,900; BYP has shared voting and dispositive power over 749,130; BBMLLC has shared voting and dispositive power over 1,378,230; and each of Messrs. Hochfelder, Sobel and Kuflik has shared voting and dispositive power over 1,391,830. The principal business address for the Brahman Entities is 277 Park Avenue, 26th Floor, New York, New York 10172. The principal business address for BPO is c/o Citco, N.V., Kaya Flamboyan 9, Willemstad, Curacao, Netherland Antilles.
(13) Represents shares of common stock of the company that are held by Perry Corp. ("Perry Corp"). Perry Corp. and Richard C. Perry reported in a
     Schedule 13G under the Exchange Act, filed with the Commission, that Perry Corp. beneficially owned 1,254,900 shares of company common stock with sole dispositive power and sole voting power over all such shares. Richard C. Perry is the President and sole stockholder of Perry Corp. The principal business address of Perry Corp. and Richard C. Perry is 599 Lexington Avenue, New York, New York 10022.

(14) Represents the shares of common stock held by Performance Capital, L.P. ("PCI"); Performance Capital II, L.P. ("PCII"); Performance Offshore, Ltd. ("POL"); Brett Fialkoff, IRA, an individual retirement account for the benefit of Brett Fialkoff ("BF"), and Jordan Warner (PCI, PCII, POL, Brett Fialkoff, IRA and Mr. Warner, collectively, the "Performance Entities"). The Performance Entities have filed a report on a Schedule 13G under the Exchange Act filed with the Commission, that indicates that the Performance Entities could be deemed to beneficially own an aggregate of 1,502,500 shares of company common stock: Of the foregoing shares, PCI, PCII, POL, BF and Jordan Warner have reported ownership of 1,203,800 shares, 211,600 shares, 87,100 shares, 100 shares and 7,000 shares, respectively. PCI's sole general partner is Performance Capital, LLC ("PCLLC") which has sole voting and dispositive power over the shares held by PCI. PCII's sole general partner is Performance Management, LLC ("PMLLC") which has sole voting and dispositive power over the shares held by PCII. Performance Management Holding Corp. ("PMHC") is the sole investment manager of POL and has sole voting and dispositive power over the shares held by POL. BF has sole voting and dispositive power over the shares held by BF. Brian Warner has sole voting and dispositive power over the shares held by Jordan Warner. Brian Warner is the sole manager of each of PCLLC and PMLLC. Brian Warner and BF are the members of each of PCLLC and PMLLC. Brian Warner is the President and sole director of PMHC and Brian Warner and BF are its stockholders. Jordan Warner is a retired individual who resides at 137 Golf View Drive, Jericho, New York 11753. The principal business address for PCI, PCII, PCLLC, PMLLC, PMHC, Brian Warner and BF is 767 Third Avenue, 16th Floor, New York, New York 10017. The principal business address for POL is Corporate Centre, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands, B.W.I.

                         CERTAIN INFORMATION ABOUT SNH

  As described in this proxy statement, SNH will be issuing us a note in this transaction for $25 million of the purchase price. SNH owns SNH/CSL which was organized to acquire our senior living business. In connection with the transaction, SNH will designate another wholly owned subsidiary to serve as the licensed operator of our senior living communities, which we refer in this proxy statement as "Tenant." SNH proposes to spin off Tenant pro rata to its stockholders after the closing of the transaction. Prior to this spin off, Tenant will enter into leases with SNH/CSL for all the real property held directly or indirectly by SNH, which will include all of the senior living communities that we intend to sell to SNH/CSL.

                         PROPOSALS BY OUR STOCKHOLDERS

  Stockholders are entitled to present proposals for action at the company's 2002 annual meeting if they comply with the requirements of the proxy rules promulgated by the SEC and our bylaws as amended. Any proposal intended to be presented by a stockholder at the 2002 annual meeting of our stockholders must be received by our Secretary at the principal executive offices of Crestline
on or between [      ] and [      ] in order to be included in our proxy
statement and form of proxy relating to that meeting. If we change the date for the 2002 annual meeting by more than 30 days from the date of the 2001 annual meeting then the deadline is a reasonable period of time before the company begins to print and mail its proxy materials for the 2002 annual meeting. If a stockholder intends to submit a proposal at the 2002 annual meeting, which is not eligible for inclusion in the company's proxy materials relating to that meeting, the stockholder must give notice to the company in accordance with the requirements set forth in the Securities
and Exchange Act of 1934, as amended, no later than [   ]. If such stockholder
fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the company's 2002 annual meeting. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

                      WHERE YOU CAN FIND MORE INFORMATION

  Crestline is subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, files certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the company filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, NW, Room 1024 Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. The information is also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE RELATING TO CRESTLINE AND SNH

Crestline Capital Corporation

  The SEC allows the company to "incorporate by reference" information into this proxy statement, which means that the company can disclose important information to you by referring you to other documents that have been filed with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. These documents contain important business and financial information about the company that is not included in, or delivered with, this proxy statement.

    1) our Annual Report on Form 10-K for the fiscal year ended December 29, 2000;

    2) our Quarterly Report on Form 10-Q for the twelve weeks ended March 23, 2001;

    3) our Quarterly Report on Form 10-Q for the twelve and twenty-four weeks ended June 15, 2001;

    4) our Current Report on Form 8-K filed on August 20, 2001; and

    5) our Current Report on Form 8-K filed on October 1, 2001.

  You may have received some of them. However, you can obtain documents incorporated by reference through us, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them from us in writing or by telephone at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817,
Attention:     , Telephone:     .

  In order to obtain any documents you request from Crestline in time for the
special meeting, you must request the documents from Crestline by [     ],
2001, which is five business days prior to the date of the special meeting.

Senior Housing Properties Trust

  The SEC also allows the company to disclose important information to you about SNH by referring you to other documents that have been filed with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. These documents contain important business and financial information about SNH that is not included in, or delivered with, this proxy statement.

    1) SNH's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

    2) Current Report of SNH on Form 8-K filed on February 12, 2001, as amended by Form 8-K/A filed on February 14, 2001;

    3) SNH's Quarterly Report on Form 10-Q for the twelve weeks ended March 31, 2001;

    4) SNH's Quarterly Report on Form 10-Q for the twelve and twenty-four weeks ended June 30, 2001; and

    5) Current Report of SNH on Form 8-K filed on October 1, 2001.

  You can obtain documents incorporated by reference through [us,] the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from [us] without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. [You may obtain documents incorporated by reference in this proxy statement by requesting them from us in writing or by telephone at 6600
Rockledge Drive, Suite 600, Bethesda, Maryland 20817, Attention:     ,
Telephone:     .]

  In order to obtain any documents you request from [Crestline] in time for the
special meeting, you must request the documents from [Crestline] by [     ],
2001, which is five business days prior to the date of the special meeting.

  You should rely only on the information contained in this document to vote your shares of common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained
in this document. This document is dated      , 2001. You should not assume
that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

                   INDEX TO FINANCIAL STATEMENTS AND ANNEXES

Historical Financial Statements of the Senior Living Business ............. F-1

Stock Purchase Agreement .............................................. Annex A

Opinion of Deutsche Banc Alex. Brown Inc., dated August 8, 2001 ....... Annex B

         HISTORICAL FINANCIAL STATEMENTS OF THE SENIOR LIVING BUSINESS

  The following financial information of CSL Group, Inc. and Subsidiaries as Partitioned for Sale to SNH/CSL Properties Trust is included on the pages indicated:

                                                                           Page
                                                                           ----
Report of Independent Public Accountants.................................   F-2
Consolidated Balance Sheets as of December 29, 2000 and December 31,
 1999....................................................................   F-3
Consolidated Statements of Operations for the Fiscal Years Ended December
 29, 2000, December 31, 1999 and January 1, 1999.........................   F-4
Consolidated Statements of Equity for the Fiscal Years Ended December 29,
 2000, December 31, 1999 and January 1, 1999.............................   F-5
Consolidated Statements of Cash Flows for the Fiscal Years Ended December
 29, 2000, December 31, 1999 and January 1, 1999.........................   F-6
Notes to Consolidated Financial Statements...............................   F-7
Condensed Consolidated Balance Sheet as of June 15, 2001.................  F-18
Condensed Consolidated Statements of Operations for the Twenty-four Weeks
 Ended June 15, 2001 and June 16, 2000...................................  F-19
Condensed Consolidated Statements of Cash Flows for the Twenty-four Weeks
 Ended June 15, 2001 and June 16, 2000...................................  F-20
Notes to Condensed Consolidated Financial Statements.....................  F-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Crestline Capital Corporation:

  We have audited the accompanying consolidated balance sheets of CSL Group, Inc. and subsidiaries (a business unit wholly owned by Crestline Capital Corporation) as partitioned for sale to SNH/CSL Properties Trust (see Note 1) as of December 29, 2000 and December 31, 1999, and the related consolidated statements of operations, equity and cash flows for the fiscal years ended December 29, 2000, December 31, 1999 and January 1, 1999. These consolidated financial statements are the responsibility of Crestline Capital Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSL Group, Inc. as partitioned for sale to SNH/CSL Properties Trust, as of December 29, 2000 and December 31, 1999 and the results of its operations, equity and its cash flows for the fiscal years ended December 29, 2000, December 31, 1999 and January 1, 1999, in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Vienna, Virginia
August 31, 2001

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                          CONSOLIDATED BALANCE SHEETS
                    December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                                2000     1999
                                                              -------- --------
ASSETS
Property and equipment, net.................................. $643,110 $656,758
Due from Marriott Senior Living Services, net................    6,106    5,729
Other assets.................................................   12,522   17,246
Cash and cash equivalents....................................    6,676    3,006
                                                              -------- --------
    Total assets............................................. $668,414 $682,739
                                                              ======== ========
LIABILITIES AND EQUITY
Debt......................................................... $249,190 $205,629
Accounts payable and accrued expenses........................      701    1,184
Deferred income taxes........................................   63,660   61,554
Other liabilities............................................   17,342   17,240
                                                              -------- --------
    Total liabilities........................................  330,893  285,607
                                                              -------- --------
Equity:
  Investments in and advances to parent......................  337,521  397,132
                                                              -------- --------
    Total liabilities and equity............................. $668,414 $682,739
                                                              ======== ========


                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS
  Fiscal Years Ended December 29, 2000, December 31, 1999 and January 1, 1999
                                 (in thousands)

                                                   2000      1999      1998
                                                 --------  --------  --------
REVENUES
  Routine....................................... $239,065  $223,794  $213,378
  Ancillary.....................................   22,821    22,704    27,899
                                                 --------  --------  --------
                                                  261,886   246,498   241,277
  Equity in earnings of affiliates..............       37        92        20
                                                 --------  --------  --------
    Total revenues..............................  261,923   246,590   241,297
                                                 --------  --------  --------
OPERATING COSTS AND EXPENSES
  Property-level operating costs and expenses
    Routine.....................................  153,049   145,778   138,099
    Ancillary...................................   14,493    15,414    21,317
  Other operating costs and expenses
    Depreciation and amortization...............   24,083    21,624    22,115
    Management fees.............................   15,658    14,965    13,973
    Property taxes and other....................    9,263     8,549     8,554
    Loss on impairment of asset.................      --      3,522       --
    Other.......................................      --      1,650       --
                                                 --------  --------  --------
      Total operating costs and expenses........  216,546   211,502   204,058
                                                 --------  --------  --------
OPERATING PROFIT................................   45,377    35,088    37,239
Corporate expenses..............................   (1,917)   (2,096)   (2,092)
Interest expense................................  (19,586)  (17,061)  (22,173)
Interest income.................................      942       773     2,028
                                                 --------  --------  --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
 ITEM...........................................   24,816    16,704    15,002
Provision for income taxes......................  (10,175)   (6,849)   (6,151)
                                                 --------  --------  --------
INCOME BEFORE EXTRAORDINARY ITEM................   14,641     9,855     8,851
Gain on early extinguishment of debt, net of
 taxes..........................................      253       --        --
                                                 --------  --------  --------
NET INCOME...................................... $ 14,894  $  9,855  $  8,851
                                                 ========  ========  ========

                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                       CONSOLIDATED STATEMENTS OF EQUITY
  Fiscal Years Ended December 29, 2000, December 31, 1999 and January 1, 1999
                                 (in thousands)

Balance, January 2, 1998.............................................. $230,727
  Investment from parent, net.........................................  159,225
  Net income..........................................................    8,851
                                                                       --------
Balance, January 1, 1999..............................................  398,803
  Net income..........................................................    9,855
  Advances to parent, net.............................................  (11,526)
                                                                       --------
Balance, December 31, 1999............................................  397,132
  Net income..........................................................   14,894
  Advances to parent, net.............................................  (74,505)
                                                                       --------
Balance, December 29, 2000............................................ $337,521
                                                                       ========



                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
  Fiscal Years Ended December 29, 2000, December 31, 1999 and January 1, 1999
                                 (in thousands)

                                                    2000      1999      1998
                                                  --------  --------  --------
OPERATING ACTIVITIES
Net income....................................... $ 14,894  $  9,855  $  8,851
Adjustments to reconcile net income to cash from
 operations:
  Depreciation and amortization..................   24,083    21,624    22,115
  Gain on early extinguishment of debt, net of
   taxes.........................................     (253)      --        --
  Loss on impairment of asset....................      --      3,522       --
  Amortization of debt premiums and deferred
   financing costs...............................     (710)   (1,550)   (1,550)
  Change in amounts due from Marriott Senior
   Living Services...............................     (377)    2,156   (10,934)
  Change in other operating accounts.............   11,867     2,820      (303)
                                                  --------  --------  --------
Cash provided by operations......................   49,504    38,427    18,179
                                                  --------  --------  --------
INVESTING ACTIVITIES
  Expansions of senior living communities........   (3,204)  (18,451)   (8,653)
  Purchase of minority partnership interest......      --     (7,010)      --
  Other capital expenditures.....................  (10,380)   (9,239)   (5,567)
  Other..........................................      998       535    (3,432)
                                                  --------  --------  --------
Cash used in investing activities................  (12,586)  (34,165)  (17,652)
                                                  --------  --------  --------
FINANCING ACTIVITIES
  Repayments of debt.............................  (47,250)   (4,197)   (3,608)
  Issuances of debt..............................   92,370       --        --
  Net advances to parent.........................  (74,505)  (11,526)      --
  Other..........................................   (3,863)      --        (96)
                                                  --------  --------  --------
Cash used in financing activities................  (33,248)  (15,723)   (3,704)
                                                  --------  --------  --------
Increase (decrease) in cash and cash
 equivalents.....................................    3,670   (11,461)   (3,177)
Cash and cash equivalents, beginning of year.....    3,006    14,467    17,644
                                                  --------  --------  --------
Cash and cash equivalents, end of year........... $  6,676  $  3,006  $ 14,467
                                                  ========  ========  ========
SUPPLEMENTAL INFORMATION--NON-CASH ACTIVITY:
  Investments from parent:
    Property and equipment.......................      --        --     20,959
    Acquisition of minority interests paid by
     Crestline Capital...........................      --        --     12,963
    Debt forgiveness.............................      --        --     92,195
    Debt prepayment paid by Host Marriott........      --        --     26,405
    Other........................................      --        --      6,703

                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Organization

  On June 21, 1997, Crestline Capital Corporation ("Crestline Capital", formerly known as HMC Senior Living Communities, Inc.), a wholly owned subsidiary of Host Marriott Corporation ("Host Marriott"), acquired all the outstanding stock of CSL Group, Inc. and subsidiaries ("CSL Group", formerly known as Forum Group, Inc. "Forum") from Marriott Senior Living Services, Inc. ("MSLS"), a subsidiary of Marriott International, Inc., pursuant to a stock purchase agreement dated June 21, 1997. In connection with the acquisition, Crestline Capital acquired the ownership of 29 senior living communities, and assigned to MSLS its interest as manager under long-term operating agreements. Subsequent to Crestline Capital's acquisition of Forum, the Partitioned Business acquired two additional senior living communities.

  On December 29, 1998 (the "Distribution Date"), Crestline Capital became a publicly traded company when Host Marriott completed its plan of reorganizing its business operations by spinning-off Crestline Capital to the shareholders of Host Marriott (the "Distribution"), as part of a series of transactions pursuant to which Host Marriott elected to be considered a real estate investment trust.

  On August 9, 2001, Crestline Capital and CSL Group entered into a stock purchase agreement (the "Stock Purchase Agreement") with Senior Housing Properties Trust ("SNH") and SNH/CSL Properties Trust ("SNH/CSL"). Pursuant to the Stock Purchase Agreement, SNH/CSL would purchase the stock of CSL Group and certain other subsidiaries of Crestline Capital that compose Crestline Capital's senior living business (the "Partitioned Business") for $600 million, including the assumption of approximately $235 million in existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two-thirds of Crestline Capital's shareholders, arranging additional mortgage debt financing for $150 million to $175 million, obtaining certain consents and customary closing conditions.

  These consolidated financial statements include only the assets and liabilities, along with the results from operations generated from the Partitioned Business, as described in the Stock Purchase Agreement. The Partitioned Business is an organizational unit of Crestline Capital and is not a distinct legal entity. As of December 29, 2000, the Partitioned Business consisted of the ownership of 31 senior living communities, a general partnership interest in one senior living community and a second mortgage note receivable on a senior living community.

  The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55 (SAB 55), requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses include officer and employee salaries, rent or depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. Investments and advances from parent represents the net amount of investments and advances made by Crestline Capital as a result of the acquisition and operation of the Partitioned Business. These financial statements include the adjustments necessary to comply with SAB 55.

  Through the Distribution Date, the Partitioned Business operated as a wholly owned business unit of Host Marriott utilizing Host Marriott's employees, insurance and administrative services since the Partitioned Business had no employees. Subsequent to the Distribution Date, the Partitioned

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Business operated as a wholly-owned business unit of Crestline Capital utilizing Crestline Capital's employees, insurance and administrative services since the Partitioned Business had no employees. Periodically, certain operating expenses, capital expenditures and other cash requirements of the Partitioned Business were paid by either Host Marriott or Crestline Capital and charged directly or allocated to the Partitioned Business. Certain general and administrative costs of Host Marriott or Crestline Capital were allocated to the Partitioned Business using a variety of methods, principally including Host Marriott's or Crestline Capital's specific identification of individual cost items and otherwise through allocations based upon estimated levels of effort devoted by its general and administrative departments to individual entities or relative measures of size of the entities based on assets or revenues. In the opinion of management, the methods for allocating corporate, general and administrative expenses and other direct costs are reasonable.

2. Summary of Significant Accounting Policies

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Partitioned Business and its subsidiaries and controlled affiliates. Investments in affiliates owned 20 percent or more and over which the Partitioned Business has the ability to exercise significant influence, but does not control, are accounted for using the equity method. All material intercompany transactions and balances have been eliminated.

 Fiscal Year

  The Partitioned Business's fiscal year ends on the Friday nearest to December 31.

 Revenues

  Revenues represent operating revenues from senior living communities. Routine revenues consist of resident fees and health care service revenues, which are generated primarily from monthly charges for independent and assisted living apartments and special care center rooms and daily charges for healthcare beds and are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Ancillary revenue is generated on a "fee for service" basis for supplemental items requested by residents and is recognized as the services are provided.

  A portion of revenues from health care services was attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. For fiscal year 1998 and earlier, reimbursements under these contractual arrangements were subject to retroactive adjustments based on agency reviews. Revenues from health care services in 1998 were generally recorded net of estimated contractual allowances in the Partitioned Business's consolidated financial statements. Audits under the reimbursement agreements have generally been completed through fiscal year 1998 and there were no material audit adjustments. For fiscal years 1999 and 2000, the Partitioned Business is generally paid a fixed payment rate for its Medicare and Medicaid services and therefore, there are no contractual allowances for these fiscal years in the Partitioned Business's consolidated financial statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Cash and Cash Equivalents

  All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents.

 Property and Equipment

  Property and equipment are recorded at cost. Replacements and improvements that extend the useful life of property and equipment are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to 10 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

  In cases where management is holding for sale a particular property, management assesses impairment based on whether the estimated sales price less cost of disposal of each individual property to be sold is less than the net book value. A property is considered to be held for sale when a decision is made to dispose of the property. Otherwise, impairment is assessed based on whether it is probable that undiscounted future cash flows from each property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair value.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Partitioned Business to significant concentration of credit risk consist principally of cash and cash equivalents. The Partitioned Business maintains cash and cash equivalents with various high credit-quality financial institutions and limits the amount of credit exposure with any institution.

 Working Capital

  Pursuant to the terms of the senior living operating agreements (see Note 6), the Partitioned Business is required to provide MSLS with working capital and supplies to meet the operating needs of the senior living communities. MSLS converts cash advanced by the Partitioned Business into other forms of working capital consisting primarily of operating cash, inventories, resident deposits and trade receivables and payables which are maintained and controlled by MSLS. Upon the termination of the operating agreements, MSLS is required to convert working capital and supplies into cash and return it to the Partitioned Business. As a result of these conditions, the individual components of working capital and supplies controlled by MSLS are not reflected in the Partitioned Business's consolidated balance sheets, however, the net working capital advanced is included in due from Marriott Senior Living Services on the Partitioned Business's consolidated balance sheets.

 Deferred Revenue

  Monthly fees deferred for the non-refundable portion of the entry fees are recorded as deferred revenue and included in other liabilities in the Partitioned Business's consolidated balance sheets. These amounts are recognized as revenue as services are performed over the expected term of the residents' contracts.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Liability for Future Health Care Services

  Certain resident and admission agreements at the communities entitled residents to receive limited amounts of health care up to defined maximums. The estimated liabilities associated with the health care obligation have been accrued in other liabilities in the Partitioned Business's consolidated balance sheets. As of December 29, 2000 and December 31, 1999, the liability totaled $977,000 and $1,140,000, respectively.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 New Statements of Financial Accounting Standards

  During July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Intangible Assets" and SFAS No. 143, "Accounting for Asset Retirement Obligations". In the opinion of management the adoption of these statements will not have a material effect on the Partitioned Business's consolidated financial statements.

3. Property and Equipment

  Property and equipment consists of the following:

                                                               2000      1999
                                                             --------  --------
                                                              (in thousands)
Land........................................................ $107,425  $107,425
Buildings and leasehold improvements........................  564,867   560,029
Furniture and equipment.....................................   49,292    43,675
                                                             --------  --------
                                                              721,584   711,129
Less accumulated depreciation and amortization..............  (78,474)  (54,371)
                                                             --------  --------
                                                             $643,110  $656,758
                                                             ========  ========

  In 1999, management determined that one of its senior living communities was impaired as a result of a deterioration of the community's operating results due to its size and age and the new supply of communities in its market. A $3.5 million pre-tax charge was recorded to reduce the net book value of the property to its fair value.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


4. Restricted Cash

  Restricted cash, which is included in other assets on the Partitioned Business's consolidated balance sheets, consists of the following:

                                                                  2000   1999
                                                                 ------ -------
                                                                 (in thousands)
Debt service escrows............................................ $1,137 $ 1,624
Fixed asset escrows.............................................  4,878   5,310
Real estate tax escrows.........................................  1,697   4,092
Insurance escrows...............................................     64   3,364
                                                                 ------ -------
                                                                 $7,776 $14,390
                                                                 ====== =======

  The debt service, fixed asset, real estate tax and insurance escrows consist of cash transferred into segregated escrow accounts out of revenues generated by the senior living communities, pursuant to the secured debt agreements. Funds from these reserves are periodically disbursed by the collateral agent to pay for debt service, capital expenditures, insurance premiums and real estate taxes relating to the secured properties. In addition, the fixed asset escrows also include cash transferred into segregated escrow accounts pursuant to the senior living community operating agreements to fund certain capital expenditures at the senior living communities (see Note 6).

5. Leases

  The Partitioned Business is the lessee under capital and operating leases. Future minimum annual rental commitments for all non-cancelable leases as of December 29, 2000 are as follows:

                                                              Capital  Operating
                                                              Leases    Leases
                                                              -------  ---------
                                                               (in thousands)
2001......................................................... $ 1,240   $  281
2002.........................................................   1,258      281
2003.........................................................   1,477      281
2004.........................................................   1,384      281
2005.........................................................   1,384      281
Thereafter...................................................   8,392    2,205
                                                              -------   ------
Total minimum lease payments.................................  15,135   $3,610
                                                                        ======
Less amount representing interest............................  (5,293)
                                                              -------
Present value of minimum lease payments...................... $ 9,842
                                                              =======

  The Partitioned Business leases two senior living communities under capital leases expiring in 2016. Upon the expiration of the lease or anytime prior to lease expiration, the Partitioned Business has the first right of refusal to submit a counter offer to any acceptable bona fide offer from a third party within 30 days of notice from the lessor. If the Partitioned Business fails to exercise its right of first refusal, then the lessor may proceed with the sale of the leased property and all assets therein. The assets recorded under capital leases, which are included in property and equipment on the

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Partitioned Business's consolidated balance sheets, were $13.4 million and $14.1 million as of December 29, 2000 and December 31, 1999, respectively, net of accumulated amortization of $3.6 million and $2.4 million, respectively. The amortization for assets recorded under capital leases is included in depreciation and amortization on the Partitioned Business's consolidated statements of operations.

  The Partitioned Business also has one long-term operating ground lease which expires in 2013. The operating lease includes three renewal options exercisable in five-year increments through the year 2028.

  Rent expense for fiscal years 2000, 1999 and 1998 was $278,000, $281,000 and $279,000, respectively.

6. Operating Agreements

  The senior living communities are subject to operating agreements which provide for MSLS to operate the senior living communities, generally for an initial term of 25 to 30 years with renewal terms subject to certain performance criteria at the option of MSLS of up to an additional five to ten years. The operating agreements provide for payment of base management fees equal to five percent of revenues and incentive management fees equal to 20% of operating profit (as defined in the operating agreements) over a priority return to the owner. In the event of early termination of the operating agreements, MSLS will receive additional fees based on the unexpired term and expected future base and incentive management fees. The Partitioned Business has the option to terminate certain, but not all, management agreements if specified performance thresholds are not satisfied. No operating agreement with respect to a single community is cross-collateralized or cross-defaulted to any other operating agreement, and any single operating agreement may be terminated following a default by the Partitioned Business or MSLS, although such termination will not trigger the cancellation of any other operating agreement.

  Most of the senior living communities are also subject to pooling agreements whereby for the limited purpose of calculating management fees and exercising certain termination rights under the operating agreements, the management fees and rights are considered in the aggregate for the senior living communities in each pool.

  The operating agreements require MSLS to furnish certain services ("Central Administrative Services") which are generally furnished on a central or regional basis to other senior living communities in the Marriott retirement community system. Such services will include the following: (i) marketing and public relations services; (ii) human resources program development;
(iii) information systems support and development; and (iv) centralized computer payroll and accounting services. In lieu of reimbursement for such services, MSLS is paid an amount equal to 2% of revenues. Generally, through the earlier of (i) the end of the seventh year of the operating agreement or
(ii) the date upon which certain performance criteria have been met, 50% of the Central Administrative services fee is payable only to the extent that operating profit for the communities exceeds a priority return to the owner. However, the payment of fees for the Central Administrative Services were generally waived for the first year of the operating agreement.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  The Partitioned Business is required under the operating agreements to contribute a percentage of revenues into an interest-bearing reserve account to cover the cost of (a) certain routine repairs and maintenance to the senior living communities which are normally capitalized and (b) replacements and renewals to the senior living communities' property and improvements. The annual contribution amount (expressed as a percentage of revenues) generally will be 2.65% through fiscal year 2002, 2.85% for fiscal years 2003 through 2007, and 3.5% thereafter. The amount contributed for fiscal years 2000, 1999 and 1998 was $6.9 million, $6.4 million and $6.3 million, respectively. The operating agreements provide that the Partitioned Business shall separately fund the cost of certain major or non-routine repairs, alterations, improvements, renewals and replacements to the senior living communities.

7. Debt

  Debt consists of the following as of December 29, 2000 and December 31, 1999:

                                                                 2000     1999
                                                               -------- --------
                                                                (in thousands)
Mortgage debt secured by eight senior living communities with
 $242 million of real estate assets, with an interest rate of
 10.01%, maturing through 2020 (amount includes debt premium of $13.5 million in 2000 and $14.1 million in 1999).........  $131,298 $133,586
Mortgage debt secured by eight senior living communities with
 $117 million of real estate assets, with an interest rate of
 9.56%, maturing in July 2005................................    92,370      --
Mortgage debt secured by nine senior living communities
 (amount included debt premium of $0.9 million in 1999)......       --    45,097
Revenue bonds with an interest rate of 5.875%, due 2027......    14,700   14,700
Capital lease obligations....................................     9,842   10,277
Other notes, with an interest rate of 7.5%, maturing through
 December 31, 2001...........................................       980    1,969
                                                               -------- --------
  Total debt.................................................  $249,190 $205,629
                                                               ======== ========

  Debt maturities at December 29, 2000, excluding the unamortized debt premiums of $13.5 million, are as follows (in thousands):

2001................................................................... $  3,200
2002...................................................................    2,500
2003...................................................................    2,967
2004...................................................................    3,154
2005...................................................................   95,870
Thereafter.............................................................  128,024
                                                                        --------
                                                                        $235,715
                                                                        ========

  In conjunction with the June 21, 1997 acquisition of Forum, the Partitioned Business issued $72 million in notes payable to MSLS. Subsequent to the acquisition, the Partitioned Business issued additional notes payable to MSLS to finance additional senior living expansion units totaling approximately $20 million. In the second quarter of 1998, Host Marriott loaned the Partitioned Business $92 million to repay the notes payable to MSLS. In the third quarter of 1998, Host Marriott

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

forgave the $92 million note and it was recorded as an investment in the Partitioned Business. During the first quarter of 1998, Host Marriott prepaid $26.4 million of the Partitioned Business's mortgage debt. Host Marriott's prepayment of the debt was recorded as an investment in the Partitioned Business.

  In 2000, the Partitioned Business entered into five loan agreements totaling $92.4 million secured by mortgages on eight senior living communities. The non-recourse loans bear interest at the 30-day LIBOR rate plus 275 basis points (9.56% at December 29, 2000). The loans mature in July 2005 and there is no principal amortization during the term of the loans. The proceeds of the financing were used to repay the existing loan secured by the senior living communities with a principal balance of $43.5 million, which bore interest at 9.93% and had a scheduled maturity of January 1, 2001. In connection with the prepayment of the existing loan, the Partitioned Business recognized an extraordinary gain on the early extinguishment of debt of $253,000, net of income taxes of $175,000.

  The indentures governing the mortgages of certain of the Partitioned Business's senior living communities contain restrictive covenants that, among other restrictions, (i) require maintenance of segregated cash collection of all rents for certain of the senior living communities; (ii) require separate cash reserves for debt service, property improvements, real estate taxes and insurance; and (iii) limit the ability to incur additional indebtedness, enter into or cancel leases, enter into certain transactions with affiliates or sell certain assets. As of December 29, 2000 and December 31, 1999, the Partitioned Business was in compliance with all debt covenants.

  In conjunction with the acquisition of Forum, the Partitioned Business recorded the debt assumed at its fair value. The Partitioned Business is amortizing this premium to interest expense over the remaining life of the related debt. The amortization of this debt premium for fiscal years 2000, 1999 and 1998 was $1.1 million, $1.6 million and $1.6 million, respectively. Cash paid for interest for fiscal years 2000, 1999 and 1998 totaled $20.8 million, $18.6 million and $19.8 million, respectively. Deferred financing costs, which are included in other assets on the Partitioned Business's consolidated balance sheets, was $3.4 million net of accumulated amortization of $0.4 million as of December 29, 2000. There was no deferred financing cost in 1999.

8. Income Taxes

  Total deferred tax assets and liabilities as of December 29, 2000 and December 31, 1999 were as follows:

                                                              2000      1999
                                                            --------  --------
                                                             (in thousands)
Deferred tax assets........................................ $ 17,359  $ 18,596
Deferred tax liabilities...................................  (81,019)  (80,150)
                                                            --------  --------
  Net deferred income tax liability........................ $(63,660) $(61,554)
                                                            ========  ========

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities was as follows:

                                                              2000      1999
                                                            --------  --------
                                                             (in thousands)
Property and equipment..................................... $(80,552) $(77,170)
Debt adjustment to fair value at acquisition...............    5,700     6,160
Net operating losses and other, net........................   11,192     9,456
                                                            --------  --------
  Net deferred income tax liability........................ $(63,660) $(61,554)
                                                            ========  ========

  The provision for income taxes for fiscal years 2000, 1999 and 1998 consists of the following:

                                                           2000    1999    1998
                                                          ------- ------  ------
                                                             (in thousands)
Current.................................................. $ 8,667 $6,928  $4,781
Deferred.................................................   1,508    (79)  1,370
                                                          ------- ------  ------
                                                          $10,175 $6,849  $6,151
                                                          ======= ======  ======

  A reconciliation of the statutory Federal tax rate to the Partitioned Business's effective income tax rate for fiscal years 2000, 1999 and 1998 is as follows:

                                                               2000  1999  1998
                                                               ----  ----  ----
Statutory federal tax rate.................................... 35.0% 35.0% 35.0%
State income taxes, net of federal tax benefit................  6.0   6.0   6.0
                                                               ----  ----  ----
                                                               41.0% 41.0% 41.0%
                                                               ====  ====  ====

  The Partitioned Business was included in the consolidated federal income tax return of Host Marriott and its affiliates for the period from January 3, 1998 through the Distribution Date, and subsequent to the Distribution Date, the Partitioned Business was included in the consolidated federal income tax return of Crestline Capital (collectively, the "Group"). Tax expense was allocated to the Partitioned Business as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in federal and net state tax expense allocated for all periods presented that is substantially equal to the expense that would have been recognized if the Partitioned Business had filed separate tax returns.

  For income tax purposes, the Partitioned Business, through CSL Group, has net operating loss carryforwards of $8.4 million which expire through 2006.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


9. Fair Value of Financial Instruments

  The fair values of certain financial liabilities are shown below:

                                                  2000              1999
                                            ----------------- -----------------
                                            Carrying   Fair   Carrying   Fair
                                             Amount   Value    Amount   Value
                                            -------- -------- -------- --------
                                                      (in thousands)
Debt, net of capital leases................ $239,348 $243,718 $195,352 $186,705

  Valuations for secured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of other notes are estimated to be equal to their carrying value. The fair value of all of the Partitioned Business' other financial assets and liabilities are assumed to equal their carrying amounts.

  In 1999, the Partitioned Business recorded a pre-tax charge of $1.7 million, which is included in other operating costs and expenses, to fully reserve a second mortgage note receivable due to uncertainty in the collectibility of the note.

10. Continuing Lifecare Contracts

  Residents at two of the communities are offered continuing care life contracts that provide reduced monthly rental rates in exchange for significant security deposits, which become partially or totally non-refundable over time.

  At the Pueblo Norte senior living community, two types of continuing care contracts are currently offered to new residents. One contract provides that 10% of the resident admission fees is non-refundable upon occupancy. The remaining 90% of the resident admission fees becomes non-refundable at a rate of 1 1/2% per month over the subsequent 60 months and is amortized over the expected life of the resident. The second contract type provides that the resident admission fee is 30% non-refundable and 70% fully refundable. The non-refundable portions are amortized over the expected life of the resident. The liability for the refundable portion of the admission fees at December 29, 2000 and December 31, 1999 is $5,161,000 and $4,237,000, respectively, and is included in other liabilities on the Partitioned Business's consolidated balance sheets. The non-refundable portion of the admission fees at December 29, 2000 and December 31, 1999 totaled $2,820,000 and $1,888,000, respectively and is included in other liabilities on the Partitioned Business's consolidated balance sheets.

  Three other types of continuing care agreements are in effect at Pueblo Norte with existing residents but are no longer offered to new residents. One agreement provides that the resident admission fee is 10% non-refundable and 90% fully refundable. Each resident is entitled to 70 free days of care in the health center based on a prescribed formula. The second type of agreement provides that the resident admission fee is 1% refundable and 99% non-refundable. The non-refundable portion of the resident admission fees are amortized over the expected life of the resident. The liability at December 29, 2000 and December 31, 1999 for the non-refundable portion of these contracts is $3,208,000 and $4,131,000, respectively, and is included in other liabilities on the Partitioned Business's consolidated balance sheets.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  At two additional senior living communities, lifecare contracts are in effect with existing residents, but no longer offered to new residents. The agreements provide that the resident admission fees are either fully refundable or non-refundable. As of December 29, 2000 and December 31, 1999, the refundable portion of these contracts was $965,000 in both years, and the non-refundable portion of these contracts was $618,000 and $1,428,000, respectively, and are included in other liabilities on the Partitioned Business's consolidated balance sheets.

11. Litigation

  On June 15, 1995, the Russell F. Knapp Revocable Trust (the "Plaintiff") filed a complaint in the United States District Court for the Southern District of Indiana (the "Indiana Court") against the general partner of one of CSL Group's subsidiary partnerships, CCC Retirement Partners, LP, formerly Forum Retirement Partners, LP, ("FRP"), alleging breach of the partnership agreement, breach of fiduciary duty, fraud, insider trading and civil conspiracy/aiding and abetting. On February 4, 1998, the Plaintiff, MSLS, the general partner, CSL Group, Host Marriott and Crestline Capital entered into a Settlement and Release Agreement (the "Settlement Agreement"), pursuant to which Host Marriott agreed to purchase, at a price of $4.50 per unit, the partnership units of each limited partner electing to join in the Settlement Agreement. CSL Group held 79% of the outstanding limited partner units in the partnership at that time. Host Marriott and CSL Group also agreed to pay as much as an additional $.75 per unit (the "Additional Payment") to the settling limited partners (the "Settling Partners"), under certain conditions, in the event that CSL Group within three years following the date of settlement initiates a tender offer for the purchase of units not presently held by CSL Group or the Settling Partners. On February 5, 1998, the Indiana Court entered an order approving the dismissal of the Plaintiff's case. In connection with the Settlement Agreement, CSL Group acquired 2,141,795 limited partner units in 1998 for approximately $9,638,000, increasing CSL Group's ownership interest in FRP to approximately 93%.

  In 1999, CSL Group and FRP completed a merger pursuant to a consent solicitation whereby the partnership unit holders received the right to receive cash consideration for each limited partnership unit from CSL Group. In connection with this merger, CSL Group acquired the remaining limited partnership units for approximately $6,158,000. Also, CSL Group paid the Settling Partners an Additional Payment in 1999 of approximately $557,000 pursuant to the merger transaction. As of December 29, 2000, CSL Group had a liability of $247,000 representing cash consideration for the remaining untendered FRP limited partnership units. The purchase price of the units for both transactions approximated fair value, and accordingly, no portion of the purchase price has been expensed.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                      CONDENSED CONSOLIDATED BALANCE SHEET
                           (unaudited, in thousands)

                                                                       June 15,
                                                                         2001
                                                                       --------
ASSETS
Property and equipment, net........................................... $635,024
Due from Marriott Senior Living Services, net.........................    9,289
Other assets..........................................................   10,960
Cash and cash equivalents.............................................   14,454
                                                                       --------
    Total assets...................................................... $669,727
                                                                       ========

LIABILITIES AND EQUITY
Debt.................................................................. $247,723
Accounts payable and accrued expenses.................................      451
Deferred income taxes.................................................   62,502
Other liabilities.....................................................   16,669
                                                                       --------
    Total liabilities................................................. $327,345
                                                                       ========
Equity:
  Investments in and advances to parent...............................  342,382
                                                                       --------
    Total liabilities and equity...................................... $669,727
                                                                       ========


           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        For the Twenty-four Weeks Ended June 15, 2001 and June 16, 2000
                           (unaudited, in thousands)

                                                             June 15,  June 16,
                                                               2001      2000
                                                             --------  --------
REVENUES
  Routine................................................... $115,715  $109,002
  Ancillary.................................................   10,690    10,985
                                                             --------  --------
                                                              126,405   119,987
  Equity in earnings of affiliates..........................      --         20
                                                             --------  --------
    Total revenues..........................................  126,405   120,007
                                                             --------  --------
OPERATING COSTS AND EXPENSES
  Property-level operating costs and expenses
    Routine.................................................   73,542    69,796
    Ancillary...............................................    6,064     6,729
  Other operating costs and expenses
    Depreciation and amortization...........................   11,090    10,902
    Management fees.........................................    8,229     7,402
    Property taxes and other................................    4,034     4,409
                                                             --------  --------
      Total operating costs and expenses....................  102,959    99,238
                                                             --------  --------
OPERATING PROFIT............................................   23,446    20,769
Corporate expenses..........................................     (940)     (967)
Interest expense............................................   (9,776)   (7,620)
Interest income.............................................      432       227
                                                             --------  --------
INCOME BEFORE INCOME TAXES..................................   13,162    12,409
Provision for income taxes..................................   (5,397)   (5,088)
                                                             --------  --------
NET INCOME.................................................. $  7,765  $  7,321
                                                             ========  ========


           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Twenty-four Weeks Ended June 15, 2001 and June 16, 2000
                           (unaudited, in thousands)

                                                               June
                                                                15,    June 16,
                                                               2001      2000
                                                              -------  --------
OPERATING ACTIVITIES
Cash provided by operations.................................. $15,205  $ 24,259
                                                              -------  --------
INVESTING ACTIVITIES
  Expansions of senior living communities....................     --     (3,163)
  Other capital expenditures.................................  (3,348)   (3,275)
  Increase (decrease) in capital improvement reserve.........     (23)      412
                                                              -------  --------
Cash used in investing activities............................  (3,371)   (6,026)
                                                              -------  --------
FINANCING ACTIVITIES
  Repayments of debt.........................................  (1,151)   (1,808)
  Net advances to parent.....................................  (2,905)  (16,946)
                                                              -------  --------
Cash used in financing activities............................  (4,056)  (18,754)
                                                              -------  --------
Increase (decrease) in cash and cash equivalents.............   7,778      (521)
Cash and cash equivalents, beginning of period...............   6,676     3,006
                                                              -------  --------
Cash and cash equivalents, end of period..................... $14,454  $  2,485
                                                              =======  ========


           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. On August 9, 2001, Crestline Capital Corporation ("Crestline Capital") and CSL Group, Inc. ("CSL Group") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Senior Housing Properties Trust ("SNH") and SNH/CSL Properties Trust ("SNH/CSL"). Pursuant to the Stock Purchase Agreement, SNH/CSL would purchase the stock of CSL Group and certain other subsidiaries of Crestline Capital that compose Crestline Capital's senior living business (the "Partitioned Business") for $600 million, including the assumption of approximately $235 million in existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two-thirds of Crestline Capital's shareholders, arranging additional mortgage debt financing for $150 million to $175 million, obtaining certain consents and customary closing conditions.

  These condensed consolidated financial statements include only the assets and liabilities, along with the results from operations generated from the Partitioned Business, as described in the Stock Purchase Agreement. The Partitioned Business is an organizational unit of Crestline Capital and is not a distinct legal entity. As of June 15, 2001, the Partitioned Business consisted of the ownership of 31 senior living communities, a general partnership interest in one senior living community and a second mortgage note receivable on a senior living community.

  The accompanying condensed consolidated financial statements of the Partitioned Business have been prepared by management without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. Management believes the disclosures made are adequate to make the information presented not misleading. However, the condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Partitioned Business's audited financial statements for the fiscal year ended December 29, 2000.

  The accompanying unaudited condensed consolidated financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position of the Partitioned Business as of June 15, 2001 and the results of operations and cash flows for the twenty-four week period ended June 15, 2001. All significant intercompany accounts and transactions have been eliminated. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

                                                                        ANNEX A

                           STOCK PURCHASE AGREEMENT

                                     among

                        SENIOR HOUSING PROPERTIES TRUST
                           SNH/CSL PROPERTIES TRUST
                         CRESTLINE CAPITAL CORPORATION

                                      and

                                CSL GROUP, INC.

                          Dated as of August 9, 2001

                               Table of Contents

                                                                          Page
                                                                          ----
 Section 1. Definitions and Interpretations..............................   1
    1.1.  Certain Definitions...........................................    1
    1.2.  Interpretation................................................    8
 Section 2. Sale and Purchase of Stock...................................   8
    2.1.  Sale and Purchase of Stock, Etc...............................    8
    2.2.  Deposit.......................................................    9
    2.3.  Purchase Price Adjustments and Payment........................    9
    2.4.  The Closing...................................................   10
    2.5.  Post Closing Distributions....................................   10
    2.6.  Option to Purchase Lexington, Lafayette and Boynton Beach.....   10
 Section 3. Representations and Warranties of CLJ and CSL................  11
    3.1.  Organization, Good Standing and Power of CLJ..................   11
    3.2.  Organization; Qualification of CSL............................   11
    3.3.  Subsidiaries and Affiliates...................................   11
    3.4.  Capitalization of CSL.........................................   12
    3.5.  Authorization; Validity of Agreement; Corporate Action........   12
    3.6.  Consents and Approvals; No Violations.........................   12
    3.7.  Books and Records.............................................   13
    3.8.  Financial Statements; No Undisclosed Liabilities..............   13
    3.9.  Absence of Certain Changes....................................   14
    3.10. Litigation....................................................   14
    3.11. Compliance with Laws and Permits..............................   14
    3.12. Assets........................................................   15
    3.13. Hazardous Materials...........................................   16
    3.14. Contracts and Commitments.....................................   16
    3.15. Employee Benefit Plans........................................   16
    3.16. Employee Matters..............................................   17
    3.17. Insurance.....................................................   17
    3.18. Certain Payments..............................................   17
    3.19. Taxes.........................................................   17
    3.20. FF&E Reserves, Mortgage Reserves and Working Capital..........   19
    3.21. Broker's or Finder's Fee......................................   20
    3.22. Supplements to Disclosure Schedule............................   20
 Section 4. Representations and Warranties of SNH and Acq. Sub...........  20
    4.1.  Due Organization, Good Standing and Power.....................   20
    4.2.  Authorization and Validity of Agreement.......................   20
    4.3.  Consents and Approvals; No Violations.........................   21
    4.4.  Financial Statements..........................................   21
    4.5.  Bankruptcy....................................................   21
    4.6.  Litigation....................................................   21
    4.7.  Broker's or Finder's Fee......................................   21
 Section 5. Access and Transactions Prior to Closing Date................  22
    5.1.  Access to Information Concerning Properties and Records.......   22
    5.2.  Title Matters.................................................   23
    5.3.  Survey Matters................................................   23
    5.4.  Environmental and Engineering Reports.........................   23
           Conduct of the Business of the Acquired Companies Pending the
    5.5.  Closing Date..................................................   24

                                                                            Page
                                                                            ----
    5.6.  Conversion of Certain Acquired Companies........................   26
    5.7.  Cooperation.....................................................   26
    5.8.  Dividends; Distributions........................................   27
    5.9.  No Solicitation of Other Offers.................................   27
    5.10. Notification of Certain Matters.................................   28
    5.11. HSR Act Filing..................................................   29
    5.12. Public Announcements............................................   29
    5.13. CLJ Stockholder Approval........................................   29
 Section 6. Conditions.....................................................  29
    6.1.  Conditions to Each Party's Obligations..........................   29
    6.2.  Conditions to Obligations of CLJ and CSL........................   31
    6.3.  Conditions to Obligations of SNH and ACQ. SUB...................   31
 Section 7. Nature and Survival of Representations and Warranties;
            Indemnifications; Tax Matters..................................  33
    7.1.  Survival of Representations, Warranties, etc....................   33
    7.2.  CLJ's Agreement to Indemnify....................................   34
    7.3.  SNH's Agreement to Indemnify....................................   34
    7.4.  Third Party Claims..............................................   34
    7.5.  Purchase Price Adjustment.......................................   35
 Section 8. Termination....................................................  35
    8.1.  Termination.....................................................   35
    8.2.  Effect of Termination...........................................   36
 Section 9. Miscellaneous Provisions.......................................  37
    9.1.  Notices.........................................................   37
    9.2.  Schedules and Exhibits..........................................   38
    9.3.  Computation of Time.............................................   38
    9.4.  Assignment: Successors in Interest..............................   38
    9.5.  No Third-Party Beneficiaries....................................   38
    9.6.  Expenses........................................................   38
    9.7.  Investigations..................................................   39
    9.8.  Number; Gender..................................................   39
    9.9.  Captions........................................................   39
    9.10. Amendments......................................................   39
    9.11. Integration: Waiver.............................................   40
    9.12. Governing Law...................................................   40
    9.13. Consent to Jurisdiction.........................................   40
    9.14. Severability....................................................   40
    9.15. Counterparts....................................................   40
    9.16. SNH Limitation of Liability.....................................   41
    9.17. ACQ. SUB Limitation of Liability................................   41
    9.18. CLJ Limitation of Liability.....................................   41

                            STOCK PURCHASE AGREEMENT

  THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 9, 2001, among SENIOR HOUSING PROPERTIES TRUST ("SNH"), a Maryland real estate investment trust, with its principal office located in Newton, Massachusetts, SNH/CSL PROPERTIES TRUST ("ACQ. SUB"), a Maryland real estate investment trust, with its principal office located in Newton, Massachusetts, CRESTLINE CAPITAL CORPORATION ("CLJ"), a Maryland corporation, with its principal office located in Bethesda, Maryland, and CSL GROUP, INC. ("CSL"), an Indiana corporation, with its principal office located in Bethesda, Maryland.

                                   RECITALS:

  CLJ is the record and beneficial owner of all of the issued and outstanding equity securities of CSL, CCC Boynton Beach, Inc., a Delaware corporation ("CCC Boynton") and CCC Senior Living Corporation, a Delaware corporation ("CCC Senior Living"). CLJ and certain of its subsidiaries are engaged in the business of owning (or leasing) and operating the 32 senior living communities listed in Exhibit A (collectively, the "Communities"), which Communities are managed by Marriott Senior Living Services, Inc. and its wholly owned subsidiaries. SNH is the record and beneficial owner of all of the issued and outstanding equity securities of ACQ. SUB.

  On the terms and conditions set forth in this Agreement, CLJ desires to sell and ACQ. SUB desires (i) to purchase and acquire the Communities by means of acquiring all of the issued and outstanding equity securities of CSL, CCC Boynton and CCC Senior Living, and (ii) to lease all of the Communities to an entity to be designated by SNH ("Tenant").

  In consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   SECTION 1.

                        Definitions and Interpretations

  1.1. Certain Definitions.

  For purposes of this Agreement, except as otherwise provided or unless the context clearly requires otherwise, the terms set forth below shall have the meanings set forth below:

    (1) "Acquired Company": CSL, each CSL Subsidiary, CCC Boynton and CCC Senior Living.

    (2) "ACQ. SUB": SNH/CSL Properties Trust, a Maryland real estate investment trust, which is 100% owned by SNH.

    (3) "Affiliate": of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

    (4) "Agreement": this Stock Purchase Agreement as amended or otherwise modified from time to time in accordance with its terms.

    (5) "Alternative Proposal": as defined in Section 5.9(b).

    (6) "Antitrust Division": as defined in Section 5.11.

    (7) "Articles of Incorporation": the Articles of Incorporation of CSL, as amended through the date hereof.

    (8) "Asset": as defined in Section 3.12(a).

    (9) "Bankers Trust Line": a general line of credit from Bankers Trust to CLJ, which line of credit is secured by, inter alia, the stock of CSL and certain of its Subsidiaries and mortgages on certain of the Properties listed in Section 1.1(65) of the Disclosure Schedule, and guaranteed by certain of the CSL Subsidiaries.

    (10) "Boynton Beach Mortgage Loan": the indebtedness secured by a Lien on the property of Senior Living of Boynton Beach Limited Partnership, listed on Section 1.1(10) to the Disclosure Schedule.

    (11) "Business Day": a day, other than a Saturday or a Sunday, on which banking institutions in the State of Maryland are required to be open.

    (12) "By-laws": the By-laws of CSL, as amended through the date hereof.

    (13) "Capital Leases": any capital lease of any of the Acquired Companies listed on Section 1.1(13) to the Disclosure Schedule.

    (14) "CCC Boynton": as defined in the Recitals.

    (15) "CCC Boynton Stock": as defined in Section 2.1.

    (16) "CCC Senior Living": as defined in the Recitals.

    (17) "CCC Senior Living Stock": as defined in Section 2.1.

    (18) "CLJ Woodlands Bonds": as defined in Section 3.12(a)(ix).

    (19) "Closing": the closing which will take place as described in Section
  2.4.

    (20) "Closing Date": the date on which the Closing occurs.

    (21) "Code": the Internal Revenue Code of 1986, as amended.

    (22) "Communities": as defined in the Recitals.

    (23) "Consent": any consent, registration, approval, authorization, waiver or similar affirmation by or of, or filing with or notification to, a Person pursuant to any Contract, Law, Order or Permit.

    (24) "Consent Reduction Amount": in the case of (A) the failure to obtain the Consent referred to in Section 6.1(c) with respect to CCC Boynton, the sum of $150,000; (B) the failure to obtain the Consent referred to in
  Section 6.1(c) relating to the Communities known as Lafayette at Country Place and/or Lexington at Country Place, an amount equal to that determined by multiplying the Purchase Price (less $150,000 but before any other adjustment), by a fraction, the numerator of which is EBITDAR with respect to such Community for the fiscal year ended December 28, 2001 less that portion of contributions made to the FF&E Reserves attributable to that Community for the fiscal year ended December 28, 2001 and the denominator of which is EBITDAR with respect to all Communities for the fiscal year ended December 28, 2001 less the total contributions made to the FF&E Reserves for all Communities for the fiscal year ended December 28, 2001.

    (25) "Contract": any written agreement, arrangement, commitment, contract, indenture, instrument, lease, license or other obligation of any kind or character, or other obligation that is binding on any Person or its capital stock, properties or business.

    (26) "CSL Stock": as defined in Section 2.1.

    (27) "CSL Subsidiary": each Person which is a direct or indirect Subsidiary of CSL and listed on Section 1.1(27) of the Disclosure Schedule.

    (28) "Deposit": as defined in Section 2.2.

    (29) "Disclosure Schedule": as defined in Section 3.

    (30) "EBITDAR": earnings before interest, taxes, depreciation, amortization and rent.

    (31) "Environmental Claims": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law including without limitation (A) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

    (32) "Environmental Law": any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case as amended as of the date hereof and the Closing Date, and any judicial or administrative interpretation thereof applicable to any Acquired Company or its operations or property as of the date hereof and the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.(S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., and their state and local counterparts and equivalents.

    (33) "ERISA": as defined in Section 3.15.

    (34) "ERISA Affiliate": as defined in Section 3.15.

    (35) "Excess Life Care Amounts": any amounts paid after June 20, 1997 to any of the Acquired Companies for so-called "continuing care contracts" (whether or not refundable).

    (36) "FF&E Reserves": as defined in the Operating Agreements.

    (37) "FTC": as defined in Section 5.11.

    (38) "GAAP": generally accepted accounting principles as in effect from time to time in the United States.

    (39) "GMAC Fee": the fee due GMAC in an amount equal to 1% of the outstanding principal balance, as of the Closing Date, of the GMAC Mortgage Loans in connection with the assumption of the GMAC Mortgage Loans/change of control.

    (40) "GMAC Mortgage Loans": collectively, the Mortgage Loans listed as items 1 through 5 on Section 1.1(62) of the Disclosure Schedule.

    (41) "Governmental Entity": a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

    (42) "Ground Lease": the ground lease described in Section 1.1(42) of the Disclosure Schedule.

    (43) "Hazardous Materials": any (A) petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (B) chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (C) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

    (44) "HMC": Host Marriott Corporation, a Maryland corporation.

    (45) "HPT": Hospitality Properties Trust, a Maryland real estate investment trust.

    (46) "HSR Act": as defined in Section 3.6.

    (47) "Indemnified Party": as defined in Section 7.4(a).

    (48) "Indemnifying Party": as defined in Section 7.4(a).

    (49) "Interim Balance Sheet": defined in Section 3.8(a).

    (50) "IRS": the United States Internal Revenue Service.

    (51) "Knowledge": an individual will be deemed to have "Knowledge" of a particular fact or other matter if without further inquiry such individual is actually aware of such fact or other matter; and an entity (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a director, officer, a manager whose title includes the term "director," partner, executor, or trustee of such entity (or in any similar capacity) has Knowledge of such fact or other matter. In no event will the Knowledge of MSLS or any "independent director" of any CSL Subsidiary be imputed to CLJ, CSL or any of their respective officers, other directors or agents.

    (52) "Lakewood Loan Documents": as defined in Section 3.12(a)(xi).

    (53) "Law": any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

    (54) "Lease": the master lease agreement (or collectively, the individual leases) dated the Closing Date, to be entered into as of the Closing Date by and between each Acquired Company which owns the Communities and Tenant, such master lease agreement (or individual leases, as the case may be) to be in form and substance satisfactory to SNH and ACQ. SUB on the one hand, and Tenant on the other.

    (55) "Lien": any interest in property, whether such interest is based on common law, statute, court decision or contract and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance (including any easement, exception, reservation or limitation, right of way or the like), lien, purchase option, call or right, or charge of any kind

  (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any lease of property (whether real, personal or mixed) which is required, in accordance with GAAP, to be recorded by the lessee as the acquisition of an asset and the incurrence of a liability, and the filing of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

    (56) "Losses": as defined in Section 7.2(a).

    (57) "Marriott Agreements": collectively, the Operating Agreements, the Noncompetition Agreement, the MI Indemnity Agreement, the Pooling Agreements and the Transition Agreements.

    (58) "Material Adverse Effect": any adverse change in the business, assets, liabilities, financial condition or results of operations of the Acquired Companies taken as a whole (provided, that a matter or matters taken together shall be deemed to have a material adverse change in the business, assets, liabilities, financial condition or results of operations only if such matter or matters have resulted in or are reasonably likely to have or result in an adverse impact of at least $10,000,000 of value or a $1,000,000 reduction in net annual cash flow from the Properties, the termination of any Marriott Agreement (other than the Noncompetition Agreement), or any material adverse effect on the ability of CLJ or CSL to perform its respective obligations under this Agreement or to consummate the transactions contemplated hereby). The term "Material Adverse Effect" shall not include (i) any change, circumstance, event or consummation of the transactions contemplated by the Agreement or (ii) changes in general economic conditions or financial markets (including fluctuations in the price of the shares of common stock of CLJ or conditions in the business sectors in which the Acquired Companies operate not disproportionally affecting the Acquired Companies).

    (59) "MGCL": the Maryland General Corporation Law.

    (60) "MI": Marriott International, Inc., a Delaware corporation.

    (61) "MI Indemnity Agreement": the Indemnity Agreement among MSLS, MI, HMC Senior Communities, Inc. (the predecessor in interest to CLJ) and HMC dated as of June 21, 1997, as modified by a letter agreement dated June 21, 1997.

    (62) "Mortgage Loans": any indebtedness for borrowed money or for the deferred purchase price of property or services that is secured by a Lien on the property or assets of any Acquired Company, listed on Section 1.1(62) to the Disclosure Schedule, other than indebtedness secured by fixtures, furniture and equipment and leases for the same that in either case are incurred or entered into by MSLS in the ordinary course of business and in accordance with the terms of the Operating Agreements. The term "Mortgage Loan" does not include indebtedness under the Bankers Trust Line (provided that all indebtedness thereunder is repaid at or prior to Closing) or the Boynton Beach Mortgage Loan.

    (63) "Mortgage Reserves": any and all deposits, escrows and reserves required by holders of Mortgage Loans or lessors under Capital Leases.

    (64) "MSLS": Marriott Senior Living Services, Inc., a Delaware corporation.

    (65) "New Loan": means indebtedness in the principal amount of not less than $150,000,000 nor more than $175,000,000 to be incurred after the date of this Agreement, but prior to the Closing Date, by CSL and/or one or more of the CSL Subsidiaries and secured by a mortgage(s) on one or more Properties listed in Section 1.1(65) of the Disclosure Schedule, the proceeds of which shall be paid as a dividend or otherwise distributed to CLJ in accordance with Section 5.8.

    (66) "Nomura Mortgage Loan": the Mortgage Loan listed as item 6 on
  Section 1.1(62) of the Disclosure Schedule.

    (67) "Noncompetition Agreement": the Amended and Restated Noncompetition Agreement dated as of December 28, 1998 among HMC, CLJ, Forum Group, Inc. (predecessor to CSL), MSLS and MI.

    (68) "Operating Agreements": collectively, the Operating Agreements between CSL, any CSL Subsidiary (and/or their respective Subsidiaries) or Senior Living of Boynton Beach Limited Partnership, as owner and MSLS, as operator and listed in Section 1.1(68) of the Disclosure Schedule.

    (69) "Order": any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other Governmental Entity.

    (70) "Organizational Documents": any of (a) the articles or certificate of incorporation and the by-laws of a corporation or other equivalent organizational documents; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership; (d) any charter, certificate or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) the operating agreement of a limited liability company; and (f) any amendment to any of the foregoing.

    (71) "Party": SNH, ACQ. SUB, CSL or CLJ, and "Parties" shall mean each of SNH, ACQ. SUB, CSL and CLJ.

    (72) "Permit": any federal, state, local or foreign governmental approval, authorization, certificate, license, permit or exemption to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, properties or business.

    (73) "Permitted Liens": collectively (i) Liens securing the Mortgage Loans, the New Loan and the Boynton Beach Mortgage Loan, (ii) Liens set forth in Section 1.1(73) of the Disclosure Schedule, (iii) any Liens for Taxes not yet due or delinquent; (iv) any statutory encumbrance arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (v) any applicable zoning regulation or ordinance or other governmental laws, ordinances and regulations, provided they do not prohibit or impair in any material respect the use of a Property as a functioning senior living community;
  (vi) any imperfection of title or similar non-monetary Lien that, individually or in the aggregate with other such Liens, has not, and would not be reasonably expected to, impair marketability and does not impair, in any material respect, the use of a Property as a functioning senior living community; (vii) any Lien created by MSLS which it is obliged to remove pursuant to the terms of the Operating Agreements; and (viii) Liens on fixtures, furniture and equipment securing indebtedness (including capitalized leases) incurred or entered into by MSLS in the ordinary course of business and in accordance with the terms of the Operating Agreements.

    (74) "Person": any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization, Governmental Entity or other entity.

    (75) "Pooling Agreements": collectively, the Pooling Agreements between MSLS and HMC Senior Communities, Inc. (predecessor in interest to CLJ) listed in Section 1.1(75) of the Disclosure Schedule.

    (76) "Properties": all the real property and improvements owned or leased, directly or indirectly, by any Acquired Company and described in
  Section 3.12(a)(ii) of the Disclosure

  Schedule and constituting one or more of the Communities, each a "Property", together with related furnishings, fixtures and equipment.

    (77) "Prior Tax Matters Agreements": as defined in Section 3.19(a).

    (78) "Purchase Price": $600,000,000, adjusted as provided in Section 2.3 and Section 6.1(c).

    (79) "Subsidiary": with respect to any party, any corporation, limited liability company, partnership, limited partnership, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

    (80) "Survey": as defined in Section 5.3.

    (81) "Tax" or "Taxes": all taxes imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, profits, ad valorem, net worth, value added, service, special assessments, workers' compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, real or personal property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, alternative minimum, social security, and estimated taxes, and other taxes, fees or assessments of a similar nature, and shall include interest, penalties or additions attributable thereto.

    (82) "Tax Allocation Agreement": as defined in Section 6.1(f).

    (83) "Tax Returns": all returns, reports, estimates, information statements, declarations and other filings required or permitted to be filed with any taxing authority related to Taxes.

    (84) "Tenant": as defined in the Recitals.

    (85) "Title Company": as defined in Section 5.2.

    (86) "Title Commitments": as defined in Section 5.2.

    (87) "Transfer Taxes": all Taxes imposed on or resulting from the sale of the CSL Stock, the CCC Boynton Stock or the CCC Senior Living Stock or the conversion of the Acquired Companies pursuant to Section 5.6 that are in the nature of (i) real property transfer Taxes, including Taxes levied upon the transfer of stock or other equity interests in an entity on account of such entity's direct or indirect ownership of real estate, (ii) excise, sales, use, valued added, registration stamp, recording, documentary, conveyancing, transfer or (iii) similar Taxes, in each case including any deficiencies, interest, penalties, additions to Tax or additional amounts, but in all cases excluding Taxes imposed on income.

    (88) "Transition Agreements": the agreements listed in Section 1.1(88) of the Disclosure Schedule.

    (89) "Treasury Regulations": the Treasury Regulations promulgated under the Code, including proposed and temporary regulations.

    (90) "Unsecured Loans": any indebtedness for borrowed money or for the deferred purchase price of property or services that is not secured by a Lien on the property or assets of any Acquired Company, listed in Section 1.1(90) of the Disclosure Schedule unless incurred or entered into on behalf of an Acquired Company by MSLS in the ordinary course of business and in accordance with the terms of the Operating Agreements. The term Unsecured Loans shall not include intercompany loans between or among the Acquired Companies all of which shall be discharged prior to Closing.

    (91) "Working Capital": the working capital controlled by MSLS, relating to operation of the Properties and required to be maintained pursuant to the Operating Agreements.

  1.2. Interpretation.

  (1) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

  (2) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  (3) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

  (4) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

  (5) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

  (6) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

  (7) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   SECTION 2.

                           Sale and Purchase of Stock

  2.1. Sale and Purchase of Stock, Etc.

  At the Closing, in consideration of the Purchase Price to be paid by SNH to CLJ, (i) CLJ shall sell to ACQ. SUB, and ACQ. SUB shall purchase from CLJ, all of the issued and outstanding capital stock of CSL (the "CSL Stock"), CCC Boynton (the "CCC Boynton Stock") and CCC Senior Living (the "CCC Senior Living Stock"), in each case free and clear of all Liens, and (ii) CLJ shall assign to SNH or its designee the CLJ Woodland Bonds (unless terminated prior to closing), the Lakewood Loan Documents, the Pooling Agreements, the MI Indemnity Agreement, the Transition Agreements, all rights of CLJ under Section 7.16 of the Stock Purchase Agreement dated as of June 17, 1997 between HMC and MSLS and all rights of CLJ in respect of any expansion projects referenced in Section
7.14 of such Stock Purchase Agreement and (to the extent contemplated by the Tax Allocation Agreement) the Prior Tax Matters Agreements, in each case free and clear of all Liens. At Closing, CSL will own all the issued and outstanding equity securities of each of the CSL

Subsidiaries, free and clear of all Liens other than those Liens listed on
Section 2.1 of the Disclosure Schedule.

  2.2. Deposit.

  On the date of this Agreement, SNH shall deposit $7,500,000 (the "Deposit") with American Title Company to be held pursuant to the terms of an Escrow Agreement in the form of Exhibit B. Except as otherwise provided in Section 8.2, on the Closing Date the Deposit will be paid to CLJ and applied to and constitute a portion of the portion of the Purchase Price paid by wire transfer.

  2.3. Purchase Price Adjustments and Payment.

  (a) The Purchase Price shall be reduced by (a) the sum of (A) the aggregate unpaid principal amount, together with accrued and unpaid interest, of all Mortgage Loans, Capital Leases (unless the Communities known as Lexington at Country Place and Lafayette at Country Place are not acquired as a result of the failure to obtain Consents), Unsecured Loans and the New Loan, in each case, as of the Closing Date, (B) the amount by which the Acquired Companies (other than CCC Boynton) have funded less than $4,707,092 of owner-funded capital expenditures required under the Operating Agreements for fiscal year 2001 (other than FF&E Reserves), as of the Closing Date, (C) any deficiency in Mortgage Reserves or amounts due for real estate taxes, insurance or other expenses separately accounted for by CLJ attributable to such expenses (and not provided for under the Operating Agreements) for any period(s) prior to the Closing Date, (D) an amount equal to the Excess Life Care Amounts not recognized as income pursuant to GAAP as of the Closing Date and (E) the remaining payments to which holders of the preferred depositary units representing preferred limited partner interests in Forum Retirement Partners, L.P., a Delaware limited partnership, are entitled but which have not been paid to such holders as of the Closing Date, and shall be increased by (b) the sum of (A) the amount of capital expenditures required under the Operating Agreements for fiscal year 2002 (other than FF&E Reserves) which the Acquired Companies (other than CCC Boynton) have funded, provided SNH approved such additional capital expenditures to the extent of any approval rights in the Operating Agreements, in each case, as of the Closing Date, (B) all New Loan costs, including the fees and expenses paid to the lenders by or for the account of CLJ or the Acquired Companies prior to the Closing Date in connection with the New Loan (with CLJ to notify SNH in writing, upon receipt of invoices from the lenders or their counsel, of the amount and the basis for such fees and expenses) but without duplication for any amounts paid under
Section 9.6, (C) without duplication, all prepaid interest under the Mortgage Loans, the Unsecured Loans and the Capital Leases, and all prepaid rent under the Ground Leases, in each case to the extent attributable to the period after the Closing Date, and that portion of the Mortgage Reserves attributable to interest for the period after the Closing Date, and (D) that portion of Mortgage Reserves and any other prepayments of or deposits for real estate taxes, insurance or other expenses separately accounted for by CLJ attributable to such expenses (and not provided for under the Operating Agreements) for any period(s) after the Closing Date. The Purchase Price will be subject to further adjustment as provided in Section 6.1(c) and to the extent necessary to allocate costs incurred by either Party in connection with the transaction to comply with the provisions of Section 9.6.

  (b) The Purchase Price (adjusted as provided in Section 2.3(a) and Section 6.1(c)) shall be paid as follows: $25,000,000 by delivery on the Closing Date of SNH's promissory note in the form of Exhibit C and the balance and all other amounts due at Closing shall be paid by SNH on the Closing Date by wire transfer of immediately available funds to CLJ to an account specified by CLJ to SNH at least two (2) Business Days prior to the Closing Date.

  2.4. The Closing.

  Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Sullivan & Worcester LLP, in Boston, Massachusetts at 9:00 a.m. (local time), on January 31, 2002, or, if later, the date on which all conditions set forth in Section 6 have been satisfied, but not later than June 30, 2002, or at such other time, date or place as the Parties may agree.

  2.5. Post Closing Distributions.

  The owner's distribution under any Operating Agreement or Pooling Agreement for the four week fiscal period in which the Closing Date occurs shall be prorated between CLJ and SNH based on the number of days in such fiscal period preceding the Closing Date (in the case of CLJ) or on or after the Closing Date (in the case of SNH). If after the Closing Date, CSL or any CSL Subsidiary shall receive any owner's distribution under any Operating Agreement or Pooling Agreement for (i) the 2001 fiscal year, (ii) any four week fiscal period in the 2002 fiscal year that precedes the Closing Date, or (iii) the four week fiscal period in which the Closing Date occurs, SNH and ACQ. SUB shall cause such amount to be remitted promptly to CLJ (or the applicable portion of such amount in the case of clause (iii)). SNH and ACQ. SUB shall use commercially reasonable efforts to enforce the provisions of the Operating Agreements and Pooling Agreements that require the distributions described in this Section 2.5.

  2.6. Option to Purchase Lexington, Lafayette and Boynton Beach.

  If, because of the failure to obtain the Consents referred to in Section 6.1(c) with respect to the Communities known as Lafayette at Country Place, Lexington at Country Place and/or Boynton Beach (the "Applicable Consents"), such Community and the relevant CSL Subsidiary or CCC Boynton is excluded from the transactions contemplated hereby, CLJ and CSL shall continue to use commercially reasonable efforts to obtain the Applicable Consent, shall cause the relevant CSL Subsidiary or CCC Boynton to comply with Section 5.5 and hereby grant SNH an option to purchase all the issued and outstanding equity of such CSL Subsidiary or CCC Boynton, or, at the election of SNH, all of the assets of such CSL Subsidiary or CCC Boynton, for a price equal to the relevant Consent Reduction Amount less the aggregate unpaid principal amount, together with accrued and unpaid interest, of the related Capital Lease, and such purchase shall be deemed to have been made with the benefit of the representations, warranties and covenants contained in this Agreement; provided that if SNH exercises such option before the Applicable Consents have been obtained, SNH shall indemnify CLJ from any loss, cost or expense that CLJ incurs to the extent attributable to the failure to obtain the Applicable Consents before the exercise of such option, and SNH shall not be entitled to the benefit of the representations and warranties to the extent pertaining to the Applicable Consents. Such option shall expire on the eighteen month anniversary of the Closing Date and may be exercised by written notice from SNH to CLJ given no less than 60 days prior to the requested purchase date.

  Subject to the prior receipt of the Applicable Consent for any excluded Community and the relevant CSL Subsidiary or CCC Boynton Beach, CLJ may require SNH or its designee to purchase all the issued and outstanding equity of such CSL Subsidiary or CCC Boynton (or at the election of SNH, all of the assets of such CSL Subsidiary or CCC Boynton), for a price equal to the relevant Consent Reduction Amount less the aggregate unpaid principal amount, together with accrued and unpaid interest, of the related Capital Lease, and such purchase shall be deemed to have been made with the benefit of the representations, warranties and covenants contained in this Agreement. CLJ's right to require such purchase shall expire on the eighteen month anniversary of the Closing Date and may be exercised by written notice from CLJ to SNH given no less than 60 days prior to the requested purchase date.

                                   SECTION 3.

                 Representations and Warranties of CLJ and CST

  Except as specifically set forth in the disclosure schedule prepared by CLJ and CSL and delivered to SNH simultaneously with the execution hereof (the "Disclosure Schedule"), CLJ and CSL jointly and severally represent and warrant to SNH and ACQ. SUB that all of the statements contained in this Section 3 are true as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

  3.1. Organization, Good Standing and Power of CLJ.

  CLJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

  3.2. Organization; Qualification of CSL.

  CSL (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases; and (c) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. CSL has heretofore delivered to SNH complete and correct copies of the Articles of Incorporation and By-laws of CSL as presently in effect.

  3.3. Subsidiaries and Affiliates.

  Section 3.3 of the Disclosure Schedule sets forth for each current CSL Subsidiary, and for each of CCC Boynton and CCC Senior Living, its name, type of entity, jurisdiction of incorporation or formation, capitalization, the names of the record holders of its equity interests and the jurisdictions in which it is qualified to do business. Except as set forth in Section 3.3 of the Disclosure Schedule, CSL currently does not own, directly or indirectly, any capital stock or other equity interests in any Person. Except as set forth in
Section 3.3 of the Disclosure Schedule, all the equity interests in each CSL Subsidiary are owned directly or indirectly by CSL, free and clear of all Liens, and are validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any CSL Subsidiary. All the capital stock of CCC Boynton and CCC Senior Living is owned directly by CLJ, free and clear of all Liens, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of CCC Boynton or CCC Senior Living. Each of the CSL

Subsidiaries, CCC Boynton and CCC Senior Living is duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

  3.4. Capitalization of CSL.

  The authorized capital stock of CSL consists of 100 shares of common stock, no par value, of which 100 shares are issued and outstanding. All the issued and outstanding capital stock of CSL has been duly authorized, validly issued, fully paid and non-assessable, is owned beneficially and of record by CLJ, and, except for the pledge of the CSL Stock securing obligations under the Bankers Trust Line, is free and clear of any Liens. None of the outstanding capital stock of CSL has been issued in violation of any federal or state securities Laws or any preemptive right or rights to subscribe for or purchase its capital stock or other securities. There is no indebtedness issued and outstanding having general voting rights or debt convertible into capital stock or other securities of CSL having such rights. Except as set forth above, (a) there is no capital stock or other securities of CSL authorized, issued or outstanding;
(b) there are no securities outstanding which are convertible into or exercisable or exchangeable for common stock or other securities of CSL; and
(c) there are no outstanding options, rights, Contracts, warrants, subscriptions, conversion rights or other agreements or commitments of any character pursuant to which CSL may be required to purchase, redeem, issue or sell any of its capital stock or other securities of CSL or any CSL Subsidiary.

  3.5. Authorization; Validity of Agreement; Corporate Action.

  Subject to Section 3.6(b), each of CLJ and CSL has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to Section 3.6(b), the execution, delivery and performance by each of CLJ and CSL of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by their respective Boards of Directors and no other action on the part of CLJ or CSL is necessary to authorize the execution and delivery by CLJ or CSL of this Agreement or the consummation by it of the transactions contemplated hereby. Except as described in Section 3.6(b), no vote of, or consent by, the holders of any capital stock issued by CLJ or CSL is necessary to authorize the execution and delivery by CLJ or CSL of this Agreement or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of CLJ and CSL and, assuming due and valid authorization, execution and delivery hereof by SNH and ACQ. SUB, this Agreement is a valid and binding obligation of each of CLJ and CSL enforceable against each of CLJ and CSL in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

  3.6. Consents and Approvals; No Violations.

  Except for (a) the Consents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (b) the approval of the sale of the CSL Stock by the holders of the common stock of CLJ; (c) compliance with the requirements of each of the Marriott Agreements (including, without limitation, Section 18 of the several Operating

Agreements and of Section 2 of the Noncompetition Agreement); (d) the Consents listed in Section 6.1(c) of the Disclosure Schedule; and (e) Consents required for healthcare Permits (including Medicare and Medicaid provider agreements), none of the execution, delivery or performance of this Agreement by CLJ or CSL, or the consummation by CLJ or CSL of any of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the Organizational Documents of CLJ or any Acquired Company, (ii) require any Consent of any Governmental Entity, or (iii) violate any Contract, Law, Order or Permit to which CLJ or any Acquired Company is a party or that is binding on or affects any of their properties or assets, excluding, however, from the foregoing clauses (ii) and (iii), such Consents, the failure of which to obtain would not, and violations, breaches or defaults, the occurrence of which would not, in either case individually or in the aggregate, have a Material Adverse Effect. SNH and ACQ. SUB acknowledge that (A) the representation and warranty set forth in this Section 3.6, insofar as pertaining to the conversion of certain Acquired Companies pursuant to Section 5.6, is given only to the Knowledge of CLJ and (B) no representation is given with respect to any Consents required in connection with the Leases.

  3.7. Books and Records.

  For the period from and after January 1, 1998: (i) the books of account of the Acquired Companies are complete and correct in all material respects and have been maintained in accordance with sound business practices; (ii) each Acquired Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets and to permit preparation of financial statements in conformity with GAAP; (iii) the stock ledger (or equivalent partnership or limited liability company records) of each of the Acquired Companies is complete and correct; (iv) the minute books (or equivalent partnership or limited liability company records) of each of the Acquired Companies contain accurate and complete records in all material respects of all meetings held of, and corporate (or equivalent) action taken by, the stockholders (partners or members) and the Boards of Directors (general partners or managers) of the respective companies; and (v) no meeting of any such stockholders (partners or members) or Board of Directors (general partners or managers) has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, the Acquired Companies will have possession of their respective books and records.

  3.8. Financial Statements; No Undisclosed Liabilities.

  (a) The unaudited balance sheet of each Acquired Company as of June 15, 2001 (the "Interim Balance Sheet") and the related statements of income of each Acquired Company for the fiscal period then ended, complete and correct copies of which shall be furnished to SNH on or before September 15, 2001, present fairly, in all material respects, the financial condition and results of operations of such Acquired Company as at such date and for such period, as the case may be.

  (b) The audited consolidated balance sheets of CSL and its Subsidiaries as at January 1, 1999, December 31, 1999 and December 29, 2000, and the related consolidated statements of income and cash flows for the fiscal years then ended, complete and correct copies of which shall be furnished to SNH on or before September 15, 2001, present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of CSL and its Subsidiaries as at such dates and for such fiscal years, as the case may be.

  (c) Except (i) as and to the extent of the amounts specifically reflected or reserved on the Interim Balance Sheet, (ii) obligations under Contracts and other liabilities entered into in the ordinary course of business and consistent with past practice and not in excess of current requirements which are not required by GAAP to be reflected on the Interim Balance Sheet, and
(iii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, no Acquired Company has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on a consolidated balance sheet of the Acquired Company or in the notes thereto prepared in accordance with GAAP.

  (d) On the Closing Date, all real property owned or leased by the Acquired Companies will continue to be owned or leased by the Acquired Companies "AS IS and WHERE IS", but subject to no liabilities (whether absolute, accrued, known, or unknown, contingent or otherwise and whether due or to become due) other than (i) the Ground Lease, Capital Leases, the Mortgage Loans, the Unsecured Loans, the Boynton Beach Mortgage Loan and the New Loan, (ii) liabilities incurred by MSLS in the ordinary course of business in accordance with the Operating Agreements and (iii) those liabilities set forth on the appropriate Title Commitment for the Property (provided that the exclusion provided in this clause (iii) shall not limit the right of SNH to object to any such liability nor limit any obligation of CLJ to cure any title exception objected to by SNH under Section 5.2 or 5.3).

  (e) The financial statements referred to in this Section 3.8 have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.

  3.9. Absence of Certain Changes.

  Since June 15, 2001, (a) there has not occurred any event, change, effect, fact, circumstance or other occurrence which has had, or which could reasonably be expected to have, a Material Adverse Effect; (b) the business of each Acquired Company has been conducted only in the ordinary course consistent with past practice; and (c) no Acquired Company has engaged in any material transaction or entered into any material agreement outside the ordinary course of business.

  3.10. Litigation.

  Neither CLJ nor CSL has received written notice of and, to the Knowledge of each of CLJ and CSL, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto; (b) will have a Material Adverse Effect; (c) result in or subject any Acquired Company or any of the Properties to a material liability; or (d) involves any material condemnation or eminent domain proceedings against any of the Properties.

  3.11. Compliance with Laws and Permits.

  To the Knowledge of each of CLJ and CSL, (a) the Acquired Companies, the Properties and the use and operation of the Properties do not violate any material Laws including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (b) except as set forth in Section 3.11 of the Disclosure Schedule, there are presently in effect all material Permits (including all healthcare licenses) necessary to operate the businesses of the Acquired Companies and for the current use, occupancy and operation of the Properties. Neither CLJ nor CSL has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway.

  3.12. Assets.

  (a) The assets being acquired, directly or indirectly, by SNH and ACQ. SUB pursuant to Section 2.1 hereof (collectively, the "Assets") consist of (1) the CSL Stock, the CCC Boynton Stock and the CCC Senior Living Stock and (2) the following assets of the Acquired Companies (including certain assets of CLJ that are to be sold, transferred and assigned to SNH or its designee at Closing as contemplated by Section 2.1):

    (i) as to CSL, the equity securities of each of the CSL Subsidiaries;

    (ii) the real property owned or leased, directly or indirectly by an Acquired Company and described in Section 3.12(a)(ii) of the Disclosure Schedule (which Section identifies the Acquired Company that so owns or leases such property);

    (iii) the general partnership interest of CCC Boynton in Senior Living of Boynton Beach Limited Partnership;

    (iv) the interest of CCC Senior Living as the independent member of CCFL Senior Living LLC, CCOP Senior Living LLC, CCCP Senior Living LLC, CCSL Senior Living LLC and CCDE Senior Living LLC;

    (v) the rights and interests of the Acquired Companies under the Marriott Agreements, the Ground Lease, and the Capital Leases;

    (vi) the FF&E Reserves and the Mortgage Reserves;

    (vii) the Working Capital;

    (viii) except as set forth in Section 3.12(b) of the Disclosure Schedule with respect to any Property (and except for any items subject to a lease entered into by MSLS in the ordinary course of business and in accordance with the Operating Agreements), all furniture, fixtures and equipment and all supplies used in connection with such Property;

    (ix) all the outstanding bonds issued in respect of the Woodlands Community (unless terminated prior to closing), $16,765,000 of which are held by Panther Holdings Level I, L.P., a Delaware limited partnership and a CSL Subsidiary and the remaining $15,450,000 of which are currently held by CLJ (and will be assigned in accordance with Section 2.1) (the "CLJ Woodlands Bonds") ;

    (x) the rights and interests of the Acquired Companies in respect of the agreements listed in Section 3.12(a)(x) of the Disclosure Schedule;

    (xi) a promissory note in the original principal amount of $3,166,451 dated December 31, 1997 made by Senior Living of Lakewood, LLC, together with a Loan Agreement dated December 31, 1997 and the Loan Documents, as defined therein (collectively, the "Lakewood Loan Documents") to which the Parties agree to ascribe no value; and

    (xii) the books and records of each Acquired Company referenced in
  Section 3.7.

  (b) Except (i) for Permitted Liens, and (ii) as disclosed in Section 3.12(b) of the Disclosure Schedule and on the Title Commitment for each Property (subject to the parenthetical in clause (iii) of Section 3.8(d)), to the Knowledge of CLJ and CSL, at the Closing CLJ and each Acquired

Company will have good and marketable title, free and clear of all Liens, to all of its Assets, other than Assets that are leased or licensed by an Acquired Company, with respect to which such Acquired Company has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

  3.13. Hazardous Materials.

  Except as disclosed to SNH in writing or as described in any environmental report identified in Section 3.13 of the Disclosure Schedule, true and complete copies of which have been furnished to SNH, to the Knowledge of CLJ and CSL, none of the Acquired Companies nor any tenant or other occupant or user of any Property, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any Hazardous Materials on any Property or any portion thereof, the removal of which is required or the maintenance of which is regulated, prohibited or penalized by any Environmental Law, and, to the Knowledge of CLJ and CSL, except as disclosed to SNH in writing or as set forth in any environmental report identified in Section 3.13 of the Disclosure Schedule, each Property is free from any such Hazardous Materials, except any such materials maintained in accordance with applicable Environmental Law.

  3.14. Contracts and Commitments.

  Other than the Marriott Agreements, the Ground Lease, the Capital Leases, the agreements evidencing or securing the Mortgage Loans, the Unsecured Loans and the Boynton Beach Mortgage Loan (which agreements are listed on Sections 1.1(62), 1.1(90) and 1.1(10) to the Disclosure Schedule), the agreements evidencing or securing the New Loan, the Prior Tax Matters Agreements, matters shown on the Title Commitments, Medicare and Medicaid provider agreements, and agreements entered into by MSLS, or by the Acquired Companies at the direction of MSLS, in the ordinary course of business and in accordance with the Operating Agreements for the Properties, and other than the matters set forth in Section 3.14 of the Disclosure Schedule there are no material Contracts affecting any of the Acquired Companies which will be binding on the Acquired Companies subsequent to the Closing Date.

  3.15. Employee Benefit Plans.

  No Acquired Company sponsors, maintains or contributes or has maintained or contributed to any: deferred compensation, incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement; severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); employment, termination or severance agreement; Contract with any officer or director; or any other employee benefit plan, fund, program, agreement or arrangement; provided that the foregoing representation is given only as to the Knowledge of CLJ and CSL insofar as relating to the period prior to June 21, 1997. No Acquired Company nor any trade or business, whether or not incorporated, that together with any Acquired Company would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA (an "ERISA Affiliate") has incurred any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk of any such liability being incurred by an Acquired Company.

  3.16. Employee Matters.

  Since June 20, 1997, no Acquired Company has had any employees.

  3.17. Insurance.

  Each Acquired Company has policies of insurance of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Acquired Companies. All such policies are in full force and effect, all premiums due thereon have been paid and the Acquired Companies are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of CLJ and CSL, (a) no Acquired Company has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) no Acquired Company has received any written notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to it in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting any Acquired Company.

  3.18. Certain Payments.

  No Acquired Company, or director, officer or agent of any Acquired Company or, to the Knowledge of CLJ and CSL, any other Person associated with or acting for or on behalf of CLJ or CSL, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company, or (iii) in violation of any Law; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies; provided that the foregoing representation is given only as to the Knowledge of CLJ and CSL insofar as relating to the period prior to June 21, 1997. No representation is made under this Section 3.18 as to any "independent director" of any CSL Subsidiary.

  3.19. Taxes.

  (a) With respect to periods ending after December 28, 1998, all material Tax Returns required to be filed with respect to each of the Acquired Companies have been timely filed and such Tax Returns are complete and accurate in all material respects. All material Taxes required to be paid by or on behalf of the Acquired Companies (other than Taxes for which CLJ or the Acquired Companies are indemnified) have been paid when due and payable or, to the extent of Taxes not yet due and payable, required estimated Tax payments have been made in respect thereof. With respect to periods ending after December 28, 1998, no request has been made for an extension of time within which to file any Tax Return in respect of any of the Acquired Companies, which Tax Return is due and has not yet been filed; to CLJ's Knowledge, none of CLJ, its Subsidiaries, or any Acquired Company has after December 28, 1998 requested an extension of time within which to file any Tax Return in respect of any of the Acquired Companies, which Tax Return is due and has not yet been filed. After December 28, 1998, none of CLJ, its Subsidiaries, or any Acquired Company has received written notice from any governmental agency in a jurisdiction in which a particular Acquired Company does not file a Tax Return stating that such Acquired Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any Acquired Company with respect to Taxes, other than statutory liens for Taxes not yet due and payable. The responsibility for filing Tax Returns and paying Taxes for CLJ and its Subsidiaries for periods prior to December 29, 1998 (and certain periods which straddle December 28, 1998) is addressed in a Tax Matters Agreement, dated as of June 21, 1997, by and among MI, MSLS, HMC, HMC Senior Communities, Inc., and Forum Group, Inc. (the predecessor of CSL), and/or a Tax Sharing
Agreement, dated as of December 28, 1998 by and among HMC, Host Marriott L.P. and CLJ (collectively, the "Prior Tax Matters Agreements"). Each of CLJ and CSL, and to the Knowledge of CLJ and CSL (except as disclosed on Section 3.19(a) of the Disclosure Schedule) each other party thereto, has complied in all material respects with each of the Prior Tax Matters Agreements, and each such Prior Tax Matters Agreement is a valid and binding obligation of each of the parties thereto enforceable in accordance with its terms. After December 28, 1998, each of CLJ, its Subsidiaries, and the Acquired Companies have taken all actions necessary to, and none of them have failed to take any actions necessary to, preserve and enforce all material rights which CLJ, its Subsidiaries, or the Acquired Companies may have or may have had under each Prior Tax Matters Agreement, including without limitation the rights to have parties other than CLJ, its Subsidiaries, or the Acquired Companies bear responsibility for Tax Returns and Taxes in respect of the Acquired Companies in respect of Tax periods (including partial periods and straddle periods) covered by the Prior Tax Matters Agreements. There is no claim pending or threatened by any party to any Prior Tax Matters Agreement to the effect (i) that any of CLJ, its Subsidiaries or the Acquired Companies has failed to duly comply with the terms of such Prior Tax Matters Agreement or (ii) that such party does not bear responsibility under such Prior Tax Matters Agreement for Tax Returns or Taxes in respect of the Acquired Companies for periods (including partial periods or straddle periods) prior to December 29, 1998.

  (b) With respect to periods ending after December 28, 1998, except as disclosed on Section 3.19(b) of the Disclosure Schedule (i) no deficiencies for any material Taxes have been proposed, assessed or asserted in writing in respect of any Tax Returns filed by or on behalf of any Acquired Company or claimed in writing to be due by any taxing authority or otherwise that have not been settled and paid in full; (ii) other than Tax Returns relating to sales and use Taxes and personal property Taxes wherein the contested Taxes for all such Tax Returns in the aggregate do not exceed $200,000, no Tax
Return with respect to any Acquired Company has been or is currently being audited by the IRS or other taxing authority (whether foreign or domestic);
(iii) none of CLJ, CSL, or any Acquired Company has executed or filed with the IRS or any other taxing authority (whether foreign or domestic) any agreement, waiver, or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect, and except for the Prior Tax Matters Agreements, no Acquired Company has entered into any tax allocation or sharing agreement with any other entity; (iv) each of CLJ and CSL has delivered to SNH correct and complete copies of all examination reports, statements of deficiencies and similar documents prepared by the IRS or any other taxing authority (whether foreign or domestic) that was received by CLJ or any of its Subsidiaries and involving any Acquired Company and a material amount of Taxes; (v) all final adjustments made by the IRS with respect to any Tax Return involving any Acquired Company have been reported to the relevant state, local, or foreign taxing authorities to the extent required by Law. Except under the Prior Tax Matters Agreements, (i) no requests for ruling or determination letters filed by CLJ or any Acquired Company are pending with any taxing authority, and (ii) no Acquired Company has any liability to any Person with respect to Taxes paid, owed or to be paid for periods of time during which any Acquired Company or any predecessor thereof were members of a consolidated group other than the consolidated group of which CLJ is the common parent. No Acquired Company is bound by any currently effective private ruling, closing agreement, or similar agreement with any Taxing Authority relating to Taxes.

  (c) No Acquired Company has filed a consent pursuant to Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by it. No Acquired Company has a permanent establishment in any foreign country or operates or conducts business through any branch in any foreign country. No Acquired Company has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in the accounting method initiated by CLJ or any Acquired Company, and neither CLJ nor CSL has any Knowledge that the IRS has proposed any such adjustment or change in accounting method.

  (d) Each of CSL and CLJ is a "United States person" within the meaning of
Section 7701(a)(30) of the Code.

  (e) No Acquired Company is or has been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the Treasury Regulations thereunder. No Acquired Company or predecessors by merger or consolidation of any of them has within the past three (3) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to
Section 355 of the Code.

  (f) SNH has been provided access by CLJ and CSL to true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of CLJ or any Acquired Company relating to any material amount of Taxes owed by any Acquired Company, and (ii) all material federal, state, local and foreign income, franchise and value added Tax Returns and sales, use and property Tax Returns, together with all schedules and attachments thereto, for each Acquired Company for periods ending after December 28, 1998.

  (g) Except for those Acquired Companies listed in Section 3.19(g) of the Disclosure Schedule, each Acquired Company is (and through the Closing will remain) for federal income tax purposes either a partnership or a disregarded entity that is not separate from its owner, in each case pursuant to Treasury Regulation Section 301.7701-3, and to the extent allowed under applicable Law, each such Acquired Company is (and through the Closing will remain) similarly classified for state and local income tax purposes. No Acquired Company is classified for federal income tax purposes as a publicly traded partnership under Section 7704(b) of the Code.

  (h) Neither CSL nor any Acquired Company owns 10% or more, by vote or value, of the stock or securities of any one issuer, except for stock or securities in an Acquired Company.

  3.20. FF&E Reserves, Mortgage Reserves and Working Capital.

  (a) Section 3.20(a) of the Disclosure Schedule contains a true, accurate and complete description of all property comprising the FF&E Reserves as of June 15, 2001, and such FF&E Reserves have, to the Knowledge of CLJ and CSL, been maintained in accordance with the Operating Agreements.

  (b) Section 3.20(b) of the Disclosure Schedule contains a true, accurate and complete description of all property comprising the Mortgage Reserves as of July 13, 2001, and such Mortgage Reserves have, to the Knowledge of CLJ and CSL, been maintained in accordance with the documents governing the Mortgage Loans and the Capital Leases.

  (c) Section 3.20(c) of the Disclosure Schedule contains a true, accurate and complete description of all Working Capital as of July 13, 2001, and the Working Capital has, to the Knowledge of CLJ and CSL, been maintained in accordance with the Operating Agreements.

  3.21. Broker's or Finder's Fee.

  Except for Deutsche Banc Alex. Brown, no agent, broker, Person or firm acting on behalf of CLJ or CSL is, or will be, entitled to any fee, commission or broker's or finder's fees from CLJ or any Acquired Company, or from any Person controlling, controlled by, or under common control with CLJ or any Acquired Company, in connection with this Agreement or any of the transactions contemplated hereby.

  3.22. Supplements to Disclosure Schedule.

  From time to time prior to the Closing Date, CLJ will promptly supplement or amend the Disclosure Schedule with respect to any matter arising which, if existing or occurring at the date of this Agreement would have been required to have been set forth in the Disclosure Schedule or which is necessary to correct the information set forth therein which has been rendered inaccurate. The delivery of any such supplement or amendment shall not in any way constitute a waiver by SNH of any requirement that the representations and warranties of CLJ and CSL be true and correct on the date of this Agreement and on the Closing Date or of any of the conditions set forth in Section 6, provided that the disclosure in any such supplement or amendment of any matter arising after the date of this Agreement shall not form the basis of a claim for misrepresentation or breach of a representation under Section 7.

                                   SECTION 4.

               Representations and Warranties of SNH and ACQ. SUB

  SNH and ACQ. SUB each hereby represent and warrant to CLJ and CSL as follows:

    4.1. Due Organization, Good Standing and Power.

    SNH is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. ACQ. SUB is a Maryland real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

    4.2. Authorization and Validity of Agreement.

    Each of SNH and ACQ. SUB has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of SNH and ACQ. SUB, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Trustees. No other action on the part of SNH or ACQ. SUB is necessary to authorize the execution, delivery and performance of this Agreement by SNH or ACQ. SUB and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by SNH and ACQ. SUB and is a valid and binding obligation of SNH and ACQ. SUB, enforceable against SNH and ACQ. SUB in accordance with its terms, except that (a) such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

    4.3. Consents and Approvals; No Violations.

    Except for any filings required under the HSR Act, Consents required for healthcare Permits, and Consents required in connection with the Lease, none of the execution, delivery or performance of this Agreement by SNH or ACQ. SUB, or the consummation by SNH or ACQ. SUB of any of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Organizational Documents of SNH or ACQ. SUB, (ii) require any Consent of any Governmental Entity, or (iii) violate any Contract, Law, Order or Permit applicable to SNH, ACQ. SUB or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii), such Consents, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on SNH or ACQ. SUB.

    4.4. Financial Statements.

    The audited consolidated balance sheets of SNH and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows for the fiscal year then ended, complete and correct copies of which have been furnished to CLJ, present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of SNH and its Subsidiaries as at such date and for such fiscal year, as the case may be.

    4.5. Bankruptcy.

    None of SNH, ACQ. SUB or their Subsidiaries are now, or have in the past three years has been: a debtor in any bankruptcy or similar proceeding, insolvent, made an assignment for the benefit of creditors, or the subject of a receivership. None of SNH, ACQ. SUB or any of their Subsidiaries is contemplating any of the foregoing or is aware of any credible threat by any third party to file an involuntary bankruptcy petition against any of them.

    4.6. Litigation.

    Neither SNH nor ACQ. SUB has received written notice of and, to the Knowledge of SNH and ACQ. SUB, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant thereto; (b) will have a material adverse effect on SNH or ACQ. SUB; or (c) result in or subject SNH or ACQ. SUB to a material liability.

    4.7. Broker's or Finder's Fee.

    Except for UBS Warburg LLC, no agent, broker, Person or firm acting on behalf of SNH or ACQ. SUB is, or will be, entitled to any fee, commission or broker's or finder's fees from SNH or ACQ. SUB or from any Person controlling, controlled by, or under common control with, SNH or ACQ. SUB in connection with this Agreement or any of the transactions contemplated hereby.

                                   SECTION 5.

                 Access and Transactions Prior to Closing Date

  5.1. Access to Information Concerning Properties and Records.

  (a) Between the date of this Agreement and the Closing Date, CLJ and CSL shall, and shall cause each Acquired Company to, upon reasonable notice, afford SNH, and its counsel, accountants, consultants, financing sources and other authorized representatives, reasonable access, during normal business hours, to employees of CLJ familiar with the business of the Acquired Companies and the Properties, to perform due diligence investigations and to examine the books of account and records of the Acquired Companies, including, without limitation, all Contracts affecting the Properties, and make copies thereof, at such reasonable times as SNH or its representatives may request by notice to CLJ (which notice may be oral). No such investigation shall affect the representations and warranties made by CLJ and CSL in this Agreement. Each of CLJ and CSL agrees to cause its officers and the employees of CLJ, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such data and other information and respond to such inquiries as SNH and its representatives shall from time to time reasonably request.

  (b) Between the date of this Agreement and the Closing Date, SNH shall, upon reasonable notice, afford CLJ, and its counsel, accountants, consultants, financing sources and other authorized representatives, access to employees of SNH familiar with the business of SNH and ACQ. SUB, to perform due diligence investigations and to examine the books of account and records of SNH and ACQ. SUB, and make copies thereof, at such reasonable times as CLJ or its representatives may request by notice to SNH (which notice may be oral). No such investigation shall affect the representations and warranties made by SNH or ACQ. SUB in this Agreement. SNH agrees to cause its officers and the employees of SNH and ACQ. SUB, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such data and other information and respond to such inquiries as CLJ and its representatives shall from time to time reasonably request.

  (c) Unless otherwise required by Law, SNH shall keep confidential, and cause its counsel, accountants, consultants and other authorized representatives to keep confidential, any nonpublic information obtained pursuant to this Section 5.1; notwithstanding the foregoing, however, SNH shall not be required to keep confidential information that (i) is already in its possession (unless such information has been received from CLJ pursuant to the Confidentiality Agreement among CLJ, SNH, HPT and HRPT Properties Trust dated December 5, 2000, as amended by a letter dated July 31, 2001), or (ii) becomes generally available to the public other than as a result of a disclosure by SNH, HPT or HRPT Properties Trust, or (iii) becomes available to SNH on a non-confidential basis from a source other than an Acquired Company or CLJ (provided that SNH has no Knowledge that such source obtained such information subject to confidentiality restrictions).

  (d) Unless otherwise required by Law, CLJ shall keep confidential, and cause its counsel, accountants, consultants and other authorized representatives to keep confidential, any nonpublic information obtained pursuant to this Section 5.1; notwithstanding the foregoing, however, CLJ shall not be required to keep confidential information that (i) is already in its possession (unless such information has been received from SNH pursuant to the Confidentiality Agreement between CLJ and SNH dated February 20, 2001), or (ii) becomes generally available to the public other than as a result of a disclosure by CLJ or an Acquired Company, or (iii) becomes available to CLJ on a non-confidential basis from a source other than SNH (provided that CLJ has no Knowledge that such source obtained such information subject to confidentiality restrictions).

  5.2. Title Matters.

  Prior to the execution of this Agreement, SNH has ordered from American Title Company (the "Title Company") and directed the Title Company promptly to deliver to SNH and CLJ a preliminary title commitment, having an effective date after the date of this Agreement, for an ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments").

  On or before September 30, 2001 (which date shall be extended for an additional period of fifteen days upon the written request of SNH, provided that SNH is proceeding in good faith), SNH shall give CLJ notice of any title exceptions (other than Permitted Liens) which adversely affect any of the Properties in any material respect and as to which SNH reasonably objects, and CLJ shall, within ten Business Days of its receipt of such notice, notify SNH whether CLJ elects to take such action as may be required to cause such exceptions to be removed from the Title Commitments. If CLJ elects to remove the title exception objected to by SNH, such title exception shall be removed from the Title Commitment at or prior to Closing. If CLJ elects not to remove the title exception, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remove the title exception, elect whether to terminate this Agreement. If SNH does not so terminate this Agreement, the objected to exception shall become a Permitted Lien.

  5.3. Survey Matters.

  Prior to the execution of this Agreement, SNH has arranged for the preparation of an ALTA survey with respect to each of the Properties (the "Surveys"), by a licensed surveyor in the jurisdiction in which each of the Properties is located, which (i) contains an accurate legal description, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and
(iv) includes a certification in a form reasonably acceptable to SNH, addressed to SNH, the Title Company and any other persons requested by SNH. SNH will deliver a copy of each Survey promptly to CLJ.

  On or before September 30, 2001 (which date shall be extended for an additional period of fifteen days upon the written request of SNH, provided that SNH is proceeding in good faith), SNH shall give CLJ notice of any matters shown on the Surveys (other than Permitted Liens) which adversely affect any of the Properties in any material respect and as to which SNH reasonably objects, and CLJ shall, within ten Business Days of its receipt of such notice, notify SNH whether CLJ elects to take such action as may be required to cause such matter to be remedied. If CLJ elects to remedy the matter objected to by SNH, such matter shall be remedied at or prior to Closing. If CLJ elects not to remedy such matter, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remedy the matter, elect whether to terminate this Agreement. If SNH does not so terminate this Agreement, the objected to exception shall become a Permitted Lien.

  5.4. Environmental and Engineering Reports.

  Prior to the date of this Agreement, CLJ has delivered to SNH, all environmental audits, evaluations, assessments, studies or tests and engineering reports (with respect to roofs, electric, mechanical and structural elements of the Properties) in their possession. After the date hereof, SNH may arrange for the preparation of additional environmental audits, evaluations, assessments, studies or tests and engineering reports with respect to any of the Properties. SNH will direct each firm preparing such audit or report to deliver a copy of such audit or report promptly to CLJ.

  On or before September 30, 2001 (which date shall be extended for an additional period of fifteen days upon the written request of SNH, provided that SNH is proceeding in good faith), SNH shall give CLJ notice of any matters shown thereon which adversely affect any of the Properties in any material respect and as to which SNH reasonably objects, and CLJ shall, within ten Business Days of its receipt of such notice, notify SNH whether CLJ elects to take such action as may be required to cause such matter to be remedied. If CLJ elects to remedy the matter objected to by SNH, such matter shall be remedied at or prior to Closing, or, if such matter cannot be completed by Closing, CLJ shall promptly begin such remediation and diligently pursue completion through and, if necessary, after Closing. If CLJ elects not to remedy such matter, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remedy the matter, elect whether to terminate this Agreement.

  5.5. Conduct of the Business of the Acquired Companies Pending the Closing
Date.

  Except as specifically contemplated by this Agreement, or as set forth in
Section 5.5 of the Disclosure Schedule, or as required in connection with obtaining the New Loan, and unless CLJ obtains SNH's prior written approval in each instance, until the earlier of (i) the termination of this Agreement or
(ii) the Closing Date:

    (1) CLJ shall and shall cause each Acquired Company to conduct its operations only according to its ordinary and usual course of business consistent with past practice and shall use all commercially reasonable efforts to preserve intact their current business operations, maintain their material Contracts, and maintain satisfactory relationships with lessors, lessees, suppliers, customers, joint venture partners and others having business relationships with them; and

    (2) no Acquired Company shall:

      (a) except as required by Section 5.6, make any change in or amendment to its Organizational Documents other than amendments to change the name of an Acquired Company or amendments or other changes that are ministerial or immaterial to such Acquired Company;

      (b) issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any other equity securities, or issue or sell, or authorize the issuance or sale of, any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into or create any Contract with respect to the issuance or sale of, any shares of its capital stock or any other equity securities, or make any other changes in its capital structure;

      (c) sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other Person;

      (d) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities; provided the Acquired Companies (i) shall pay a dividend or other distribution to CLJ in an aggregate amount equal to the proceeds (after reduction for expenses) of the New Loan required by
    Section 5.8, (ii) may make distributions of net income to CLJ and (iii) may upstream all cash in the CSL Subsidiaries and CCC Boynton to CLJ;

      (e) enter into any Contract which is reasonably expected to involve payment or receipts by any Acquired Company in excess of $100,000 during any twelve month period, or, in cases where the Acquired Company is the party responsible for such payment, which is not terminable without penalty upon 30 days notice, provided, however, that nothing in this Section 5.5 shall be deemed to prohibit (i) MSLS as agent for any Acquired Company from entering into any such Contract on behalf of such Acquired Company to the extent contemplated by the Operating Agreements or (ii) CSL or any CSL Subsidiary from purchasing an interest rate cap or other hedge device in respect of the GMAC Mortgage Loans out of monies held as part of the Mortgage Reserves for such purpose, and the remaining balance of such part of the Mortgage Reserves, if released, may be distributed or paid to CLJ;

      (f) grant any options to purchase common stock or provide for compensation or fringe benefits to any of its directors or officers; enter into any employment, consulting or severance agreement or arrangement with any Person;

      (g) other than in the ordinary course of business and draws taken under CLJ's corporate lines of credit, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any Lien (except as contemplated by Section 5.7(b)) any of the Properties or any other material assets or incur or modify any indebtedness or other material liability; issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person; or make any loan or other extension of credit;

      (h) sell, assign, transfer, license or modify or amend any rights to any intellectual property owned by or licensed to any Acquired Company, except in the ordinary course of business consistent with past practice;

      (i) agree to the settlement of any material claim or litigation, other than settlements agreed to by MSLS on behalf of any Acquired Company to the extent contemplated by the Operating Agreements;

      (j) make or rescind any material Tax election or settle or compromise any material Tax liability (except as permitted to MSLS in the ordinary course of business and in accordance with the Operating Agreements);

      (k) make any material change in its accounting principles, practices or methods;

      (l) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (except as contemplated by Section 5.7(b)) or (B) make any loans or advances to any other Person, other than to CSL or any CSL Subsidiary; provided, however, that CSL and its Subsidiaries may make draws under the Bankers Trust Line, in any amount, provided that such draws are repaid at or prior to Closing;

      (m) pay, discharge or satisfy any liabilities other than the payment, discharge or satisfaction of any liabilities in the ordinary course of business if now due and payable and consistent with past practice;

      (n) delay or postpone the payment of accounts payable or other liabilities, other than in the ordinary course of business consistent with past practice;

      (o) other than such actions as are permitted to be taken by MSLS in the ordinary course of business and in accordance with the Operating Agreements, take any action, engage in any transaction or enter into any agreement which could reasonably be expected to cause (A) any of the conditions in Section 6 not to be satisfied, or
    (B) a Material Adverse Effect;

      (p) other than in the ordinary course of business, and except for such actions as may be taken by MSLS in the ordinary course of business and in accordance with the Operating Agreements, modify, amend or terminate any material Contract to which it is a party or waive any of its material rights or claims; or

      (q) agree, in writing or otherwise, to take any of the foregoing actions.

  5.6. Conversion of Certain Acquired Companies.

  On or before the date the Acquired Companies make a distribution or pay a dividend of the proceeds of the New Loan to CLJ, and subject to the receipt of applicable Consents under the Mortgage Loans, the Unsecured Loans, the Capital Leases and the Ground Leases and from partners of the relevant entities, each of the Acquired Companies listed in Section 5.6 of the Disclosure Schedule shall be reorganized as a business trust organized under the laws of the State of Maryland so that each such Acquired Company (as reorganized) shall for United States federal income and (to the extent allowed under applicable Law) state and local income tax purposes be classified as a disregarded entity that is not separate from its owner pursuant to Treasury Regulations Section 301.7701-3; provided that if, after the date hereof, CLJ identifies a material state or local tax liability that would be incurred by CLJ if an identified Acquired Company were to be reorganized as a business trust organized under the laws of the State of Maryland, such Acquired Company shall instead be reorganized as a Delaware limited liability company that would be classified as a disregarded entity that is not separate from its owner pursuant to Treasury Regulations Section 301.7701-3 unless SNH shall agree to indemnify CLJ against such tax liability. None of CLJ, CSL or any Acquired Company shall take or permit any action to materially modify such tax classification.

  5.7. Cooperation.

  (a) Subject to the terms and conditions provided herein, each of CLJ, CSL, ACQ. SUB and SNH shall, and CLJ shall cause each Acquired Company to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, all their reasonable best efforts to obtain, prior to the Closing Date, all Permits and Consents as are necessary for consummation of the transactions contemplated by this Agreement.

  (b) Each of CLJ and CSL shall, and CLJ shall cause each Acquired Company to, and SNH shall, and shall cause ACQ. SUB to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to execute and deliver, or cause to be executed and delivered all such instruments and documents necessary or desirable in connection with the New Loan, on such business terms as are reasonably acceptable to each of CLJ and SNH and evidenced by instruments and documents which are substantially the same as those evidencing the GMAC Mortgage Loans.

  (c) Each of CLJ and CSL shall, and CLJ shall cause each Acquired Company to conduct negotiations with MSLS relating to capital expenditure budgets required by the Operating Agreements for each of the Properties for fiscal year 2002, jointly with SNH and ACQ. SUB.

  (d) SNH shall cooperate with CLJ in providing all necessary information concerning SNH and its Subsidiaries (i) as required by applicable Law including, without limitation, audited financial statements for CLJ to distribute to its shareholders in connection with seeking approval of the transactions contemplated by this Agreement and in connection with other reports required to be filed by CLJ with the Securities and Exchange Commission and (ii) to the extent required in connection with obtaining any Consents (including Consents under the Mortgage Loans, the Unsecured Loans, the Capital Leases and the Ground Leases) required to consummate the transactions contemplated hereby and to obtain the New Loan.

  (e) CLJ and CSL shall and CLJ shall cause each Acquired Company to cooperate with SNH in providing all necessary information concerning CLJ and its Subsidiaries (i) as required by applicable Law, including, without limitation, additional unaudited and audited financial statements in connection with the distribution by SNH to its shareholders of the equity of the Tenant and other reports required to be filed by SNH with the Securities and Exchange Commission and (ii) to the extent required in connection with obtaining any Consents (including Consents under the Mortgage Loans, the Unsecured Loans, the Capital Leases and the Ground Leases) required to consummate the transactions contemplated hereby and to obtain the New Loan.

  (f) If the Consent of HMC, as guarantor of the Unsecured Loan in respect of the Leisure Park Community, identified as item 31 in Section 3.12(a)(ii) of the Disclosure Schedule, pursuant to a Guaranty Agreement dated December 1, 1997 in favor of Marine Midland Bank, is required to permit the transactions contemplated by this Agreement, SNH will agree to replace HMC as the guarantor of such Unsecured Loan. If such replacement is not permitted, CLJ will use commercially reasonable efforts to obtain the Consent of HMC prior to Closing, if required. If SNH does not replace HMC as the guarantor, SNH shall indemnify CLJ for the liability of CLJ to HMC (if any) to reimburse HMC for payments made by HMC as guarantor.

  (g) SNH agrees to replace CLJ as guarantor or indemnitor, as the case may be under the several Guaranties of Recourse Obligations and Environmental Indemnity Agreements (each dated July 3, 2000 or July 28, 2000) each executed by CLJ for the benefit of GMAC in respect of a GMAC Mortgage Loan, subject to the Consent of GMAC. If such Consent is not obtained by the Closing Date with respect to any such Guaranty of Recourse Obligations or Environmental Indemnity Agreement, SNH agrees to indemnify CLJ against any payment made or required to be made by it as guarantor or indemnitor after the Closing Date in accordance with the terms of such Guaranty of Recourse Obligations or Environmental Indemnity Agreement.

  5.8. Dividends; Distributions.

  The Acquired Companies will declare and pay dividends and/or make distributions to CLJ in an aggregate amount equal to the proceeds (after reduction for transaction expenses) of the New Loan not later than one Business Day prior to the Closing Date. Such dividends or other distributions shall be treated by the Parties as "distributions" to CLJ for federal income tax purposes under Sections 301, 857(a)(2), and 857(d)(3) of the Code, and under Treasury Regulations 1.1502-13 and 1.1502-33. Solely for federal income (and, to the extent allowable under applicable Law, state and local) tax purposes, such dividends or other distributions shall not be treated by the Parties as part of the Purchase Price.

  5.9. No Solicitation of Other Offers.

  (a) Until this Agreement has been terminated in accordance with Section 8 (and the payments, if any, required to be made by CLJ in connection with such termination pursuant to Section 8.2 have been made), none of CLJ, CSL, any of their respective Affiliates, nor any of their respective officers (or other senior management employees), directors, representatives, consultants, investment bankers, attorneys, accountants and other agents (collectively, the "Representatives") shall Knowingly (i) encourage, solicit, initiate or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal, (ii) participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any Person (other than SNH) in connection with any Alternative Proposal, or (iii) enter into any agreement, letter of intent or similar document contemplating or otherwise relating to any Alternative Proposal; provided, however, that this Section 5.9(a) shall not prohibit CLJ, CSL or the Representatives from: (i) complying with all applicable laws, rules and regulations, including Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or publicly disclosing the existence of an Alternative Proposal to the extent required by applicable law, or (ii) furnishing non-public information to, or entering into discussions or negotiations with, or accepting an Alternative Proposal from, any person or entity in connection with an unsolicited bona fide written proposal or proposals from any person or entity relating to an Alternative Proposal if CLJ determines in good faith based upon the advice of counsel that such action is required in order for CLJ to comply with its fiduciary obligations under the MGCL. If CLJ or CSL shall receive any offer to purchase (or any request for non-public information concerning CSL's assets in connection with a potential offer to purchase such assets), which it determines it must respond to, it shall (i) inform SNH that an offer or request has been received, and (ii) furnish to SNH the identity of the offeror or Person making the request, and a description of the material terms thereof.

  (b) As used herein, "Alternative Proposal" shall mean (i) any written proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of any Acquired Company or of any class of equity securities of any Acquired Company (including any transaction in the nature of a management acquisition or "going private" transaction involving the Acquired Companies), (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning any shares of equity securities of any Acquired Company, (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction effecting the transfer of any Acquired Company or (iv) any other transaction that relates to the Acquired Companies, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the purchase of the CSL Stock, the CCC Boynton Stock or the CCC Senior Living Stock contemplated hereby or any other transaction that relates to the Acquired Companies that could reasonably be expected to dilute materially the benefits to SNH of the transactions contemplated hereby; provided, however, that no proposal or offer or other transaction described in any of clauses (i) through
(iii) above that occurs after the eighteen month period referred to in Section
2.6 and that involves one of the Communities or CSL Subsidiaries or CCC Boynton that was excluded from the transaction in accordance with Section 6.1(c) shall constitute an Alternative Proposal.

  5.10. Notification of Certain Matters.

  CLJ shall give prompt notice to SNH, and SNH shall give prompt notice to CLJ, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the Closing. Each of CLJ and SNH shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

  5.11. HSR Act Filing.

  SNH and CLJ shall, as promptly as practicable, file, or cause to be filed, any required notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, and will use all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. SNH and CLJ will each furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

  5.12. Public Announcements.

  CLJ and SNH shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement or without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange or automated quotation system which CLJ or SNH is a party to, if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

  5.13. CLJ Stockholder Approval.

  CLJ shall submit this Agreement and the transactions contemplated by this Agreement for the approval by its stockholders at a special meeting of stockholders to be held not later than March 31, 2002 (provided that such date may be postponed to not later than June 30, 2002 upon the written request of CLJ, provided that CLJ is proceeding in good faith), and, subject to the fiduciary duties of its Board of Directors, CLJ shall recommend approval of this Agreement and the transactions contemplated by this Agreement and shall use its reasonable business efforts to obtain stockholder approval.

                                   SECTION 6.

                                   Conditions

  6.1. Conditions to Each Party's Obligations.

  The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver (subject to applicable Law) at or prior to the Closing of each of the following conditions:

    (a) Approval of Sale of Stock. The sale of the CSL Stock to ACQ. SUB pursuant to this Agreement shall have been approved and adopted by the requisite vote of or consent by the holders of common stock of CLJ entitled to vote thereon in accordance with applicable Law and CLJ's Organizational Documents.

    (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated and no action shall have been instituted by the Antitrust Division or the FTC challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall have not been withdrawn or terminated.

    (c) Consents. All Consents (i) listed in Section 6.1(c) of the Disclosure Schedule, (ii) that are required in connection with the Lease, (iii) that pertain to the conversion of certain of the Acquired Companies in accordance with Section 5.6, and (iv) relating to healthcare Permits (including Medicare and Medicaid provider agreements) shall have been obtained and shall (to the extent required) contemplate and permit the Lease; provided if, using commercial reasonable efforts, CLJ is unable to obtain one or more of the Consents referenced on Section 6.1(c) of the Disclosure Schedule for CCC Boynton, Lexington at Country Place or Lafayette at Country Place (A) the Purchase Price shall be reduced by the relevant Consent Reduction Amount, (B) the relevant CSL Subsidiary and Community shall be deleted from the definitions of Communities, Properties, CSL Subsidiaries and from the description of the Assets and (C) the Acquired Companies shall be relieved from and indemnified against any liabilities of CCC Boynton or CCC of Kentucky, Inc., as the case may be, on terms acceptable to SNH, whereupon the conditions of obtaining those Consents (subject to the provisions of Section 2.6) is deemed waived. To the extent modifications to the Lease are reasonably required to obtain any Consent required pursuant to this Agreement, so long as such modifications do not (taking into account the plan of SNH to spin off Tenant as a separate public company) affect the qualification of SNH or any Subsidiary of SNH as a "real estate investment trust" or a "qualified REIT subsidiary", as the case may be, under the Code, SNH will not, and will cause Tenant not to, unreasonably decline to make such modifications.

    (d) Injunction. No preliminary or permanent injunction, judgment or other order shall have been issued by any federal, state or foreign court or by any Governmental Entity and be in effect on the Closing Date which prohibits, restrains, restricts or enjoins the consummation of the transactions contemplated by this Agreement.

    (e) Statutes. No federal, state or foreign statute, law, rule, regulation, executive order, judgment, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, restrains, restricts or enjoins the consummation of the transactions contemplated by this Agreement or has the effect of making the transactions contemplated by this Agreement illegal.

    (f) Tax Allocation Agreement. CLJ, CSL, the Acquired Companies, ACQ. SUB and SNH shall have entered into a Tax Allocation Agreement in the form of Exhibit D.

    (g) Marriott Agreements. The Marriott Agreements shall be in full force and effect on the Closing Date (except for the Noncompetition Agreement and the Transition Agreements, so long as such agreements have been terminated without expense or liability to any of the Acquired Companies); MI, MSLS and HMC, as the case may be, shall have given their Consent to the assignment of the Operating Agreements to Tenant, the assignment of the Pooling Agreements to CSL, the assignment of the MI Indemnity Agreement to SNH and given such other Consents as are required in connection with the transactions contemplated by this Agreement. CLJ and

  CSL, on the one hand, and SNH, ACQ. SUB and Tenant, on the other, shall have fully complied with all applicable provisions of the Marriott Agreements; provided the Marriott Agreements shall have been amended to provide that neither SNH nor any Subsidiary of SNH shall be subject to any agreement not to compete or which would otherwise limit the conduct of their businesses and further provided that if, in connection with any Consent, MI, MSLS or HMC shall require any modification of or supplement to any of the Marriott Agreements or shall impose any other condition on their Consent, such modification, supplement or condition shall be in form and substance acceptable to SNH.

  6.2. Conditions to Obligations of CLJ and CSL.

  The obligations of CLJ and CSL to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by CLJ and CSL) at or prior to the Closing of each of the following conditions:

    (a) Representations and Warranties. The representations and warranties of SNH and ACQ. SUB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, provided, however, that such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a material adverse effect on the ability of SNH or ACQ. SUB to consummate the transactions contemplated by this Agreement.

    (b) Lease Amendments. The subleases (and the related pledge agreements) between CLJ and HPT listed in Section 6.2(b) of the Disclosure Schedule for the properties known as CYBM and RIBM hotels shall have been amended as provided in Exhibit E; the costs and expenses of HPT in connection therewith shall have been paid by SNH and the costs and expenses of HMC in connection therewith shall have been paid by CLJ.

    (c) Covenants. SNH and ACQ. SUB shall have complied in all material respects with their respective obligations under the terms of this Agreement.

    (d) Certificate. CLJ shall have received a certificate signed by the president and chief financial officer of SNH certifying to the fulfillment of the conditions set forth above in this Section 6.2.

    (e) Opinion of Counsel. CLJ shall have received an opinion of Sullivan & Worcester LLP, counsel to SNH and ACQ. SUB, in form and substance reasonably acceptable to CLJ.

  6.3. Conditions to Obligations of SNH and ACQ. SUB.

  The obligations of SNH and ACQ. SUB to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by SNH) at or prior to the Closing Date of each of the following conditions:

    (a) Representations and Warranties. The representations and warranties of CSL and CLJ set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, provided, however, that such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a Material Adverse Effect.

    (b) Covenants. CLJ and CSL shall have complied in all material respects with their obligations under the terms of this Agreement.

    (c) Estoppel Certificates. SNH shall have received estoppel certificates dated within sixty (60) days of the Closing Date executed by (i) each lender holding a Mortgage Loan, the lessor under the Ground Lease and each lessor under a Capital Lease, which shall specify the principal and interest balance outstanding and/or future rent(s), the amount of the Mortgage Reserves and other reserves held by such lender or lessor, and the date of the most recent payment thereunder, the prepayment premium (for the GMAC Mortgage Loans only), if any, and shall confirm whether a notice of default has been sent to the applicable borrower or lessee, and shall otherwise be in a form reasonably acceptable to SNH; and (ii) MI and/or MSLS with respect to each of the Operating Agreements, which shall specify the FF&E Reserves balance as of the end of the 2001 fiscal year and amounts due for owner funded capital expenditures for the 2001 fiscal year and the capital expenditures budget (including separately, those expenditures expected to be paid from the FF&E Reserve and those expected to be paid by owners) for the 2002 fiscal year, and shall confirm whether a notice of default has been sent to the applicable Acquired Company, and shall otherwise be in a form reasonably acceptable to SNH.

    (d) Title Insurance; Absence of Liens. The Title Company shall be prepared, subject only to payment of the applicable premiums, to issue title insurance policies, or endorsements thereto, to the Acquired Companies, insuring title to the Properties is vested in the Acquired Companies, pursuant to ALTA title insurance policies in form and substance reasonably satisfactory to SNH, subject only to the Permitted Liens, or such other exceptions as may be approved by SNH. No Liens shall exist on any Assets (including the CSL Stock, the CCC Boynton Stock and the CCC Senior Living Stock), except for Permitted Liens and Liens disclosed in Sections 2.1 or 3.12(b) of the Disclosure Schedule, and the CSL Subsidiaries that guarantied the Bankers Trust Line shall have been released as guarantors thereunder.

    (e) Operating Agreements. The Operating Agreements shall be in full force and effect on the Closing Date, the FF&E Reserves shall have been fully funded through the Closing Date as required by the Operating Agreements, Working Capital shall have been maintained in a manner consistent with past practice and shall be at customary levels on the Closing Date and all amounts due MI/MSLS with respect to any of the Properties, whether arising under the Operating Agreements or otherwise, shall have been paid in full on the Closing Date.

    (f) Mortgage Reserves. The Mortgage Reserves shall have been fully funded through the Closing Date as required by the Mortgage Loans and the Capitalized Leases.

    (g) Conversion of Certain Acquired Companies. Not later than two Business Days prior to the Closing Date (and in any event prior to the closing of the New Loan) each of the Acquired Companies listed in Section 5.6 of the Disclosure Schedule shall have been reorganized as a business trust organized under the laws of the State of Maryland (or, subject to the proviso to the first sentence of Section 5.6, a Delaware limited liability company) in accordance with Section 5.6.

    (h) Closing of New Loan. The New Loan shall have closed, and New Loan proceeds of not less than $150,000,000 and not more than $175,000,000 (before reduction for all transaction expenses associated with the New
  Loan) shall have been disbursed to one or more of the Acquired Companies, not later than two Business Days prior to the Closing Date.

    (i) Dividends; Distributions. The Acquired Companies shall have declared and paid dividends and/or made distributions to CLJ in an aggregate amount equal to the proceeds (after reduction for all transaction expenses associated with the New Loan) of the New Loan not later than one Business Day prior to the Closing Date.

    (j) Prior Tax Matters Agreements. MI, MSLS, HMC and Host Marriott L.P., as the case may be, shall have consented to the assignment by CLJ of certain of its rights under the Prior Tax Matters Agreements to SNH pursuant to the Tax Allocation Agreement and shall have confirmed the Prior Tax Matters Agreements are in force and effect.

    (k) Woodlands. The limited partnership interests in Panther Holdings Level I, L. P., a Delaware limited partnership ("Panther Holdings") that are not owned by an Acquired Company on the date hereof shall either have been acquired by an Acquired Company prior to the Closing Date, or CLJ shall have entered into an agreement with SNH in form reasonably acceptable to SNH pursuant to which CLJ shall agree to indemnify SNH for 50% of the actual costs incurred by SNH or its Affiliates after the Closing Date to purchase or redeem such limited partnership interests in Panther Holdings; provided that CLJ's obligation to pay such costs shall be limited to $250,000.

    (l) Gables. CLJ shall have either paid the Contingent Purchase Price payable under Section 1.2.3 of the Agreement for Purchase and Sale for the Community known as Gables of Winchester dated as of December 10, 1997 on or prior to the Closing Date, or CLJ shall have entered into an agreement with SNH in form reasonably acceptable to SNH pursuant to which CLJ shall agree to indemnify SNH for any amounts payable or paid by SNH or its Affiliates after the Closing Date pursuant to such provision.

    (m) Certain Resignations. The existing officers, directors and managers of each of the Acquired Companies shall have resigned effective as of the Closing Date (provided that any "independent" manager or director of any Acquired Company will only be required to resign if s/he is replaced with another qualified "independent" manager or director).

    (n) Certificate. SNH shall have received a certificate signed on behalf of CLJ and CSL by their respective chief executive officers and chief financial officers certifying to the fulfillment of the conditions set forth above in this Section 6.3.

    (o) Opinion of Counsel. SNH shall have received an opinion of Arnold & Porter, counsel to CLJ, in form and substance reasonably acceptable to SNH.

                                   SECTION 7.

                     Nature and Survival of Representations
                 and Warranties; Indemnifications; Tax Matters

  7.1. Survival of Representations, Warranties, etc.

  All representations and warranties of the parties set forth in this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing. Such representations and warranties, and the rights of the parties to seek indemnification with respect thereto, shall expire, except with respect to claims asserted prior to and pending at the time of expiration, twelve (12) months following the Closing provided that the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.4 shall survive indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law) and provided further that the representations and warranties contained in Sections 3.13 and 3.19 shall survive until the expiration of the applicable statute of limitations (including any waivers or extensions thereof). All such representations and warranties shall be deemed to have been given and made on the date hereof and as of the Closing Date.

  7.2. CLJ's Agreement to Indemnify.

  (a) Subject to Section 7.1, CLJ shall defend, indemnify and hold harmless SNH, its Affiliates and their respective officers, trustees, employees and agents (the "SNH Indemnitee"), from and against and in respect of any and all losses, damages, liabilities, deficiencies, taxes, costs and expenses including, without limitation, interest, penalties, and reasonable attorney's fees and expenses (collectively, "Losses"), asserted against, relating to, imposed upon or incurred by the SNH Indemnitee resulting from, arising out of, or in connection with: (i) any breach by CLJ or CSL of any of their respective representations or warranties contained in this Agreement; (ii) any breach by CLJ or CSL of any of their respective covenants, agreements or obligations contained in this Agreement and (iii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

  (b) Anything in this Section 7 to the contrary notwithstanding: (i) no amounts of indemnity shall be payable as a result of a claim, unless and until the SNH Indemnitee has suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $500,000 in the aggregate, and (ii) the indemnification obligations of CLJ in respect of the Losses indemnified against shall not exceed the Purchase Price.

  7.3. SNH's Agreement to Indemnify.

  (a) Subject to Section 7.1, SNH shall defend, indemnify and hold harmless CLJ, its Affiliates and their respective, officers, directors, employees and agents (the "CLJ Indemnitee"), against and in respect of any Losses resulting from: (i) any breach by SNH of any of its representations or warranties contained in this Agreement; (ii) any breach by SNH of any of its covenants, agreements or obligations contained in this Agreement and (iii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

  (b) Anything in this Section 7 to the contrary notwithstanding, no amounts of indemnity shall be payable as a result of a claim, unless and until the CLJ Indemnitee has suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $500,000 in the aggregate.

  7.4. Third Party Claims.

  (a) Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party ("Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder ("Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of its indemnification obligation or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby.

  (b) The Indemnifying Party shall be entitled to elect to participate in the defense of and, if it so chooses, to assume the defense of such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Upon any such election by the Indemnifying Party to assume the defense of such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, provided, however, that (i) if the Indemnified Party shall have reasonably concluded that separate counsel is required because a conflict of interest would otherwise exist, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party and (ii) the Indemnified Party may, at its option and at its own expense, participate in such defense and employ counsel separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period in which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party failed to give the notice provided above). The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this
Section 7. The parties shall also cooperate in any such defense, give each other full access to all non-privileged information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. Unless the sole relief is monetary damages which are payable in full by the Indemnifying Party, the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

  7.5. Purchase Price Adjustment.

  Any amount paid by CLJ on the one hand, or SNH on the other hand, to the other pursuant to this Section 7 will be treated for federal income tax purposes as an adjustment to the Purchase Price.

                                   SECTION 8.

                                  Termination

  8.1. Termination.

  This Agreement may be terminated at any time (subject to the provisions of this Section 8.1) prior to the Closing Date:

    (a) by mutual agreement of CLJ and SNH;

    (b) by either SNH or CLJ, in writing, if for any reason (other than a default by the noticing Party) the Closing has not occurred by June 30, 2002, except that no Party shall have the right to terminate under this
  Section 8.1(b) if the conditions precedent to such Party's obligation to close have been or at Closing would be satisfied or have been waived by such Party and such Party has nonetheless failed or refused to close;

    (c) by either SNH or CLJ in writing, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on SNH and/or CSL or CLJ, which prohibits or restrains SNH and/or CSL or CLJ from consummating the transactions contemplated by this Agreement, provided that SNH and CSL and CLJ shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 90 days after entry, by any such court or governmental or regulatory agency;

    (d) by CLJ in writing:

      (i) if the conditions set forth in Sections 6.1 and 6.2 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SNH or otherwise by June 30, 2002;

      (ii) if, by September 15, 2001, HPT shall not have agreed, subject to the occurrence of the Closing, to satisfy the condition contained in
    Section 6.2(b) pursuant to an amendment acceptable to each of HPT and CLJ;

      (iii) if SNH shall have (i) failed to perform in any material respect its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) breached any of its representations or warranties contained in this Agreement, provided that the breach of such representations or warranties, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a material adverse effect on the ability of SNH or ACQ. SUB to consummate the transactions contemplated by this Agreement;

    (e) by SNH in writing:

      (i) pursuant to Section 5.2, Section 5.3 or Section 5.4;

      (ii) the conditions set forth in Sections 6.1 and 6.3 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by CLJ or otherwise by June 30, 2002;

      (iii) if CSL or CLJ shall have (i) failed to perform in any material respect its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date, or (ii) breached any of its representations or warranties contained in this Agreement, provided that the breach of such representations or warranties, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a Material Adverse Effect; or

    (f) by either SNH or CLJ, in writing, (i) at any time following the rejection of this transaction by CLJ's shareholders or (ii) if CLJ accepts an Alternative Proposal.

  8.2. Effect of Termination.

  (a) If this Agreement is terminated by either SNH or CLJ pursuant to Section 8.1, this Agreement shall become void and there shall be no further obligation on the part of any of SNH, CSL or CLJ (except for the provisions of Section 9.6 and as set forth in this Section 8.2, which shall survive such termination).

  (b) If this Agreement is terminated by either SNH or CLJ pursuant to Section 8.1, except as provided in Section 8.2(g), the Deposit shall be paid to SNH.

  (c) If CLJ or SNH terminates this Agreement because, on or prior to December 14, 2001, CLJ's shareholders have rejected this transaction at a meeting of stockholders called to approve this transaction, CLJ shall immediately pay to SNH $7,500,000 by wire transfer of immediately available funds to an account designated by SNH. If thereafter CSL or substantially all of the Assets are sold or contracted for sale to a third party on or before August 9, 2003, then, on the date of the closing of such sale, CLJ will pay SNH an additional $7,500,000.

  (d) If CLJ or SNH terminates this Agreement because, after December 14, 2001, CLJ's shareholders have rejected this transaction at a meeting of stockholders called to approve this transaction, CLJ shall immediately pay to SNH $15,000,000 by wire transfer of immediately available funds to an account designated by SNH.

  (e) If CLJ or SNH terminates this Agreement because CLJ accepts an Alternative Proposal, CLJ shall immediately pay SNH $15,000,000 by wire transfer of immediately available funds to an account designated by SNH.

  (f) If SNH terminates this Agreement because any of the conditions set forth in Sections 6.1 or 6.3 shall not have been complied with as a result of the willful acts or omissions of CLJ or an Acquired Company, CLJ shall immediately pay SNH a fee of $15,000,000 by wire transfer of immediately available funds to an account designated by SNH.

  (g) If CLJ terminates this Agreement because any of the conditions set forth in Sections 6.1 or 6.2 shall not have been complied with as a result of the willful acts or omissions of SNH or if SNH fails to close because it does not have sufficient funds to pay the Purchase Price (other than as a result of the failure to obtain or close the New Loan), the Deposit shall be paid to CLJ and SNH shall immediately pay CLJ an amount by wire transfer of immediately available funds to an account designated by CLJ which, together with the Deposit, represents a fee of $15,000,000.

                                   SECTION 9.

                            Miscellaneous Provisions

  9.1. Notices.

  Except where oral notice is specifically provided for herein, all notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

  To SNH:

    Senior Housing Properties Trust
    400 Centre Street
    Newton, Massachusetts 02458
    Attn: David J. Hegarty, President and Chief Operating Officer
    Telecopy No.: (617) 796-8349

  with a copy to (which shall not constitute notice):

    Sullivan & Worcester LLP
    One Post Office Square
    Boston, Massachusetts 02109
    Attn: Richard Teller
    Telecopy No.: (617) 338-2880

  To CSL or CLJ:

    c/o Crestline Capital Corporation
    6600 Rockledge Drive, Suite 600
    Bethesda, Maryland 20817
    Attn: Tracy M. J. Colden, Senior Vice President and General Counsel Telecopy No.: (240) 694-2040

  with a copy to (which shall not constitute notice):

    c/o Crestline Capital Corporation
    6600 Rockledge Drive, Suite 600
    Bethesda, Maryland 20817
    Attn: Larry K. Harvey, Senior Vice President and Treasurer
    Telecopy No.: (240) 694-2286

or to such other representative or at such other address of a Party as such Party may furnish to the other Party by notice similarly given.

  9.2. Schedules and Exhibits.

  The Schedules, Exhibits and all documents expressly referred to in this Agreement, are incorporated into this Agreement and are made a part of this Agreement as if set out in full.

  9.3. Computation of Time.

  Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a day other than a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

  9.4. Assignment: Successors in Interest.

  No assignment or transfer by SNH, CSL or CLJ, of its rights and obligations under this Agreement prior to the Closing shall be made except with the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a Party shall also be a reference to a permitted successor or assign.

  9.5. No Third-Party Beneficiaries.

  With the exception of the Parties, there shall exist no right of any person, including, without limitation, creditors of CSL or CLJ, to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

  9.6. Expenses.

  Except as otherwise provided below, CLJ (for itself and CSL) and SNH (for itself and ACQ. SUB) shall each pay their own attorneys', accountants' and other advisors' fees and costs, costs of internal personnel and filing fees charged by a governmental authority with respect to filings made by such Party in connection with the transactions contemplated by this Agreement. SNH shall pay: (i) the GMAC Fee and all other fees and expenses incurred in connection with the assumption or termination of the GMAC Mortgage Loans; (ii) all costs for Permits relating to healthcare licensing of the Communities arising out of the transactions contemplated by this Agreement (which shall not include costs incurred in connection with such Permits not being in full force and effect as of the date of this Agreement, which costs shall be paid by CLJ); (iii) all fees and costs (including any Transfer Taxes) incurred in connection with the conversion of any Subsidiaries pursuant to Section 5.6 or in connection with the New Loan (without duplication for amounts by which the Purchase Price is increased pursuant to Section 2.3(a)(b)(B)) or as required in connection with the GMAC Mortgage Loans; (iv) the cost of any "Earnings and Profits" analysis; and (v) any prepayment penalty or fee, or other fees and costs incurred in connection with the prepayment of the Nomura Mortgage Loan. All other costs associated with the transactions contemplated by this Agreement and not paid for as provided above in this Section 9.6, including, without limitation, filing fees paid in connection with filings under the HSR Act, Transfer Taxes, title insurance premiums, costs of surveys and environmental reports, any fees or costs paid to obtain the Consent of any Person (whether or not listed in Section 6.1(c) of the Disclosure Schedule), and the fees and costs incurred in connection with preparing audited financial statements pursuant to Section 3.8(b) of this Agreement, shall be paid one-half by SNH and one-half by CLJ, provided that fees paid to obtain the Consent of any Person (other than the GMAC Fee) including without limitation, any fees paid or costs incurred in connection with the matters set forth in Sections 5.7(f) and 6.3(k), but excluding fees paid by either SNH or CLJ and referred to in Section 6.2(b) shall not be incurred by either Party (if included as a fee or cost to be paid under this sentence) without the consent of the other, such consent not to be unreasonably withheld.

  9.7. Investigations.

  The respective representations and warranties of CSL, CLJ and SNH contained in this Agreement or in any Schedule, certificate, or other document delivered by any Party prior to Closing shall not be deemed waived or otherwise affected by any investigation made by a Party.

  9.8. Number; Gender.

  Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

  9.9. Captions.

  The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement and all references to Schedules and Exhibits are references to Schedules and Exhibits to this Agreement.

  9.10. Amendments.

  To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by all of the Parties upon the approval of the general partner, board of directors or board of trustees, as the case may be, of each of the Parties.

  9.11. Integration: Waiver.

  This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement (except
(i) the, Confidentiality Agreement among CLJ, SNH, HPT and HRPT Properties Trust dated December 5, 2000, as amended by a letter dated July 31, 2001 and
(ii) by a Confidentiality Agreement dated as of February 20, 2001 between SNH and CLJ, each of which shall continue in full force and effect) and constitutes the entire agreement among the Parties. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

  9.12. Governing Law.

  This Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Maryland (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

  9.13. Consent to Jurisdiction.

  To the extent permitted by applicable Law, the Parties absolutely and irrevocably consent and submit to the nonexclusive jurisdiction of the courts of the State of Maryland and of any federal court located in said jurisdiction in connection with any actions or proceedings brought against a Party by any other Party arising out of or relating to the transactions contemplated by this agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each Party hereby waives and agrees not to assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable Law, any claim that
(a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, or (c) any such suit, action or proceeding is brought in an inconvenient forum in any such action or proceeding. To the fullest extent permitted by applicable Law, each Party hereby absolutely and irrevocably waives trial by jury.

  9.14. Severability.

  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

  9.15. Counterparts.

  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be considered one and the same agreement, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

  9.16. SNH Limitation of Liability.

  The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

  9.17. ACQ. SUB Limitation of Liability.

  The Declaration of Trust of ACQ. SUB, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "SNH/CSL Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of ACQ. SUB shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, ACQ. SUB. All persons dealing with ACQ. SUB in any way shall look only to the assets of ACQ. SUB for the payment of any sum or the performance of any obligation.

  9.18. CLJ Limitation of Liability.

  No director, officer, shareholder, employee or agent of CLJ shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, CLJ or its Subsidiaries hereunder. All persons dealing with CLJ in any way shall look only to the assets of CLJ for the payment of any sum or the performance of any obligation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  EXECUTED under seal as of the date first above written.

                                          SENIOR HOUSING PROPERTIES TRUST

                                          By: _________________________________
                                          Name: David J. Hegarty
                                          Title: President

                                          SNH/CSL PROPERTIES TRUST

                                          By: _________________________________
                                          Name: David J. Hegarty
                                          Title: President

                                          CSL GROUP, INC.

                                          By: _________________________________
                                          Name:
                                          Title:

                                          CRESTLINE CAPITAL CORPORATION

                                          By: _________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                                  Communities

     Property                                                     State
     --------                                                     -----
 1   Forum at Memorial Woods....................................  Texas
 2   Forum at Tucson............................................  Arizona
 3   Forum at Brookside.........................................  Kentucky
 4   Forum at Overland Park.....................................  Kansas
 5   Forum at Desert Harbor.....................................  Arizona
 6   Forum at Park Lane.........................................  Texas
 7   Forum at Deer Creek........................................  Florida
 8   Foulk Manor South..........................................  Delaware
 9   Tiffany House..............................................  Florida
 10  Fountainview...............................................  Florida
 11  Coral Oaks.................................................  Florida
 12  Springwood Court...........................................  Florida
 13  Lafayette at Country Place.................................  Kentucky
 14  Lexington at Country Place.................................  Kentucky
 15  The Forum at Knightsbridge.................................  Ohio
 16  The Forum at Pueblo Norte..................................  Arizona
 17  The Forum at the Crossing..................................  Indiana
 18  Forwood Manor..............................................  Delaware
 19  Remington Club I...........................................  California
 20  Remington Club II..........................................  California
 21  The Montebello on Academy..................................  New Mexico
 22  Foulk Manor North..........................................  Delaware
 23  Millcroft..................................................  Delaware
 24  Shipley Manor..............................................  Delaware
 25  Park Summit at Coral Springs...............................  Florida
 26  The Montevista at Coronado.................................  Texas
 27  Myrtle Beach Manor.........................................  South Carolina
 28  The Forum at Lincoln Heights...............................  Texas
 29  Leisure Park...............................................  New Jersey
 30  The Gables at Winchester...................................  Massachusetts
 31  Forum at Woodlands.........................................  Texas
 32  Boynton Beach..............................................  Florida

                                   EXHIBIT B

                                ESCROW AGREEMENT

  THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of August 9, 2001 by and among Senior Properties Housing Trust ("SNH"), Crestline Capital Corporation ("CLJ"), and American Title Company (the "Escrow Agent").

                                    RECITAL:

  SNH and CLJ have entered into a Stock Purchase Agreement (the "Agreement") dated as of August 9, 2001, an executed copy of which has been provided to the Escrow Agent, pursuant to which, inter alia, SNH/CLS Properties Trust will acquire certain assets of CLJ on the terms and conditions set forth in the Agreement.

  Pursuant to the Agreement, SNH has agreed to deposit $7,500,000 into escrow upon execution of this Escrow Agreement subject to the terms and conditions set forth in the Agreement and in this Escrow Agreement.

  NOW, THEREFORE, the parties agree as follows:

  Section 1. Defined Terms. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Agreement. The following terms are defined in this Escrow Agreement:

    "Bank" is Bank One, N.A.

    "Escrow Fund" is defined in Section 3 of this Escrow Agreement.

  Section 2. Appointment of Escrow Agent. SNH and CLJ hereby appoint the Escrow Agent as the escrow agent to hold the Escrow Fund in accordance with the terms and conditions of this Escrow Agreement.

  Section 3. Delivery and Receipt of Funds. Simultaneously with the execution of this Escrow Agreement, SNH shall deliver to the Escrow Agent the sum of $7,500,000 in immediately available funds by wire transfer. The Escrow Agent shall open an escrow account in the name of the Escrow Agent at the Bank and shall deposit into such account such immediately available funds. The amount so deposited, including accrued interest thereon, is referred to as the "Escrow Fund." Receipt of the Escrow Fund from SNH is hereby acknowledged by the Escrow Agent.

  Section 4. Investment of Escrow Fund. Until distributed and released in accordance with the terms and conditions of this Escrow Agreement, the Escrow Agent shall invest the Escrow Fund in a so-called "money market" deposit fund with the Bank or in such other liquid, investment grade securities as may be specified in writing by SNH and CLJ (CLJ's consent to SNH's choice of investment shall not be unreasonably withheld). The parties must furnish any form W-9 and any authorization to invest required by Bank

  Section 5. Release of Escrow Fund.

    (a) Upon receipt of joint written notice from SNH and CLJ, Escrow Agent shall release all or such portion of the Escrow Fund as directed in such notice.

    (b) Upon receipt of written notice from SNH that the Agreement has been terminated pursuant to Section 8.1 of the Agreement and not pursuant to
  Section 8.2(f) of the Agreement, the Escrow Agent shall distribute and release the Escrow Fund to SNH in accordance with wire transfer information contained in the notice.

    (c) Upon receipt of written notice from CLJ that the Agreement has been terminated pursuant to Section 8.2(f) of the Agreement, the Escrow Agent shall distribute and release the Escrow Fund to CLJ in accordance with wire transfer information contained in the notice.

    (d) Upon receipt of written notice from SNH directing Escrow Agent to release all or a portion of the Escrow Fund to CLJ, Escrow Agent shall release all or such portion of the Escrow Fund to CLJ as so directed.

  Any notice given pursuant to this Section 5 shall contain a certification by the sending party that a copy of such notice has been concurrently sent to the other party. On the later of the second business day (by 2:00 PM, Eastern Standard Time) after receipt of the notice from the sending party or the date specified in the notice, provided that the Escrow Agent shall not have received a contrary instruction (by 2:00 PM, Eastern Standard Time on the later of the second business day after receipt of the notice from the sending party or the date specified in the notice) from the other party, the Escrow Agent shall deliver the Escrow Fund to the party so specified. If the Escrow Agent has received such a contrary instruction, it shall release the Escrow Fund only pursuant to a joint direction in writing of SNH and CLJ or pursuant to the decision of a court of competent jurisdiction. Upon distribution and release of the Escrow Fund, this Escrow Agreement shall be deemed terminated and the Escrow Agent shall be released and discharged from all further obligations hereunder.

  Section 6. Duties of Escrow Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which SNH and CLJ hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

    (a) The Escrow Agent acts hereunder as a depositary only, and is not responsible or liable in any manner whatever for any investment made pursuant to the provisions of Section 4 or any failure, refusal or inability of the Bank to release or make payment pursuant to the Escrow Agent's direction of said Escrow Fund, including by reason of insolvency or bankruptcy of the Bank.

    (b) The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

    (c) It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own willful misconduct, breach of fiduciary duty, bad faith or gross negligence or that of its officers, directors, employees and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect, provided, only, that the Escrow Agent and its officers, directors, employees and agents shall not have been guilty of willful misconduct, breach of fiduciary duty, bad faith or gross negligence in making such determination.

    (d) The Escrow Agent may consult with, and obtain advice from, legal counsel including its own officers, employees and partners in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

    (e) In the event of any disagreement or lack of agreement between SNH and CLJ of which the Escrow Agent has knowledge, resulting or which might result in adverse claims or demands with respect to the Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any claims or demands on it with respect thereto until such matter shall be resolved, and in so refusing, the Escrow Agent may elect to make no delivery or other disposition of the Escrow Fund, and in so doing the Escrow Agent shall not be or become liable in any way to either SNH or CLJ for its failure or refusal to comply with such claims or demands, and it shall be entitled to continue so to refrain from acting, and so to refuse to act, until all such claims or demands (i) shall have been finally determined by a court of competent jurisdiction, or (ii) shall have been resolved by the agreement of SNH and CLJ and the Escrow Agent shall have been notified thereof in writing.

    (f) The Escrow Agent may resign at any time upon giving ten (10) days' notice to SNH and CLJ and may appoint a successor escrow agent hereunder so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement and shall be acceptable to SNH and CLJ. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor escrow agent agrees to be bound by the terms of this Escrow Agreement.

  Section 7. No Representations by Escrow Agent. The Escrow Agent makes no representation as to the validity, value, genuineness, negotiability or collectibility of any security or other document or instrument held by or delivered to or by it.

  Section 8. Obligations of Escrow Agent. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve it in expense unless first indemnified to its reasonable satisfaction.

  Section 9. Expenses. The reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Escrow Agent in the performance of its duties hereunder shall be reimbursed one-half by CLJ and one-half by SNH. Such reimbursement for out-of-pocket expenses shall be made by cash payment to the Escrow Agent from time to time upon its written request. The Escrow Agent shall have no right or lien with respect to the Escrow Fund for payment of such expenses. Except as otherwise herein or in the Agreement provided, each party shall pay its own expenses incident to the performance or enforcement of this Escrow Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Escrow Agreement. All parties recognize that the cost to enforce or defend by Escrow Agent could be significant since the venue is Maryland and they agree to pay all costs that the Escrow Agent may so incur, including reasonable attorney's fees.

  Section 10. [Intentionally Omitted].

  Section 11. Assignment; Successors and Assigns. This Escrow Agreement shall not be assignable by SNH or CLJ without the prior written consent of the other.

  Nothing in this Escrow Agreement expressed or implied is intended to or shall be construed to confer upon or create in any Person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Escrow Agreement.

  Section 12. Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that the other party's remedy at law for any breach of the provisions of this Escrow Agreement would be inadequate and agrees that for breach of such provisions, such party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Escrow Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the recovery of damages.

  Section 13. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

  Section 14. Waivers; Amendments. Anything in this Escrow Agreement to the contrary notwithstanding, amendments to and modifications of this Escrow Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.

  Section 15. Notices. All notices and other communications which by any provision of this Escrow Agreement are required or permitted to be given shall be given in writing and shall be (a) sent by nationally recognized overnight courier service, (b) sent by facsimile confirmed by sending (by nationally recognized overnight courier service) written confirmation at substantially the same time, or (c) personally delivered to the receiving party. All such notices and communications shall be mailed, sent or delivered as follows:

    If to SNH, at:

      Senior Housing Properties Trust
      400 Centre Street
      Newton, Massachusetts 02458
      Attention: David J. Hegarty, President
      Facsimile: 617-796-8349

    with a copy to (which shall not constitute notice):

      Sullivan & Worcester LLP
      One Post Office Square
      Boston, Massachusetts 02109
      Attention: Richard Teller
      Facsimile: 617-338-2880

    If to CLJ, at:

      c/o Crestline Capital Corporation
      6600 Rockledge Drive, Suite 600
      Bethesda, Maryland 20817
      Attn: Tracy M. J. Colden, Senior Vice President and General Counsel
      Facsimile: (240) 694-2040

  with a copy to (which shall not constitute notice):

      c/o Crestline Capital Corporation
      6600 Rockledge Drive, Suite 600
      Bethesda, Maryland 20817
      Attn: Larry K. Harvey, Senior Vice President and Treasurer
      Facsimile: (240) 694-2286

  with a copy to (which shall not constitute notice):

      American Title Company (escrow agent)
      6029 Belt Line Road Suite 250
      Dallas, Texas 75254
      Attn: Carole Badgett, Senior Vice President
      Facsimile: (972) 789-8029

or to such other person(s) or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

  Section 16. Severability. If any provision of this Escrow Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Escrow Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

  Section 17. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto. In pleading or proving any provision of this Escrow Agreement, it shall not be necessary to produce more than one of such counterparts.

  Section 18. Section Headings. The headings contained in this Escrow Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

  Section 19. Governing Law. This Escrow Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland

(without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

  Section 20. Consent to Jurisdiction. To the extent permitted by applicable law, the parties absolutely and irrevocably consent and submit to the nonexclusive jurisdiction of the courts of the State of Maryland and of any federal court located in said jurisdiction in connection with any actions or proceedings brought against a party by any other party arising out of or relating to this escrow agreement and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each party hereby waives and agrees not to assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, or (c) any such suit, action or proceeding is brought in an inconvenient forum in any such action or proceeding. To the fullest extent permitted by applicable law, each party hereby absolutely and irrevocably waives trial by jury.

  Section 21. Limitation of SNH Liability. The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

  Section 22. Limitation of CLJ Liability. No director, officer, shareholder, employee or agent of CLJ shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, CLJ or its Subsidiaries hereunder. All persons dealing with CLJ in any way shall look only to the assets of CLJ for the payment of any sum or the performance of any obligation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                          SENIOR HOUSING PROPERTIES TRUST

                                          By: _________________________________

                                          CRESTLINE CAPITAL CORPORATION

                                          By: _________________________________

                                          AMERICAN TITLE COMPANY, as Escrow
                                           Agent

                                          By: _________________________________

                                   EXHIBIT C

                                PROMISSORY NOTE

$25,000,000                                                       [Closing Date]

  FOR VALUE RECEIVED, the undersigned, Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), hereby promises to pay to the order of Crestline Capital Corporation, a Maryland corporation ("CLJ"), on or before the earlier of (i) January 31, 2004 and (ii) the date the indebtedness under a Loan Agreement dated as of September 1, 1995 by and among FGI Financing I Corporation, Forum Ohio HealthCare, Inc. and Nomura Asset Capital Corporation is repaid in full (the "Maturity Date"), the principal amount of Twenty-Five Million Dollars ($25,000,000) with interest (computed on the basis of a 360 day year and twelve 30 day months) on the unpaid principal hereof outstanding from time to time at the annual rate of 10% ("Interest").

  In addition to all other rights contained in this promissory note (this "Note"), if any Event of Default (as defined herein) occurs and as long as an Event of Default continues, all obligations of SNH under this Note shall bear interest at the annual rate of Interest plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the entire obligation or any judgment thereon is paid in full.

  Payments of principal of and interest on this Note shall be made to CLJ at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817, or to such other address as CLJ may direct by written notice to SNH. Payments of principal of and interest on this Note shall be made in lawful money of the United States of America.

  This Note will rank not less than pari passu in priority of payment with all other outstanding indebtedness for borrowed money of SNH, present or future, except indebtedness for borrowed money which is preferred as a result of being secured or as a matter of law.

  1. Payment.

  1.1 Principal and Interest Payment. Interest on this Note shall be payable by SNH in arrears in equal installments of ninety days' Interest on the last days of March, June, September and December each year. The principal of this Note shall be paid by SNH in its entirety, together with any interest accrued and unpaid thereon, on the Maturity Date.

  1.2 Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty.

  1.3 Application of Payments. All payments received on this Note shall be applied in the following order: first, to pay all costs of collection of the holder; then, to pay all accrued and unpaid Interest; and lastly to reduce the outstanding principal balance of the Note.

  1.4 Late Charge. If any payments are not timely made, SNH shall also pay a late charge equal to 5% of each payment past due for 15 or more days.

  1.5 Certificate of Borrower. If at the time of any payment of Interest SNH does not have public stockholders, then together with such payment, SNH shall provide a certificate from its chief financial officer which states that no Event of Default (as defined below) has occurred.

  2. Default.

  2.1 Events of Default. If any of the following events (each an "Event of Default") shall have occurred:

    (a) SNH fails to pay any installment of Interest on this Note when the same shall become due and payable which failure continues for 5 days after notice from CLJ or fails to pay the principal of this Note when and as the same shall become due and payable;

    (b) SNH defaults in the payment of interest on or the principal of any indebtedness for borrowed money, the outstanding principal amount of which exceeds $10,000,000, beyond any period of grace provided with respect thereto;

    (c) The dissolution of, termination of existence of, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against SNH; or

    (d) The sale of substantially all of the business or assets of SNH or any merger or consolidation of SNH with or into another entity, where the purchaser or surviving entity has a net worth, determined in accordance with generally accepted accounting principles of less than $50,000,000, without the prior written consent of CLJ;

then the unpaid balance of the principal of this Note, together with all interest accrued thereon shall become immediately due and payable without presentation, protest or notice of any kind.

  2.2 Waiver by SNH. To the fullest extent permitted by applicable law, SNH hereby absolutely and irrevocably waives presentment, demand, notice, protest, and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.

  2.3 Costs and Expenses of Collection. SNH covenants and agrees that if default be made in any payment of principal of or interest on this Note, it will pay to CLJ, such further amount as shall be sufficient to cover all costs and expenses of collection, including reasonable attorneys' fees.

  3. Miscellaneous Provisions.

  3.1 Governing Law. This Note is to be construed and enforced in accordance with, and the rights of SNH and CLJ shall be governed by, the law of the State of Maryland (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

  3.2 Notices. All notices, communications and deliveries required or permitted by this Note shall be made in writing signed by the party making the same, shall be effective upon receipt and shall be delivered by telecopy, by hand, by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or by an overnight express delivery service, as follows:

  To SNH:

    Senior Housing Properties Trust
    400 Centre Street
    Newton, Massachusetts 02458
    Attn: David J. Hegarty, President and Chief Operating Officer
    Telecopy No.: (617) 796-8349
  with a copy to (which shall not constitute notice):

    Sullivan & Worcester LLP
    One Post Office Square
    Boston, Massachusetts 02109
    Attn: Richard Teller
    Telecopy No.: (617) 338-2880

  To CLJ:

    c/o Crestline Capital Corporation
    6600 Rockledge Drive, Suite 600
    Bethesda, Maryland 20817
    Attn: Tracy M. J. Colden, Senior Vice President and General Counsel Telecopy No.: (240) 694-2040

  with a copy to (which shall not constitute notice):

    c/o Crestline Capital Corporation
    6600 Rockledge Drive, Suite 600
    Bethesda, Maryland 20817
    Attn: Larry K. Harvey, Senior Vice President and Treasurer
    Telecopy No.: (240) 694-2286

or to such other representative or at such other address of a party as such party may furnish to the other party by notice similarly given.

  3.3 SNH Limitation of Liability. The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

  EXECUTED under seal as of the date first above written.

                                          SENIOR HOUSING PROPERTIES TRUST

                                          By: _________________________________

                            TAX ALLOCATION AGREEMENT

  TAX ALLOCATION AGREEMENT, dated as of       , 2001, among Crestline Capital
Corporation, a Maryland corporation, and any successor thereto ("CLJ"), Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), CSL Group, Inc., an Indiana corporation, and any successor thereto ("CSL"), and their respective direct and indirect subsidiaries and affiliates. References herein to a "party" (or "parties") to this Agreement shall refer to CLJ, SNH, CSL, and where appropriate and the context so requires, their direct and indirect subsidiaries and affiliates. Any capitalized term not defined herein has the meaning given to it in the Stock Purchase Agreement.

  WHEREAS, CLJ and its subsidiaries, including CSL and its subsidiaries, have joined in filing consolidated federal Tax Returns and certain consolidated, combined or unitary state, local or foreign Tax Returns;

  WHEREAS, Host Marriott Corporation, a Delaware corporation ("Host Marriott"), pursuant to a Distribution Agreement dated as of December 28, 1998 (the "Distribution Agreement"), distributed approximately 93.6% of the outstanding common stock in CLJ on a pro rata basis to its stockholders (the
"Distribution");

  WHEREAS, in connection with the Distribution Agreement, Host Marriott and CLJ entered into a Tax Sharing Agreement dated as of December 28, 1998 (the "HM/CLJ Tax Sharing Agreement"), providing for allocations of and indemnifications with respect to certain liabilities for Taxes of Host Marriott and its subsidiaries and of CLJ and its subsidiaries;

  WHEREAS, in Section 3.(e) of the HM/CLJ Tax Sharing Agreement, CLJ was assigned certain rights arising under a Tax Matters Agreement dated as of June 21, 1997 among Host Marriott, Marriott International, Inc. ("MII"), Marriott Senior Living Services, Inc. ("Services"), HMC Senior Communities, Inc. and Forum Group, Inc. (the "Forum/MI Tax Matters Agreement");

  WHEREAS, SNH, CLJ and CSL have entered into that certain Stock Purchase Agreement, dated as of August , 2001 (the "Stock Purchase Agreement"), pursuant to which SNH through an acquisition subsidiary will acquire 100% of the capital stock of CSL and all of the outstanding equity securities of CCC Boynton Beach, Inc. and of CCC Senior Living Corporation; and

  WHEREAS, the parties hereto wish to provide for (i) allocations of, and indemnifications against, certain liabilities for Taxes, including Income Taxes and Other Taxes, (ii) the preparation and filing of Tax Returns on a basis consistent with prior practice and the payment of Taxes with respect thereto, and (iii) certain related matters;

  NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

1. Definitions.

  When used herein the following terms shall have the following meanings:

  "Acquired Companies"--as defined in Section 1.1 of the Stock Purchase
Agreement.

  "Affiliate"--with respect to any corporation, partnership, limited liability company, business trust or other entity (the "given entity"), (i) each person, corporation, partnership, limited liability company, business trust or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the given entity, provided that neither Host Marriott nor any subsidiary of Host Marriott shall be considered an Affiliate of any party hereto, (ii) each corporation, partnership, limited liability company, business trust or other entity in which the given entity owns, directly or indirectly, through one or more intermediaries, at least 50% of the value of all outstanding equity interests,
(iii) any partnership or limited liability company in which the given entity is the sole general partner or the sole managing member, or (iv) any successor of any of the above. For purposes of this definition, "control" means the possession, directly or indirectly, of (i) 50% or more of the voting power or value of outstanding equity interests, or (ii) the power to direct or cause the direction of the management of an entity, whether by contract or otherwise.

  "Affiliated Group"--an affiliated group of corporations within the meaning of Code Section 1504(a) for the Taxable Period or, for purposes of any state, local or foreign income tax matters, any consolidated, combined or unitary group of corporations within the meaning of the corresponding provisions of Tax law for the jurisdiction in question.

  "CLJ"--as defined in the preamble to this Agreement.

  "CLJ Group"--CLJ and each corporation that joins with CLJ in filing a consolidated federal income tax return for CLJ's Taxable Period that includes the Closing Date. For purposes of this Agreement, the CLJ Group shall exist from the beginning of the day immediately after the Closing Date and shall exclude any Acquired Company with respect to the period after the Closing Date.

  "CLJ Member"--a corporation that was immediately before the Transaction a Pre-Closing Member and is a member of the CLJ Group at the beginning of the day immediately after the Closing Date.

  "CLJ Party"--CLJ, each CLJ Member, and each Affiliate of CLJ or of a CLJ Member, where affiliation is determined after the Closing Date.

  "Closing Date"--the date on which the Transaction closes, as defined in the Stock Purchase Agreement.

  "Code"--the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the Taxable Year in question.

  "Combined Jurisdiction"--for any Taxable Period, any state, local or foreign jurisdiction in which CLJ or a CLJ Affiliate (other than an Acquired Company) is included in a consolidated, combined, unitary or similar return with any Acquired Company for state, local or foreign Tax purposes.

  "CSL"--as defined in the preamble to this Agreement.

  "Distribution"--as defined in the preamble to this Agreement.

  "Distribution Agreement"--as defined in the preamble to this Agreement.

  "Final Determination"--(i) a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (ii) a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or comparable agreements under the laws of other jurisdictions; (iii) any other final settlement with the IRS or other Taxing Authority; (iv) the receipt of any refund; or (v) the expiration of an applicable statute of limitations.

  "Forum/MI Tax Matters Agreement"--as defined in the preamble to this Agreement.

  "Forum Tax Information"--as defined in the HM/CLJ Tax Sharing Agreement.

  "HM/CLJ Tax Sharing Agreement"--as defined in the preamble to this Agreement.

  "Host Marriott"--as defined in the preamble to this Agreement.

  "Host Marriott Entity" or "Host Marriott Entities"--each or all of Host Marriott and every Affiliate of Host Marriott immediately prior to the Distribution.

  "Host Marriott Taxes"--any Taxes imposed upon or with respect to any Host Marriott Entity (including Taxes so imposed under the terms of the Forum/MI Tax Matters Agreement) for any Pre-Closing Taxable Period ending before, on or including the Distribution Date, excluding all Taxes allocable to CLJ or any of its Affiliates (including the Acquired Companies) under the terms of the HM/CLJ Tax Sharing Agreement.

  "Host Marriott Tax Information"--any information relating or pertaining to any Host Marriott Entity for any Pre-Closing Taxable Period ending before, on or including the Distribution Date, but excluding (i) any such information in the possession of CLJ, or in the possession of any Affiliate controlled by CLJ, or in the possession of any of the Acquired Companies, on or before the Closing Date, and (ii) any such information that is in, or may come into, the possession of CLJ or any then Affiliate of CLJ at any time after the Closing Date.

  "Host Marriott Tax Return(s)"--any Tax Returns required to be filed by or with respect to any Host Marriott Entity for any Pre-Closing Taxable Period ending before, on or including the Distribution Date, excluding all Tax Returns which CLJ is responsible for preparing or filing under the terms of the HM/CLJ Tax Sharing Agreement.

  "Income Tax(es)"--with respect to any entity, any and all Taxes based upon or measured by net income, gross income, gross receipts or alternative minimum taxable income, regardless of whether denominated an "income tax," a "franchise tax," or otherwise, imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding or otherwise, together with any interest thereon and any related penalty, addition to tax or additional amount.

  "Income Tax Attribute"--any deduction, loss, adjustment, or other tax item or attribute, other than an Income Tax Credit, that can be used by a taxpayer to reduce its taxable income for purposes of determining its Income Tax liability (assuming for these purposes that the taxpayer has sufficient taxable income to fully utilize the deduction, loss or other tax attribute).

  "Income Tax Credit"--any credit, including without limitation any investment tax credit, foreign tax credit, targeted jobs credit, research and development credit, alternative minimum tax credit, or other credit, that can be used by a taxpayer to reduce its Income Tax liability (assuming for these purposes that the taxpayer has sufficient liability for Income Taxes to fully utilize the credits).

  "Information Return(s)"--with respect to any entity, any and all reports, returns, declarations or other filings (other than Tax Returns) required to be supplied to any Tax Authority.

  "IRS"--the United States Internal Revenue Service.

  "MII"--as defined in the preamble to this Agreement.

  "Other Tax(es)"--with respect to any entity, any license, business privilege, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including under Code Section 59A), customs duties, franchise, social security, unemployment, disability, real property, personal property, intangibles, sales, use, transfer, registration, value added, add-on minimum, or other tax of any kind whatsoever, whether any such tax is imposed directly or through withholding or otherwise, together with any interest thereon and any related penalty, addition to tax or additional amount, provided, however, that the term "Other Tax(es)" shall not include Income Tax(es) and shall not include Transfer Taxes the responsibility for which is allocated in Section 9.6 of the Stock Purchase Agreement.

  "Overdue Rate"--a rate of interest per annum that equals the prime rate, as reported in the Wall Street Journal for the period in which the Overdue Rate is applicable, plus 2.00%.

  "Post-Closing Straddle Period"--with respect to any party's Straddle Period, the period beginning on the day immediately after the Closing Date and ending on the last day of the party's Taxable Year in which the Closing Date occurs.

  "Post-Closing Taxable Period"--a party's Taxable Year that begins on or after the day immediately after the Closing Date.

  "Pre-Closing Affiliate"--any Affiliate of any Pre-Closing Member, where affiliation is determined for all periods before the Closing Date.

  "Pre-Closing Group"--CLJ and each corporation (including any Acquired Company) that joins with CLJ in filing a consolidated federal income tax return for CLJ's Taxable Period that includes the Closing Date. For purposes of this Agreement, the Pre-Closing Group shall terminate at the close of business on the Closing Date (except as otherwise provided in this Agreement).

  "Pre-Closing Member"--a corporation (including any Acquired Company) that was a member of the Pre-Closing Group.

  "Pre-Closing Straddle Period"--with respect to any party's Straddle Period, the period beginning on the first day of such Taxable Year and ending on the close of business on the Closing Date.

  "Pre-Closing Taxable Period"--a party's Taxable Year that ends at or before the close of business on the Closing Date.

  "Representative"--with respect to any person or entity, any of such person's or entity's directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

  "Services"--as defined in the preamble to this Agreement.

  "SNH Party"--SNH and any Affiliate of SNH, where affiliation is determined after the Closing Date.

  "Stock Purchase Agreement"--as defined in the preamble to this Agreement.

  "Straddle Period"--any party's Taxable Year beginning before and ending after the close of business on the Closing Date.

  "Tax(es)"--collectively, Income Tax(es) and Other Tax(es).

  "Taxable Period"--a party's Pre-Closing Taxable Period, Post-Closing Taxable Period or Straddle Period.

  "Taxable Year"--a party's taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any Tax may be imposed.

  "Tax Benefit(s)"--(i) in the case of an Income Tax Attribute, the sum of (a) the amount of the Income Tax Attribute multiplied by the sum of (x) if the Income Tax Attribute relates to a federal income Tax Return, the highest federal corporate Income Tax rate, and if the Income Tax Attribute does not relate to a federal income Tax Return, zero, and (y) highest applicable state corporate Income Tax rate, and (b) any interest received with respect to any related Tax refund or otherwise credited to the party that used the Income Tax Attribute; (ii) in the case of an Income Tax Credit, 100% of the amount of the Income Tax Credit, plus any interest received with respect to any related Tax refund or otherwise credited to the party that used the Income Tax Credit; and
(iii) in the case of any Other Tax, the amount by which the Tax liability of a corporation or other entity is actually reduced for any Taxable Period, plus any interest received with respect to any related Tax refund or otherwise credited to such corporation or entity.

  "Taxing Authority"--the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

  "Tax Practices"--the most recently applied policies, procedures and practices employed by CLJ or the Pre-Closing Group in the preparation and filing of, and positions taken on, any Tax Returns of CLJ or any Pre-Closing Member or Pre-Closing Affiliate for any Pre-Closing Taxable Period.

  "Tax Return(s)"--all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed with a Taxing Authority in connection with, the payments or refund of any Tax for any Taxable Period.

  "Transaction"--the transactions contemplated by the Stock Purchase Agreement to occur at Closing.

  "Transfer Taxes"--as defined in Section 1.1 of the Stock Purchase Agreement.

2. Obligations, Responsibilities and Rights of CLJ, CSL and SNH.

  (a) Preparation and Filing of Tax Returns

    (i) By CLJ. Except for any Host Marriott Tax Return(s), CLJ shall prepare and timely file (or cause to be prepared and timely filed):

      (A) all Tax Returns and Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate that are required to be filed on or before the Closing Date;

      (B) all Tax Returns and Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate for Pre-Closing Taxable Periods of the Acquired Companies that are not required to be filed on or before the Closing Date including, without limitation, CLJ's consolidated federal Income Tax Return for its Taxable Year that includes the Closing Date;

      (C) except as provided in Section 2(a)(ii)(A), all Tax Returns and Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate for Taxable Years of the Acquired Companies that include any Pre-Closing Straddle Periods;

      (D) except as provided in Section 2(a)(ii)(A), all state and local Tax Returns and state and local Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate for Straddle Periods of the Acquired Companies (for these purposes, the Pre-Closing Group shall be deemed to exist for each such Straddle Period and, to the extent not prohibited by applicable law, such state and local Tax Returns and state and local Information Returns shall be filed by treating each such Straddle Period as a single Taxable Year);

      (E) except as provided in Section 2(a)(ii)(A), all Tax Returns and Information Returns of CLJ, the CLJ Group, any CLJ Member, and any then Affiliate of any CLJ Member for all of their Straddle Periods and all of their Post-Closing Taxable Periods; and

      (F) all Tax Returns and Information Returns not otherwise required to be filed by CLJ pursuant to paragraphs (A), (B), (C), (D) or (E) of this Section 2(a)(i) or by SNH pursuant to Section 2(a)(ii).

    (ii) By SNH. SNH shall prepare and timely file or shall cause to be prepared and timely filed:

      (A) all Tax Returns and Information Returns of the SNH Parties for all Straddle Periods of the Acquired Companies except in any case that a jurisdiction requires or permits the filing of a Tax Return or Information Return for a Straddle Period of the Acquired Company that includes both one or more SNH Parties and one or more CLJ Parties, unless SNH has notified CLJ at least ninety (90) days before the initial due date of such return that SNH will file such Tax Return or Information Return, which notification, in the case of a Tax Return or Information Return the inclusion in which of any CLJ Party is permitted but not required, shall specify whether SNH will include any such CLJ Party in such return.

      (B) any federal Income Tax Return reporting income of any Acquired Company for its Post-Closing Taxable Period beginning on the first day immediately following the Closing Date;

      (C) all other Tax Returns and Information Returns for the SNH Parties for any of their Post-Closing Taxable Periods beginning on the first day immediately following the Closing Date; and

      (D) all Tax Returns and Information Returns of the SNH Parties for any of their Post-Closing Taxable Periods (including without limitation the Post-Closing Taxable Periods described in Sections 2(a)(ii)(B) and
    (C), above).

  (b) Provision of Filing Information. With respect to any matter directly related to any Acquired Company, or any Tax Return or Information Return that is to be filed by any SNH Party or CLJ Party, each party to this Agreement shall cooperate and assist the other party in connection with the preparation and filing of all Tax Returns and Information Returns that are required to be filed by a specified party pursuant to Section 2(a), including providing the party required to file such Tax Returns and Information Returns with (i) all necessary filing information in a manner consistent with past Tax Practices (whether or not a Tax Return or Information Return has previously been filed with respect to any Acquired Company) and (ii) all other information reasonably requested in connection with the preparation of such Tax Returns and Information Returns by the party responsible for preparing and filing such returns, in each case promptly after such request (which shall be within fourteen (14) days after such request or, if not within such fourteen-day period, as soon as possible thereafter using all commercially reasonable efforts) and to the extent such information is in the possession of the party from which it is requested or can be obtained by the party for which it is requested with commercially reasonable efforts by that party. CLJ and SNH agree that (a) within 60 days after the Closing Date, CLJ shall provide SNH with all records, schedules, data, work product and other information then in the possession of CLJ (or any Affiliate of CLJ) that represent work done as of such date relating to the preparation of consolidated tax basis balance sheets for the Acquired Companies as of the Closing Date, (b) from and after 60 days after the Closing Date, CLJ shall provide SNH, within 14 days after SNH's request, any information in the possession of CLJ or its Affiliates reasonably deemed necessary by SNH (or SNH's Representative) to complete such consolidated tax basis balance sheets, and (c) CLJ shall assist, and cooperate with, SNH (or SNH's Representative) during the preparation of such consolidated tax basis balance sheets. Notwithstanding anything in this Section 2(b) to the contrary, CLJ shall not have any responsibility to provide to any SNH Party any Host Marriott Tax Information or Forum Tax Information, which information the SNH Parties shall seek directly from Host Marriott to the extent provided for in the Host Marriott Tax Matters Agreement (or from MII and Services pursuant to the Forum/MI Tax Matters Agreement), provided, however, that at SNH's written request, CLJ agrees to cooperate in good faith with the SNH Parties in their efforts to obtain such Host Marriott Tax Information (or Forum Tax Information) pursuant to the terms of the HM/CLJ Tax Sharing Agreement and/or the Forum/MI Tax Matters Agreement.

  (c) Taxable Year. SNH and CLJ agree that, for all Tax purposes, (i) for the Pre-Closing Taxable Period of each Acquired Company that ends at the close of business on the Closing Date and for any other Pre-Closing Taxable Periods of each Acquired Company commencing after the Distribution Date, each Acquired Company shall be included in the consolidated federal Income Tax Return of the Pre-Closing Group for the Taxable Year that includes such Pre-Closing Taxable Period, subject to the "next day" rule set forth in Treas. Reg. Sec. 1.1502-76(b)(1)(ii)(B) (and, to the extent permitted by law and Section 2(a) hereof, in all corresponding consolidated, combined or unitary state or other Income Tax Returns of the Pre-Closing Group, to the extent the Pre-Closing Group (or a portion of such group) previously filed or elected to file such consolidated, combined or unitary state or other Income Tax Returns) and (ii) each Acquired Company shall either begin a new Taxable Year for purposes of such federal income and, to the extent permitted by law, state or other Taxes, on the day immediately after the Closing Date or, in any such case, beginning on such day as such Acquired Company or its income shall be included in a Tax Return of SNH. The parties further agree that, to the extent permitted by applicable law, all federal, state or other Tax Returns (including Income Tax Returns and Other Tax Returns) and all Information Returns shall be filed consistently with this position; provided, however, that with respect to any Acquired Company that was taxed as a partnership for federal tax purposes, solely for purposes of determining the Taxable Period to which the Acquired Company's items of income, deduction, expense, loss, credit or other tax attributes are to be allocated, any Acquired Company that owns an interest in such Acquired Company shall be treated as selling or exchanging its entire interest in such Acquired Company immediately before the Closing and acquiring such interest at the beginning of the day immediately following the Closing Date, under the principles set forth in Treas. Reg. Sec. 1.1502-76(b)(2)(vi).

  (d) Straddle Period Taxes.

    (i) For purposes of this Agreement, pursuant to Sections 2(a)(ii)(B) and 2(c), federal Income Taxes for SNH and any Acquired Company will not be reported in any Straddle Period or allocated pursuant to this Section 2(d).

    (ii) For purposes of this Agreement, Taxes of an Acquired Company (other than federal Income Taxes) for any Straddle Period of an Acquired Company shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period in the following manner: (A) state and local Income Taxes shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period based on the actual liability for Income Taxes of the Acquired Company after closing the books of the Acquired Company at the close of business on the Closing Date in a manner consistent with the reporting of federal taxable income pursuant to Sections 2(a)(ii)(B) and 2(c), and further taking into account SNH's status as a "real estate investment trust" under the Code and the provisions of Section 856(i) of the Code, and other federal or state and local provisions concerning the Tax status of any SNH Party; and (B) Other Taxes shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period on the basis of the actual transactions, events or activities (including, if applicable, days elapsed) that give rise to or create liability for such Other Taxes, and based on the periods with respect to which any Other Taxes that are imposed for the privilege of doing business may relate.

    (iii) SNH shall pay to CLJ, within fourteen (14) days after receipt of an executed Straddle Period Tax Return that has been prepared and filed by or on behalf of CLJ pursuant to Section 2(a)(i), the excess of (A) any amount allocated to any Acquired Company for its Post-Closing Straddle Period (based on the amount of Tax shown on such Tax Return, allocated as provided in Section 2(d)(ii)) plus any amount allocated to all SNH Parties that are not Acquired Companies on such Tax Return over (B) the amount of any estimated taxes previously paid by or on behalf of any SNH Party after the Closing to the relevant Taxing Authority with respect to such Tax with respect to the applicable Taxable Period. CLJ shall pay to SNH, within fourteen (14) days after receipt of an executed Straddle Period Tax Return that has been prepared and filed by or on behalf of SNH pursuant to Section 2(a)(ii), the excess of (A) any amount allocated to any Acquired Company for the Pre-Closing Straddle Period (based on the amount of Tax shown on such Tax Return, allocated as provided in Section 2(d)(ii)) plus any amount allocated to all CLJ Parties on such Tax Return over (B) the amount of any estimated Taxes previously paid by or on behalf of any Pre-Closing Member or Pre-Closing Affiliate to the relevant Taxing Authority with respect to such Tax with respect to the applicable Taxable Period.

  (e) Payment of Taxes. CLJ shall pay (i) all Taxes (other than Host Marriott Taxes) shown to be due and payable on all Tax Returns filed by CLJ pursuant to
Section 2(a)(i) hereof (except for any Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period under Section 2(d)(ii) or to an SNH Party that is not an Acquired Company, which Taxes shall be paid by SNH or CSL in the manner set forth in Section 2(d)(iii)), (ii) all Taxes (other than Host Marriott Taxes) that shall thereafter become due and payable with respect to all Tax Returns filed pursuant to Section 2(a)(i) for the applicable Taxable Periods as a result of a Final Determination (except for any Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period under
Section 2(d)(ii) or to an SNH Party that is not an Acquired Company, which Taxes shall be paid by SNH or CSL in the manner set forth in Section 2(d)(iii)), (iii) all Taxes that are allocable to any Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii) in the manner set forth in
Section 2(d)(iii), and (iv) all Transfer Taxes for which CLJ is responsible under Section 9.6 of the Stock Purchase Agreement. SNH or CSL shall pay (i) all Taxes attributable to all Tax Returns filed by SNH or CSL pursuant to Section 2(a)(ii) hereof (except for any Taxes that are allocable to any Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii) or to any CLJ Party, which Taxes shall be paid by CLJ in the manner set forth in Section 2(d)(iii)), including without limitation (a) federal Income Taxes of the SNH Parties for the Acquired Companies' Post-Closing Taxable Period beginning on the first day immediately following the Closing Date as contemplated by Section 2(d)(i) and (b) all other Taxes of the SNH Parties for any of their Post-Closing Taxable Periods beginning on the first day immediately following the Closing Date, (ii) all Taxes that are allocable to any Acquired Company for its Post-Closing Straddle Period under Sections 2(d)(ii) in the manner set forth in Section 2(d)(iii), and (iii) all Transfer Taxes for which SNH is responsible under Section 9.6 of the Stock Purchase Agreement.

  (f) Amendments to Tax Returns. No Tax Returns or Information Returns for any Pre-Closing Taxable Period or Straddle Period of any Acquired Company filed by CLJ or SNH may be amended without the consent of CLJ and SNH, which in each case shall not be unreasonably withheld; provided, however, that (i) SNH shall not be considered unreasonable in withholding such consent if such amendment would result in an increase in a Tax liability for which the SNH Parties have responsibility under this Agreement or would cause a material risk that SNH shall fail to qualify as a "real estate investment trust" under the Code (unless CLJ agrees to pay the SNH Parties an amount equal to the amount of such increase or to indemnify the SNH Parties for such failure to qualify, in which case a failure to consent will be considered unreasonable), (ii) CLJ shall not be considered unreasonable in withholding such consent if such amendment would result in an increase in a Tax liability for which CLJ has responsibility under this Agreement (unless SNH or CSL agrees to pay CLJ an amount equal to the amount of such increase, in which case a failure to consent will be considered unreasonable), (iii) CLJ shall not be required to seek the consent of SNH if such amendment would not result in any adjustment to any Income Tax Attributes or Income Tax Credits, would not result in any increase in the Tax liability of any SNH Party for each Post-Closing Straddle Period and Post-Closing Taxable Period, and would not create any material risk that SNH shall fail to qualify as a "real estate investment trust" under the Code.

  (g) Refunds of Taxes.

    (i) CLJ shall be entitled to (a) any refund of Taxes and any Tax Benefits realized as a result of a Final Determination with respect to all Tax Returns filed by (or caused to be prepared and filed by) CLJ pursuant to
  Section 2(a)(i) (except that the SNH Parties shall be entitled to any refund of, or Tax Benefit related to, any Taxes that are allocable to any Acquired Company for its Post-Closing Straddle Period under Section 2(d)(ii) or to any SNH Party that is not an Acquired Company) and (b) any refund of, and any Tax Benefit related to, any Taxes that are allocable to an Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii). The SNH Parties shall be entitled to (a) any refund of Taxes and any Tax Benefit realized as a result of a Final Determination with respect to all Tax Returns filed by (or caused to be prepared and filed by) any SNH Party pursuant to Section 2(a)(ii) (except that CLJ shall be entitled to any refund of, or Tax Benefit related to, any Taxes that are allocable to an Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii) or to any CLJ Party) and (b) any refund of, and Tax Benefit related to, any Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period under Sections 2(d)(ii). Refunds attributable to a Tax Return shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period and among the parties to such Tax Return on a basis consistent with the method used to allocate the Tax liability for such Tax Return under this Agreement. Notwithstanding the above, if and to the extent any refund of Taxes or other Tax Benefit for any Pre-Closing Taxable Period is required to be paid to Host Marriott pursuant to the HM/CLJ Tax Sharing Agreement or otherwise, none of CLJ, SNH or CSL (nor any Affiliate of any of them) shall be entitled to such refund of Tax or Tax Benefit.

    (ii) If any CLJ Party receives a Tax refund or Tax Benefit to which any SNH Party is entitled pursuant to this Agreement, CLJ shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to SNH within fourteen (14) days of the receipt thereof.

    (iii) If any SNH Party receives a Tax refund or Tax Benefit to which any CLJ Party is entitled pursuant to this Agreement, CSL or SNH shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to CLJ within fourteen (14) days of the receipt thereof.

    (iv) Each party shall bear its own expenses with respect to the determination and receipt of any Tax refund or Tax Benefit under this
  Section 2(g). In the event any applicable Taxing Authority later seeks to recover or require the return of all or any portion of such a Tax refund, then for purposes of this Agreement (a) the resulting proceedings shall be treated as an effort by the applicable Taxing Authorities to collect Taxes with respect to the Taxable Period to which the Tax refund relates, (b) any such recovery or return shall be treated as the payment of additional Taxes with respect to the applicable Taxable Period, and (c) the responsibility of the parties shall be governed by the provisions of this Agreement that relate to Taxes for the applicable Taxable Period.

  (h) Carrybacks. None of SNH, CSL or CLJ shall file any carryback claim for federal Taxes or state, local or foreign Taxes in a Combined Jurisdiction for any SNH Party into a Pre-Closing Taxable Period without the prior written consent of CLJ and SNH.

  (i) Certain Distributions. The dividends or other distributions under Sections 5.8 and 6.3(i) of the Stock Purchase Agreement shall be treated by CLJ and SNH as "distributions" to CLJ for federal income tax purposes under Sections 301, 857(a)(2), and 857(d)(3) of the Code, and under Treasury Regulations 1.1502-13 and 1.1502-33. For federal (and, to the extent allowed under applicable law, state and local) income tax purposes, such dividends or other distributions shall not be treated by CLJ or SNH as part of the Purchase Price as defined under the Stock Purchase Agreement.

3. Indemnification.

  (a) By CLJ

    (i) Taxes. CLJ shall indemnify and hold every SNH Party harmless from and against any and all (A) Taxes attributable to all Tax Returns filed (or required to be filed or caused to be prepared and filed) by CLJ pursuant to
  Section 2(a)(i), other than (i) Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period or to SNH under Section 2(d),
  (ii) Transfer Taxes for which SNH is responsible pursuant to Section 9.6 of the Stock Purchase Agreement, and (iii) Taxes for which CLJ is entitled to indemnification under either the HM/CLJ Tax Sharing Agreement or the Forum/MI Tax Matters Agreement and has assigned to SNH its rights to such indemnification (whether pursuant to paragraph (d) of this section or otherwise), (B) Taxes attributable to or arising from the Transaction (other than Transfer Taxes for which SNH is responsible pursuant to Section
  9.6 of the Stock Purchase Agreement), and (C) Taxes that are allocable to any CLJ Party under Section 2(d) (other than Transfer Taxes for which SNH is responsible pursuant to Section 9.6 of the Stock Purchase Agreement).

    (ii) Member Liability. CLJ shall indemnify and hold every SNH Party harmless against each and every liability (a) under Treasury Regulation
  Section 1.1502-6 or any similar law, rule or regulation administered by any Taxing Authority, for Income Taxes of the Pre-Closing Group and any other Affiliated Group in which any Acquired Company has been a member at any time and (b) for Other Taxes of the Pre-Closing Group, Pre-Closing Members and Pre-Closing Affiliates, provided that CLJ shall not have any liability to any SNH Party under (a) or (b) for any Host Marriott Taxes or Taxes of MII or Services for which CLJ is entitled to indemnification under either the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement and has assigned to SNH its rights to such indemnification (whether pursuant to paragraph (d) of this section or otherwise).

  (b) By SNH and CSL. CSL and SNH shall jointly and severally indemnify and hold every CLJ Party harmless against (A) any and all Taxes attributable to all Tax Returns filed (or required to be filed or caused to be prepared and filed) by SNH pursuant to Section 2(a)(ii), other than Taxes that are allocable to any Acquired Company for its Pre-Closing Straddle Period or to a CLJ Party under
Section 2(d), (B) any Taxes that are allocable to any SNH Party under Section 2(d), and (C) Transfer Taxes for which SNH is responsible pursuant to Section
9.6 of the Stock Purchase Agreement.

  (c) Certain Reimbursements. SNH (or CLJ, as the case may be) shall notify CLJ (or SNH) of any Taxes paid by any SNH Party (or any CLJ Party) which are subject to indemnification under this Section 3. To the extent not otherwise provided in this Section 3, any notification contemplated by this Section 3(c) shall include a detailed calculation (including, if applicable, separate allocations of such Taxes between Pre-Closing Taxable Periods and Post-Closing Taxable Periods and Pre-Closing Straddle Periods and Post-Closing Straddle Periods and supporting work papers) and a brief explanation of the basis for indemnification hereunder. Whenever a notification described in this Section 3(c) is given, the notified party shall pay the amount requested in such notice to the notifying party in accordance with Section 4, but only to the extent that the notified party agrees with such request. To the extent the notified party disagrees with such request, it shall, within thirty (30) days, so notify the notifying party, whereupon the parties shall use their best efforts to resolve any such disagreement. Any payment made after such thirty-day period shall include interest at the Overdue Rate from the date such payment would have been made under Section 4 based upon the original notice given by the notifying party.

  (d) HM/CLJ Tax Sharing Agreement and Forum/MI Tax Matters Agreement. CLJ and CSL, on behalf of themselves and their Affiliates (i) represent that CLJ is a party to and entitled to the benefits of, the HM/CLJ Tax Sharing Agreement and is the assignee of Host Marriott and entitled to the benefits of the Forum Tax Matters Agreement; (ii) agree that, with respect to any Post-Closing Taxable Periods of an Acquired Company under this Agreement, CLJ (on behalf of itself and its Affiliates) hereby assigns to SNH its right, title and interest in the Forum Tax Matters Agreement and in the HM/CLJ Tax Sharing Agreement and the right to any and all payments for or with respect to any Host Marriott Taxes or any matter related to or arising out of the filing (or failure to file) of any Host Marriott Tax Return or otherwise related to the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement to the extent that such rights, obligations and payments relate to the Acquired Companies; (iii) agree that, with respect to Pre-Closing Taxable Periods of the Acquired Companies commencing after the Distribution Date, CLJ shall retain all rights and obligations under, and be entitled to any payments from Host Marriott, MII or Services arising from the HM/CLJ Tax Sharing Agreement or inuring to CLJ under the Forum Tax Matters Agreement; (iv) agree that, with respect to the Straddle Periods of the Acquired Companies, the rights and obligations under, and entitlement to payments from Host Marriott, MII or Services arising from the Host Marriott Tax Matters Agreement or inuring to CLJ under the Forum Tax Matters Agreement shall be allocated between CLJ and SNH in a manner consistent with the allocation and responsibility for the related Taxes with respect to such Straddle Periods under Section 2(d); (v) that with respect to the Pre-Closing Taxable Periods of the Acquired Companies, ending before, on, or including the Distribution Date, CLJ (on behalf of itself and its Affiliates) hereby assigns to SNH its right, title and interest in the Forum Tax Matters Agreement and in the HM/CLJ Tax Sharing Agreement and the right to any and all payments for or with respect to any Host Marriott Taxes or any matter related to or arising out of the filing (or failure to file) of any Host Marriott Tax Return or otherwise related to the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement; and (vi) agree that notwithstanding any other provision of this Agreement (but in any case preserving the tax representations and indemnifications therefor under the Stock Purchase Agreement as contemplated by Section 7), CLJ shall not in any event have any liability to any SNH Party for any Host Marriott Taxes or for Taxes of MII or Services, or for any matters related to or arising out of the filing (or failure to file) Host Marriott Tax Returns or the provision (or accuracy of) any Host Marriott Tax Information or Forum Tax Information, and that the sole recourse of the SNH Parties with respect to such matters shall be against Host Marriott, MII or Services as and to the extent provided in the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement. CLJ, SNH and CSL agree to cooperate in good faith in asserting their respective rights, as set forth in this paragraph, against Host Marriott, MII or Services under the HM/CLJ Tax Sharing Agreement and the Forum Tax Matters Agreement.

4. Method, Timing and Character of Payments Required by This Agreement.

  (a) Payment in Immediately Available Funds; Interest. All payments made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided herein, any payment not made within fourteen (14) days of when due shall thereafter bear interest at the Overdue Rate from the date such payment was due.

  (b) Characterization of Payments. Any payment (other than interest thereon) made hereunder by a CLJ Party to an SNH Party or by an SNH Party to CLJ shall be treated by all parties for Tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as a reimbursement and payment for the Tax liability to which such payment relates.

5. Tax Returns; Cooperation; Document Retention; Confidentiality.

  (a) Provision of Cooperation, Documents and Other Information. Upon the reasonable request of any party to this Agreement, the parties agree that, with respect to any matter directly related to any SNH Party or any CLJ Party, or any matter directly related to any Affiliate controlled by any SNH Party or any CLJ Party, they shall provide (and shall cause their Affiliates to provide) the requesting party, promptly upon request, with such cooperation and assistance, access to documents, and other information, without charge, as may reasonably be requested by such party in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit or other examination or any judicial or administrative proceeding involving Taxes or Tax Returns, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (i) the prompt provision (which shall be within fourteen (14) days after a request or, if not within such fourteen-day period, as soon as possible thereafter using all commercially reasonable efforts) of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations, with respect to Tax Returns which any party may be obligated to file (but for which the other party bears full or partial responsibility for Taxes) pursuant to Section 2(a); (iii) the prompt and timely filing of appropriate claims for refund; and (iv) the use of reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make reasonable efforts to make available its employees and facilities on a mutually convenient basis to facilitate such cooperation. Notwithstanding anything in this Section 5(a) to the contrary, CLJ shall not have any responsibility to provide any SNH Party any Host Marriott Tax Information (or Forum Tax Information), which information the SNH Parties shall seek directly from Host Marriott (or MII and Services) to the extent provided for in the HM/CLJ Tax Sharing Agreement (or in the Forum/MI Tax Matters Agreement), provided, however, that at the written request of an SNH Party, each CLJ Party agrees to cooperate in good faith with the SNH Parties in their effort to obtain such Host Marriott Tax Information (or Forum Tax Information) from Host Marriott (or MII and Services) pursuant to the terms of the Host Marriott Tax Matters Agreement (or the Forum/MI Tax Matters Agreement).

  (b) Retention of Books and Records. Each CLJ Party and each SNH Party shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations. The parties shall provide written notice of any intended destruction of the documents referred to in this subsection at least fourteen (14) days prior to the date of intended destruction. A party giving such a notification shall not dispose of any of the foregoing materials without first offering to transfer possession thereof to all notified parties. The parties agree that (i) SNH and CSL shall be deemed to own all Tax Returns and Information Returns relating to CSL and any Acquired Company, and all books, records, schedules, workpapers, and other documents relating thereto, and (ii) CLJ shall own all other Tax Returns and Information Returns, and the other related books, records, schedules, workpapers, and other documents relating thereto. Notwithstanding anything in this Section 5(b) to the contrary, none of the foregoing shall apply with respect to any Host Marriott Tax Information (or Forum Tax Information), and the exclusive rights of any SNH Party with respect to the Host Marriott Tax Information (or Forum Tax Information) shall be against Host Marriott (or MII and Services), provided, however, that at the written request of an SNH Party, CLJ agrees to cooperate in good faith with the SNH Parties in their effort to obtain such Host Marriott Tax Information from Host Marriott (or MII and Services) pursuant to the terms of the Host Marriott Tax Matters Agreement (or the Forum/MI Tax Matters Agreement).

  (c) Status and Other Information Regarding Audits and Litigation. Each party shall use reasonable best efforts to keep the other party advised, as to the status of Tax audits and litigation involving any issue relating to any Taxes, Tax Returns or Tax Benefits subject to indemnification under this Agreement. To the extent relating to any such issue, each party shall promptly furnish the other party copies of any inquiries or requests for information from any Taxing Authority or any other administrative, judicial or other governmental authority, as well as copies of any revenue agent's report or similar report, notice of proposed adjustment or notice of deficiency.

  (d) Confidentiality of Documents and Information. Except as required by law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their Representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

6. Contests and Audits.

  (a) Notification of Audits or Disputes. Upon the receipt by a party of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification by the other party hereunder, the party receiving notice shall notify the other party in writing within fourteen (14) days of the receipt of such notice. The failure of any party to make such notification to another party shall not affect in any respect the other party's right to indemnification hereunder unless, and only to the extent that, such other party can demonstrate that it was materially prejudiced by such failure.

  (b) Control and Settlement. Except as otherwise provided in this paragraph, each of SNH and CLJ shall have the right and obligation, at its own expense, to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to any Tax Return or Information Return that is filed by such party under
Section 2 (the "Filing Party"), and to employ counsel of its choice, at its own expense; provided, however, that, (a) with respect to such issues that may affect, directly or indirectly, the other party (the "Other Party") or an Affiliate thereof, the Filing Party (i) shall in good faith consult with the Other Party and counsel of the Other Party's choice as to the handling and disposition of such issues and (ii) shall not enter into any settlement that impacts, directly or indirectly, the Other Party or an Affiliate thereof without the prior written consent of the Other Party, which shall not be unreasonably withheld. The Other Party shall deliver to the Filing Party a written response to any written notification by the Filing Party of a proposed settlement within fourteen (14) days of the receipt by the other party of such notification. If the Other Party fails to so respond within such fourteen (14) day period, such Other Party shall be deemed to have consented to the proposed settlement. CLJ shall have no obligation with respect to any proceeding involving any Host Marriott Taxes or Host Marriott Tax Returns, except CLJ may elect to take control of any such proceeding (subject to the other provisions of this subparagraph (b)) to the extent (and only to the extent) that such proceeding involves Taxes for which CLJ is liable under this Agreement.

  (c) Delivery of Powers of Attorney and Other Documents. Each party shall execute and deliver to a Filing Party, promptly upon request, powers of attorney authorizing the Filing Party to extend statutes of limitations, receive refunds, negotiate settlements and take such other actions that are reasonably appropriate in the exercise of the Filing Party's control rights pursuant to Section 6(b), and any other documents reasonably necessary to effect the exercising of such control rights, consistent with the Other Party's rights of consultation and consent as set forth in Section 6(b).

7. Other Agreements. To the extent any provision in this Agreement conflicts with any provision of the Stock Purchase Agreement, the parties agree that the provisions of this Agreement shall govern, except (i) as contemplated in the provisions of this Agreement addressing Section 9.6 of the

Stock Purchase Agreement, and (ii) the provisions of this Agreement shall not affect the Tax representations and rights resulting from the breach thereof contained in the Stock Purchase Agreement (with the understanding that any amounts actually paid, reimbursed, or indemnified for under this Agreement shall not be the subject of indemnification under the Stock Purchase Agreement to the extent there would be a duplication).

8. Miscellaneous.

  (a) Effectiveness. This Agreement shall have no force or effect if the Transaction does not occur. If the Transaction occurs, this Agreement shall be effective from and after the Closing Date and shall survive until the expiration of any applicable statute of limitations (including any waivers and extensions thereof).

  (b) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement terminates and supercedes any and all other sharing or allocation agreements with respect to Taxes in effect at the time of the Transaction that relate to the Pre-Closing Group and the Acquired Companies, but (i) shall not affect any such agreement to the extent applicable only among CLJ Parties, (ii) shall not affect the HM/CLJ Tax Sharing Agreement or the Forum/MI Tax Matters Agreement (which shall remain in effect, except that the rights and responsibilities of CLJ and CSL under the HM/CLJ Tax Sharing Agreement and the Forum/MI Tax Matters Agreement shall be allocated between CLJ and CSL as contemplated by this Agreement), and (iii) shall not affect the tax representations and indemnifications therefor under the Stock Purchase Agreement.

  (c) Guarantees of Performance. CLJ hereby guarantees the complete and prompt performance by each CLJ Party, of all of their obligations and undertakings pursuant to this Agreement. CSL and SNH hereby jointly and severally guarantee the complete and prompt performance by each other and by each SNH Party, of all of their obligations and undertakings pursuant to this Agreement.

  (d) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

  (e) Indulgences, etc. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

  (g) Notices. All notices, requests, demands and other communications required or permitted under this Agreement that are routine in nature shall be made in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the designated representative of the tax department of each party and confirmed by a way thereof directed to the general counsel of each party.

  (h) Modification or Amendment. This Agreement may be amended at any time by written agreement executed and delivered by duly authorized officers of SNH, CSL and CLJ.

  (i) Successors and Assigns. A party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving any party.

  (j) No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

  (k) Other Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  (l) Predecessors and Successors. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation, partnership, limited liability company, business trust, Affiliated Group, member of an Affiliated Group or other entity shall also include any predecessors or successors thereto, by operation of law or otherwise.

  (m) Tax Elections. Except as provided in Section 6(b) or this paragraph, (i) nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Pre-Closing Group (including the election with respect to the calculation of earnings and profits under Code
Section 1552 and the regulations thereunder), and (ii) CLJ shall continue to have discretion, reasonably exercised, to make any and all elections with respect to all members of the Pre-Closing Group for all of the Acquired Companies' Pre-Closing Taxable Periods or other Tax Periods for which it is obligated to file Tax Returns or Information Returns under Section 2(a)(i). Notwithstanding anything to the contrary in this Agreement, (i) CLJ agrees that it shall consult with SNH regarding, and shall obtain SNH's written consent (which shall not be unreasonably withheld) with respect to, all accounting methods adopted or used (including without limitation with respect to useful lives) in connection with any property of any Acquired Company, that is placed in service in 2001 or 2002 (and before the Closing Date), (ii) CLJ agrees to provide to SNH, not later than January 30, 2002 (or, if later, 30 days following the Closing Date), a report detailing all property of any Acquired Company placed in service in 2001 or 2002 (and before the Closing Date) (based on the information reasonably available to CLJ at the time such report is prepared), and the accounting methods proposed to be adopted or used with respect to such property, and to provide an update of such report not later than the last business day of every month thereafter, and to provide a final report, not later than six months following the Closing Date (the "Final Report"), detailing all property of the Acquired Companies that is placed in service in 2001 or 2002 (and before the Closing Date) and the accounting methods proposed to be adopted or used with respect to such property. If SNH does not respond in writing to the Final Report within twenty-one (21) days of receipt of such Final Report by SNH, SNH shall be deemed to have consented to the proposed accounting methods contained in the Final Report.

  (n) Injunctions. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches hereto and to enforce specifically the terms and provisions hereof in any court having jurisdiction; such remedy shall be in addition to any other remedy available at law or in equity.

  (o) Further Assurances. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

  (p) Setoff. All payments to be made by any party under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

  (q) Costs and Expenses. Unless otherwise specifically provided herein, each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

  (r) Rules of Construction. Any ambiguities shall be resolved without regard to which party drafted the Agreement.

  (s) SNH Limitation of Liability. The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year above written.

                                          CRESTLINE CAPITAL CORPORATION AND
                                          SUBSIDIARIES AND AFFILIATES

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          CSL GROUP, INC.
                                          AND SUBSIDIARIES AND AFFILIATES

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          SENIOR HOUSING PROPERTIES TRUST

                                          By: _________________________________

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                                                       EXHIBIT E

  The Master Lease, Consent to Sublease and Agreement, Membership Interest Pledge and Security Agreement, and Pledge and Security Agreement-Demand Note (Collateral Assignment of Demand Note, all dated as of April 30, 1999 will be amended as necessary, effective the Closing Date, to provide that:

    1. The minimum tangible net worth (as defined in the Membership Interest Pledge and Security Agreement but amended to include, as an asset, the unamortized portion of the cash purchase price paid by CLJ for hotel management contracts then held by CLJ) of CLJ shall be not less than $30,000,000 ("Minimum Net Worth"); and

    2. HPT consents to a reorganization, merger or sale of assets affecting CLJ, in which the resulting or surviving entity or purchaser A) is organized under the laws of and has its principal place of business in, a state of the United States or the District of Columbia, B) has a tangible net worth of not less than the Minimum Net Worth, C) is an experienced asset manager of hotel properties, D) is not a real estate investment trust or controlled by a real estate investment trust and E) is not controlled by convicted felons.

    3. In the event of any reorganization, merger or sale of assets affecting CLJ, where the conditions set forth in Section 2 have not been met, then the modification set forth in Section 1 shall terminate (except that the definition of minimum tangible net worth shall continue to include, as an asset, the unamortized portion of the cash purchase price paid by CLJ for hotel management contracts then held by CLJ).

                                                                        ANNEX B
                                          (DEUTSCHE BANK LOGO)

                                          Deutsche Bank AG New York
                                          31 West 52nd Street
                                          New York NY 10019

                                          Tel 212 469 8000

                                                                 August 8, 2001

Board of Directors
Crestline Capital Corporation
6600 Rockledge Drive
Bethesda, MD 20817

Lady and Gentlemen:

  Deutsche Banc Alex. Brown Inc. ("DBAB") has acted as financial advisor to Crestline Capital Corporation ("Client"), a Maryland corporation, in connection with the sale by Client of all of the stock of CSL Group, Inc., an Indiana corporation, CCC Boynton Beach, Inc., a Delaware corporation, and CCC Senior Living Corporation, a Delaware corporation, (CSL Group, CCC Boynton Beach and CCC Senior Living together, "CSL"), each of which is a wholly-owned subsidiary of Client, to SNH/CSL Properties Trust ("Acq. Sub"), a Maryland real estate investment trust and a wholly-owned subsidiary of Senior Housing Properties Trust ("SNH"), a Maryland real estate investment trust, pursuant to the Stock Purchase Agreement, dated as of August 9, 2001, among SNH, Acq. Sub, Client and CSL (the "Purchase Agreement"). The Purchase Agreement provides, among other things, for the payment by Acq. Sub to Client of $575 million in cash and a note of SNH in a principal amount of $25 million (the "Seller Note") (the cash and the Seller Note together, the "Consideration") less the aggregate indebtedness of CSL as of the Closing Date in exchange for all of the issued and outstanding capital stock of CSL (the "Transaction"). The terms and conditions of the transaction are more fully set forth in the Purchase Agreement.

  You have requested DBAB's opinion, as investment bankers, as to the fairness, from a financial point of view, to Client of the Consideration to be received in the Transaction.

  In connection with DBAB's role as financial advisor to Client, and in arriving at its opinion, DBAB has reviewed certain publicly available financial and other information concerning CSL and Client and certain internal analyses and other information furnished to it by CSL and Client. DBAB has also held discussions with members of the senior management of Client regarding the businesses and prospects of Client and CSL. In addition, DBAB has (i) reviewed the reported prices and trading activity for Client Common Stock, (ii) compared certain financial and stock market information for Client with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent acquisition transactions which it deemed comparable in whole or in part, (iv) reviewed the terms of the Purchase Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

  DBAB has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning CSL or Client, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion, and, accordingly, for purposes of its opinion DBAB has assumed and relied upon the accuracy and completeness of all such information. In addition, DBAB has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Client. With respect to the financial forecasts and projections made available to DBAB and used in its analyses, DBAB has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Client as to the matters covered thereby. In rendering its opinion, DBAB expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. DBAB's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

  For purposes of rendering its opinion, DBAB has assumed that, in all respects material to its analysis, the representations and warranties of Client, CSL, SNH and Acq. Sub contained in the Purchase Agreement are true and correct and will be true and correct on the Closing Date; that Client, CSL, SNH and Acq. Sub will each perform all of the covenants and agreements to be performed by it under the Purchase Agreement; and that all conditions to the obligations of each of Client, CSL, SNH and Acq. Sub to consummate the Transaction will be satisfied without any waiver thereof. DBAB has assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Client, CSL, SNH or Acq. Sub is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Client, CSL, SNH or Acq. Sub or materially reduce the contemplated benefits of the Transaction to Client.

  This opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Client of the Consideration to be received by Client in the Transaction, and DBAB expresses no opinion as to the merits of the underlying decision by Client to engage in the Transaction.

  DBAB will be paid a fee for its services as financial advisor to Client in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and commercial banking (including extension of credit) to Client or its affiliates for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Client and SNH for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

  Based upon and subject to the foregoing, it is DBAB's opinion as investment bankers that the Consideration to be received by Client in the Transaction is fair, from a financial point of view, to Client.

                                          Very truly yours,

                                          Deutsche Banc Alex. Brown Inc.

[FORM OF PROXY]

                          CRESTLINE CAPITAL CORPORATION

                                     PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        ON JANUARY [__], 2002, 10:00 A.M.

     The undersigned stockholder of Crestline Capital Corporation, a Maryland corporation (the "company"), hereby constitutes and appoints Bruce D. Wardinski and Tracy M. J. Colden, and each of them, as proxies (the "Proxy Holders") for the undersigned, with full power of substitution in each, to attend the special meeting of Stockholders of the company to be held at the Holiday Inn on the Hill in Washington, D.C. on January [__], 2002 at 10:00 a.m., local time, and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting.

     When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposal set forth in the paragraph on the reverse side hereof. Stockholders who plan to attend the special meeting may revoke their proxy by attending and casting their vote at the special meeting in person.

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.

(change of address)


------------------------------

------------------------------

------------------------------

------------------------------

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CRESTLINE CAPITAL CORPORATION
[ insert address of proxy solicitor, if appropriate]

                             DETACH PROXY CARD HERE

                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" the Proposal set forth in the paragraph below. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such proxy will be voted "FOR" the proposal.

          Approval of the sale of by Crestline of the senior living business on substantially the terms and conditions set forth in the Stock Purchase Agreement, dated August 9, 2001 between Crestline, its wholly owned subsidiary, CSL Group, Inc., Senior Housing Properties Trust, a Maryland real estate investment trust, and SNH/CSL Properties Trust, a Maryland real estate investment; and

                     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]



The proposal is fully explained in the enclosed Notice of Special Meeting of Stockholders and proxy statement. To vote your proxy please mark by placing an "X" in the appropriate box, sign and date the Proxy.

                     I will attend the special meeting. [ ]

NOTE: Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

Dated:                                  , 2001
       ---------------------------------


--------------------------------------------
SIGNATURE


--------------------------------------------
SIGNATURE IF HELD JOINTLY

(Please sign, date and return this proxy card in the enclosed envelope.)


Votes MUST be indicated (x) in black or blue ink. [X]